                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Global Sports, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         Not Applicable
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         Not Applicable
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         Purchase Price of $17,160,000 comprised of cash ($13,200,000) and assumption of liabilities ($3,960,000)
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         $17,160,000
     -------------------------------------------------------------------------


     (5) Total fee paid:

         $3,432
     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                                                    May 5, 2000

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Global Sports, Inc. which will be held on Thursday, May 25, 2000 at 10:00 a.m. (Philadelphia Time) at the Downtown Club, 620 Chestnut Street, Philadelphia, PA 19106. The official notice of the Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

  At the meeting, shareholders of Global are being asked to elect seven directors of Global, to approve the sale of Global's Off-Price and Action Sports Division, to approve indemnification agreements to be entered into with Global's directors and certain of its officers, to approve Global's 2000 Employee Stock Purchase Plan, to increase the number of shares issuable under Global's Equity Incentive Plan and to act upon such other business as may properly come before the meeting.

  The Board of Directors has considered and approved the sale of the Off-Price and Action Sports Division, the Indemnification Agreements, the 2000 Employee Stock Purchase Plan and the amendment to the Equity Incentive Plan and has determined that they are fair to and in the best interests of the Company and its shareholders. The Board of Directors unanimously recommends that you vote for approval of the Acquisition Agreement, as amended, and the sale of the Off-Price and Action Sports Division, for approval of the Indemnification Agreements, for approval of Global's 2000 Employee Stock Purchase Plan. and for approval of the amendment to the Equity Incentive Plan. Because each member of the Board of Directors will be a party to and, as such, a beneficiary of the rights contained in the Indemnification Agreements, there is an inherent conflict of interest in the Board's recommending the Indemnification Agreements. Nonetheless, for the reasons set forth in the accompanying Proxy Statement, the Board of Directors unanimously recommends that you vote for approval of the Indemnification Agreements.

  Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                          Sincerely,

                                          /s/ Michael G. Rubin
                                          Chairman of the Board and
                                          Chief Executive Officer

1075 First Avenue, King of Prussia, PA 19406                     (610) 265-3229

                              Global Sports, Inc.
                               1075 First Avenue
                           King of Prussia, PA 19406

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held May 25, 2000

                               ----------------

TO OUR SHAREHOLDERS:

  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Global Sports, Inc. ("Global") will be held on Thursday, May 25, 2000, at 10:00 a.m. (Philadelphia Time), at the Downtown Club, 620 Chestnut Street, Philadelphia, PA 19106, for the following purposes:

   1. To elect seven directors named herein to serve for terms described in the accompanying Proxy Statement and until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement;

   2. To approve (i) the Acquisition Agreement, dated September 24, 1999, as amended, among Global, Gen-X Acquisition (U.S.), Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, Inc., James J. Salter and Kenneth J. Finkelstein (a copy of the Acquisition Agreement, without all exhibits, is attached as Appendix A to the accompanying Proxy Statement and a complete copy of the Acquisition Agreement can be obtained by accessing Global's Form 10-Q/A for the period ended September 30, 1999, filed March 22, 2000), relating to the sale of Global's Off-Price and Action Sports Division, including the sale of all of the issued and outstanding capital stock of Global's wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc., and (ii) the sale of Global's Off-Price and Action Sports Division;

   3. To approve Indemnification Agreements to be entered into with Global's directors and certain of its officers (a copy of the form of Indemnification Agreements is attached as Appendix C to the accompanying Proxy Statement);

   4. To approve Global's 2000 Employee Stock Purchase Plan (a copy of the 2000 Employee Stock Purchase Plan is attached as Appendix D);

   5. To approve an amendment to Global's 1996 Equity Incentive Plan to increase the number of shares of Global Common Stock issuable thereunder from 3,000,000 shares to 4,500,000 shares; and,

   6. To act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

  The Board of Directors is not aware of any other business to come before the Annual Meeting.

  The Board of Directors has fixed March 30, 2000 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Arthur H. Miller
                                          Secretary

King of Prussia, Pennsylvania
May 5, 2000

                              Global Sports, Inc.
                               1075 First Avenue
                           King of Prussia, PA 19406

                                PROXY STATEMENT

  The accompanying Proxy is solicited by and on behalf of the Board of Directors of Global Sports, Inc. ("Global" or the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 25, 2000, at 10:00 a.m. (Philadelphia Time), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponement or adjournment thereof. The Annual Meeting will be held at the Downtown Club, 620 Chestnut Street, Philadelphia, PA 19106. This Proxy Statement, the Notice of Annual Meeting and the Proxy are first being mailed to shareholders on or about May 5, 2000. Unless the context requires otherwise, references to "Global," the "Company," "we," "us" or "our" refer to Global and its subsidiaries.

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or fax by directors, officers or employees of Global without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of Global's Common Stock, Global will pay the reasonable expenses incurred by such record holders for mailing proxy materials to any beneficial owners of the Common Stock.

Record Date and Quorum

  Only shareholders of record at the close of business on March 30, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 18,564,780 shares of Common Stock issued and outstanding and 8,000 shares of Series A Preferred Stock issued and outstanding. Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The shares of Series A Preferred Stock outstanding have no voting rights with respect to any matter which may be brought before the Annual Meeting.

  In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of Global's Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting including abstentions and broker non-votes will be counted in determining whether a quorum is present.

Voting of Shares

  A Proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed Proxy will be voted in accordance with the instructions indicated by the shareholders. If no instructions to the contrary are indicated, the persons named in the enclosed Proxy will vote all shares of Common Stock represented by such Proxy:

  (i)   FOR election of all nominees for director hereinafter named;

  (ii) FOR approval of (A) the Acquisition Agreement, dated September 24, 1999, as amended, among Gen-X Acquisition (U.S.), Inc. and Gen-X Acquisition (Canada) Inc. (collectively, the "Purchaser"), DMJ Financial, Inc. ("DMJ Financial"), James J. Salter, Kenneth J. Finkelstein and Global (the "Acquisition Agreement"), relating to the sale of Global's Off-Price and Action Sports Division, including the sale of all of the issued and outstanding capital stock of Global's wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc., and (B) the sale of Global's Off-Price and Action Sports Division;

  (iii)   FOR approval of the Indemnification Agreements;

  (iv)   FOR approval of Global's 2000 Employee Stock Purchase Plan;

  (v)   FOR approval of the amendment to Global's 1996 Equity Incentive Plan;
        and

  (vi) in the discretion of the persons named in the enclosed Proxy as to any other matter that may properly come before the Annual Meeting.

  The election of directors will be determined by a plurality vote. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required to approve the Acquisition Agreement and the sale of the Off-Price and Action Sports Division. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required to approve the Indemnification Agreements, to approve the 2000 Employee Stock Purchase Plan and to approve the amendment to the 1996 Equity Incentive Plan. An abstention, withholding of authority to vote or broker non-vote on any proposal, other than the election of directors, will have the same legal effect as an "against" vote.

  As of the Record Date, directors and executive officers of Global, and their affiliates, owned in the aggregate issued and outstanding shares of Global Common Stock representing approximately 77.5% of the shares of Global Common Stock issued and outstanding as of the Record Date. Michael G. Rubin, Chairman and Chief Executive Officer of Global, and certain affiliates of SOFTBANK America Inc. (collectively, "SOFTBANK"), who beneficially owned shares of Global Common Stock representing approximately 43.2% and 33.2%, respectively, of the shares of Global Common Stock issued and outstanding as of the Record Date, have indicated that they intend to vote for approval of the Acquisition Agreement and the sale of the Off-Price and Action Sports Division, for approval of the Indemnification Agreements, for approval of the 2000 Employee Stock Purchase Plan and for approval of the amendment to the 1996 Equity Incentive Plan. If Mr. Rubin and SOFTBANK vote together, they will control the outcome of each of these proposals being submitted to the shareholders at the Annual Meeting.

Revocation of Proxies

  Sending in a signed Proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the Proxy is revocable. Any shareholder giving a Proxy has the power to revoke it by delivering a later dated Proxy or giving written notice to the Secretary of Global at any time before the Proxy is exercised. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.

Change in Fiscal Year End

  Beginning with the fiscal year commencing January 1, 1999, Global operates on a 52-53 week year so that each fiscal year end is the Saturday closest to December 31. As used in this Proxy Statement, "fiscal 1995", "fiscal 1996", "fiscal 1997", "fiscal 1998", "fiscal 1999" and "fiscal 2000" refer to Global's fiscal years ended or ending December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998, January 1, 2000 and December 30, 2001, respectively.

Partners

  Although we refer to the traditional sporting goods retailers, general merchandiser, Internet companies and media companies for which we develop and operate e-commerce sporting goods businesses as our "partners," we do not act as an agent or legal representative for any of our partners. We do not have the power or authority to legally bind any of our partners. Similarly, our partners do not have the power or authority to legally bind us. In addition, we do not have the types of liabilities for our partners that a general partner of a partnership would have. Our current partners include BlueLight.com, Dunham's Sports, Healtheon/WebMD, MC Sports, Oshman's Sporting Goods, Sports Chalet, The Athlete's Foot and The Sports Authority.

                          FORWARD-LOOKING STATEMENTS

  This Proxy Statement contains certain "forward-looking" statements, including, among others, the statements regarding the ability to consummate the sale of the Off-Price and Action Sports Division, industry conditions and prospects and Global's future operating results. Without limiting the foregoing, words such as "anticipates", "believes", "expects", "intends", "plans" and similar expressions are intended to identify "forward-looking" statements. All of these "forward-looking" statements are inherently uncertain, and shareholders must recognize that actual events could cause actual results to differ materially from management's expectations. Key risk factors that could, in particular, have an adverse impact on the Company's ability to effect the sale of the Off-Price and Action Sports Division on a timely basis include satisfaction or waiver of all closing conditions.

                                 RISK FACTORS

Risks Related to the Sale of the Off-Price and Action Sports Division

Upon consummation of the sale of the Off-Price and Action Sports Division, Global will have sold the two divisions which, until the fourth quarter of 1999, accounted for 100% of Global's revenues.

  On December 29, 1999, Global consummated the sale of its Branded Division, through which Global designed, marketed and distributed two footwear products, the "RYKA" brand and the "Yukon" brand. Until the fourth quarter of 1999, when Global launched the websites it operates for certain sporting goods retailers, 100% of Global's revenues had been generated by the Branded Division and the Off-Price and Action Sports Division. Upon consummation of the sale of the Off-Price and Action Sports Division, 100% of Global's revenues will be generated through its e-Commerce business. To date, Global's e-Commerce business has generated limited revenues while incurring substantial expenses for its development. If Global is not successful implementing and operating its e-Commerce business, it will have a material adverse effect on Global's business, results of operations and financial condition.

The Company recognized a loss on the sale of its Branded Division and expects to recognize a loss on the sale of its Off-Price and Action Sports Division.

  Management initially expected to recognize a gain on the sale of its Branded Division and Off-Price and Action Sports Division. On December 29, 1999, the Company sold substantially all of the assets of its Branded Division, other than accounts receivable of approximately $6.6 million, for a cash payment of approximately $10.4 million, resulting in a loss of approximately $12.1 million. The proceeds from the sale of the Branded Division were substantially lower than initially expected because the division continued to accrue losses until its sale which occurred later than anticipated. During the first quarter of fiscal 2000, the Company amended the terms of the Acquisition Agreement to reduce the purchase price for the Off-Price and Action Sports Division as a result of more of the purchase price being paid in cash. As a result, management estimates that it will recognize a loss on disposition of discontinued operations of approximately $17.3 million.

Certain conditions may prevent the closing of the sale of the Off-Price and Action Sports Division.

  There are several conditions precedent to the closing of the sale of the Off-Price and Action Sports Division, including, but not limited to the truthfulness of the parties' representations and warranties, satisfaction of the parties' obligations to be satisfied on or before the closing and the absence of proceedings, judgments and laws that prohibit the sale of the Off-Price and Action Sports Division. Even if the sale is approved by the shareholders, there can be no assurance that all of the other conditions will be met or waived by the parties. In such event, the sale of the Off-Price and Action Sports Division would not be completed and Global would be forced to either search for another prospective purchaser or to continue to operate the Off-Price and Action Sports Division. Searching for another prospective purchaser could be costly and time consuming and there is no guarantee that Global would find another prospective purchaser to acquire the Off-Price and Action Sports Division on terms acceptable to Global. If Global is required to continue to operate the Off-Price and Action Sports Division and Global's senior management might be prevented from focusing exclusively on its e-Commerce business, Global's capital resources may not be sufficient to fund the e-Commerce business while maintaining and growing the Off-Price and Action Sports Division, which business might create a conflict of interest with Global's e-Commerce business. For a more complete description of such conditions and such potential conflict, see "Proposal 2 -Approval of the Acquisition Agreement and the Sale of the Off-Price and Action Sports Division--Terms of Acquisition Agreement" and "Background and Reasons for the Sale" and the Acquisition Agreement included with this Proxy Statement as Appendix A.

The Purchaser is controlled by a group led by the Chief Executive Officer and the President and Chief Financial Officer of the Off-Price and Action Sports Division.

  The Purchaser of the Off-Price and Action Sports Division is controlled by a group led by James J. Salter, who is currently the Chief Executive Officer of the Off-Price and Action Sports Division, and Kenneth J. Finkelstein, who is the President and Chief Financial Officer of the Off-Price and Action Sports Division. The duties owed by Messrs. Salter and Finkelstein to Global's shareholders conflict with their desire to pay Global the lowest possible purchase price for the Off-Price and Action Sports Division.

Global shareholders are not entitled to appraisal rights in connection with the sale of the Off-Price and Action Sports Division.

  Under Delaware law, Global shareholders are not entitled to appraisal rights for their shares of Global Common Stock in connection with the sale of the Off-Price and Action Sports Division or to any similar rights under Delaware law.

Risks Particular to Global

Our future success cannot be predicted based upon our limited e-commerce operating history.

  Although we commenced operations in 1987, we did not initiate our e-commerce business until the first quarter of 1999 and did not begin operating the e-commerce sporting goods businesses of our partners until the fourth quarter of 1999. Prior to the fourth quarter of 1999, when we launched the e-commerce sporting goods business we operate for our partners, 100% of our revenues had been generated by our discontinued operations. Upon completion of the sale of discontinued operations, 100% of our revenues will be generated through our e-commerce business. Based on our limited experience with our e-commerce business, it is difficult to predict whether we will be successful. Thus, our chances of financial and operational success should be evaluated in light of the risks, uncertainties, expenses, delays and difficulties associated with operating a business in a relatively new and unproven market, many of which may be beyond our control. Our failure to address these issues could have a material adverse effect on our business, results of operations and financial condition.

We expect significant increases in our operating expenses and continuing losses.

  We incurred substantial losses for fiscal 1999 and, as of January 1, 2000 we had an accumulated deficit of $43.1 million. We have not achieved profitability from our continuing operations. We may not obtain enough customer traffic or a high enough volume of purchases from our partners' e-commerce sporting goods businesses to generate sufficient revenues to achieve profitability. We believe that we will continue to incur operating and net losses for the next few years. We believe that our losses in fiscal 2000 will be significantly greater than our losses in fiscal 1999. There can be no assurances that we will be able to reverse these accelerating losses. We intend to increase our operating expenses substantially as we:

  . enhance and expand our third-party distribution and order fulfillment capabilities or develop our own;

  . improve our order processing systems and capabilities by transitioning order processing from our current third-party provider to in-house;

  . develop enhanced technologies and features to improve our partners' e-commerce sporting goods businesses;

  . expand our customer service capabilities to better serve our customers' needs;

  . increase our general and administrative functions to support our growing operations; and

  .  increase our sales and marketing activities.

  Because we will incur many of these expenses before we receive any revenues from our efforts, our losses will be greater than the losses we would incur if we developed our business more slowly. In addition, we may find that these efforts are more expensive than we currently anticipate, which would further increase our losses. Also, the timing of these expenses may contribute to fluctuations in our quarterly operating results.

Our success is tied to the success of the sporting goods industry and our partners for which we operate e-commerce sporting goods businesses.

  Our future success is substantially dependent upon the success of the sporting goods industry and our partners for which we operate e-commerce sporting goods businesses. From time to time, the sporting goods industry has experienced downturns. Any downturn in the sporting goods industry could adversely affect our business. In addition, if our partners were to have financial difficulties or seek protection from their creditors, or if we are unable to replace our partners or obtain new partners, it could adversely affect our business, financial condition and results of operations.

We enter into long-term contracts with our partners. If we do not maintain good working relationships with our partners or perform as required under these agreements it could adversely affect our business.

  We enter into contracts with our partners with terms ranging from five to 15 years. These agreements establish new and complex relationships between our partners and us. We spend a significant amount of time and effort to maintain our relationships with our partners and address the issues that from time to time may arise from these new and complex relationships. If we do not maintain a good working relationship with our partners or perform as required under these agreements, our partners could seek to terminate the agreements prior to the end of the term or they could decide not to renew the contracts at the end of the term. This could adversely affect our business, financial condition and results of operations. Moreover, our partners could decide not to renew these contracts for reasons not related to our performance.

  Although we refer to the traditional sporting goods retailers, general merchandisers, Internet companies and media companies for which we develop and operate e-commerce sporting goods businesses as our "partners," we do not act as an agent or legal representative for any of our partners. We do not have the power or authority to legally bind any of our partners. Similarly, our partners do not have the power or authority to legally bind us. In addition, we do not have the types of liabilities for our partners that a general partner of a partnership would have. Our current partners include The Athlete's Foot, BlueLight.com, Dunham's Sports, Healtheon/WebMD, MC Sports, Oshman's Sporting Goods, Sport Chalet and The Sports Authority.

Our operating results are difficult to predict. If we fail to meet the expectations of public market analysts and investors, the market price of our common stock may decline significantly.

  Our annual and quarterly operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Because our operating results may be volatile and difficult to predict, quarter-to-quarter comparisons of our operating results may not be a good indication of our future performance. In some future quarter our operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may decline significantly.

  Factors that may harm our business or cause our operating results to fluctuate include the following:

  .  our inability to retain existing partners or to obtain new partners;

  . our inability to obtain new customers at a reasonable cost, retain existing customers or encourage repeat purchases;

  . decreases in the number of visitors to the e-commerce sporting goods businesses operated by us or the inability to convert these visitors into customers;

  . our failure to offer an appealing mix of sporting goods, apparel, footwear and other products;

  . our inability to adequately maintain, upgrade and develop our partners' Web sites, the systems used to process customers' orders and payments or our computer network;

  . the ability of our competitors to offer new or superior e-commerce sporting goods businesses, services or products;

  .  price competition that results in lower profit margins or losses;

  . our inability to obtain specific products and brands or unwillingness of vendors to sell their products to us;

  . unanticipated fluctuations in the amount of consumer spending on sporting goods and related products, which tend to be discretionary spending items;

  .  increases in the cost of Internet or other advertising;

  . increases in the amount and timing of operating costs and capital expenditures relating to expansion of our operations;

  . unexpected increases in shipping costs or delivery times, particularly during the holiday season;

  . technical difficulties, system security breaches, system downtime or Internet slowdowns;

  .  seasonality;

  .  our inability to manage inventory levels or control inventory theft;

  . our inability to manage distribution operations or provide adequate levels of customer service;

  .  an increase in the level of our product returns;

  .  government regulations related to use of the Internet for commerce; and

  . unfavorable economic conditions specific to the Internet, e-commerce or the sporting goods industry.

Seasonal fluctuations in the sales of sporting goods could cause wide fluctuations in our quarterly results.

  We expect to experience seasonal fluctuations in our revenues. These seasonal patterns will cause quarterly fluctuations in our operating results. In particular, we expect that our fourth fiscal quarter will account for a large percentage of our total annual sales. In anticipation of increased sales activity during our fourth fiscal quarter, we may hire a significant number of temporary employees to bolster our permanent staff and significantly increase our inventory levels. For this reason, if our revenues were below seasonal expectations during the fourth fiscal quarter, our annual operating results could be below the expectations of securities analysts and investors.

  Due to the limited operating history of our e-commerce business, it is difficult to predict the seasonal pattern of our sales and the impact of this seasonality on our business and financial results. In the future, our seasonal sales patterns may become more pronounced, may strain our personnel, product distribution and shipment activities and may cause a shortfall in revenues as compared to expenses in a given period.


We have been unable to fund our e-commerce operations with the cash generated from our business. If we do not generate cash sufficient to fund our operations, we may need additional financing to continue our growth or our growth may be limited.

  Because we have not generated sufficient cash from operations to date, we have funded our e-commerce operations primarily from the sale of equity securities. Cash from revenues must increase significantly for us to fund anticipated operating expenses internally. If our cash flows are insufficient to fund these expenses, we may need to fund our growth through additional debt or equity financings or reduce costs. Further, we may not be able to obtain financing on satisfactory terms. Our inability to finance our growth, either internally or externally, may limit our growth potential and our ability to execute our business strategy. If we issue securities to raise capital, our existing stockholders may experience additional dilution or the new securities may have rights senior to those of our common stock.

We must develop and maintain relationships with key brand manufacturers to obtain a sufficient assortment and quantity of quality merchandise on acceptable commercial terms. If we are unable to do so, it could adversely affect our business, results of operation and financial condition.

  We primarily purchase the products we offer directly from the manufacturers of the products. If we are unable to develop and maintain relationships with these manufacturers, we may be unable to obtain or continue to carry a sufficient assortment and quantity of quality merchandise on acceptable commercial terms and our business could be adversely impacted. We do not have written contracts with most of our manufacturers. Manufacturers could stop selling products to us and may ask us to remove their products or logos from our partners' Web sites. In some circumstances, our partners purchase products directly from manufacturers for sale on their Web sites. If we or our partners are unable to obtain products directly from manufacturers, especially popular brand manufacturers, we may not be able to obtain the same or comparable merchandise in a timely manner or on acceptable commercial terms. We currently do not offer some popular brands of sporting goods, such as Nike. There can be no assurance that we will be able to offer these brands in the future. If we are unable to offer a sufficient assortment and quantity of quality products at acceptable prices, we may lose sales and market share.

Capacity constraints or system failures could materially and adversely affect our business, results of operations and financial condition.

  Any system failure, including network, software or hardware failure, that causes interruption of the availability of our partners' Web sites could result in decreased usage of these Web sites. If these failures are sustained or repeated, they could reduce the attractiveness of our partners' Web sites to customers, vendors and advertisers. Our operations are subject to damage or interruption from:

  .  fire, flood, earthquake or other natural disasters;

  .  power losses, interruptions or brown-outs;

  .  Internet, telecommunications or data network failures;

  .  physical and electronic break-ins or security breaches;

  .  computer viruses; and

  .  other similar events.

  We launched our first six partners' e-commerce sporting goods businesses in the fourth quarter of fiscal 1999. The limited time during which we have been operating these businesses, as well as the inherent unpredictability of the events described above, makes it difficult to predict whether the occurrence of any of these events is likely. If any of these events do occur, they could result in interruptions, delays or cessations in service to users of our partners' Web sites, which could have a material adverse effect on our business, results of operations and financial condition.

  In addition, we maintain our computers on which we operate our partners' Web sites at the site of a third-party provider. We cannot control the maintenance and operation of this site, which is also susceptible to similar disasters and problems. We have no formal disaster recovery plan, and our insurance policies may not adequately compensate us for any losses that we may incur. Any system failure that causes an interruption in our service or a decrease in responsiveness could harm our relationships with our customers and result in reduced revenues. See "Business--Technology."

We may be unable to protect our proprietary technology or keep up with that of our competitors.

  Our success depends to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to deter misappropriation of our proprietary information, detect unauthorized use and take appropriate steps to enforce our intellectual property rights. In addition, our competitors could, without violating our proprietary rights, develop technologies that are as good as or better than our technology. Our failure to protect our software and other proprietary intellectual property rights or to develop technologies that are as good as our competitors' could put us at a disadvantage to our competitors. In addition, the failure of our partners to protect their intellectual property rights, including their domain names, could impair our operations. These failures could have a material adverse effect on our business, results of operations and financial condition.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

  We may face material delays in introducing new services, products and enhancements. If this happens, our customers may forego the use of our partners' e-commerce sporting goods businesses and use those of our competitors. To remain competitive, we must continue to enhance and improve the functionality and features of our partners' e-commerce sporting goods businesses. The Internet and the online commerce industry are rapidly changing. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our partners' existing Web sites and our proprietary technology and systems may become obsolete.

  Developing our partners' e-commerce sporting goods businesses and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our partners' Web sites, our order processing systems and our computer network to meet customer requirements or emerging industry standards.

We may be subject to intellectual property claims that could be costly and could disrupt our business.

  Third parties may assert that our business or technologies infringe their intellectual property rights. From time to time, we may receive notices from third parties questioning our right to present specific images or logos on our partners' Web sites, or stating that we have infringed their trademarks or copyrights. We may in the future receive claims that we are engaging in unfair competition or other illegal trade practices. We may be unsuccessful in defending against any of these claims, which could result in substantial damages, fines or other penalties. The resolution of a claim could also require us to change how we do business, redesign our partners' Web sites and other systems or enter into burdensome royalty or licensing agreements. These license or royalty agreements, if required, may not be available on acceptable terms, if at all, in the event of a successful claim of infringement. Our insurance coverage may not be adequate to cover every claim that third parties could assert against us. Even unsuccessful claims could result in significant legal fees and other expenses, diversion of management's time and disruptions in our business. Any of these claims could also harm our reputation.

We rely on our developing relationships with online services, search engines and directories to drive traffic to the e-commerce sporting goods businesses we operate. If we are unable to develop or maintain these relationships, our business, financial condition and results of operations could be adversely affected.

  We are developing relationships with online services, search engines and directories to provide content and advertising banners that link to our partners' Web sites. We expect to rely on these relationships as significant sources of traffic to our partners' Web sites and to generate new customers. If we are unable to develop satisfactory relationships with high-traffic Web sites on acceptable terms, our ability to attract new customers could be harmed. Further, many of the Web sites with which we may have online advertising arrangements could provide advertising services for other marketers of sporting goods. As a result, these Web sites may be reluctant to enter into or maintain relationships with us. Failure to achieve sufficient traffic or generate sufficient revenue from purchases originating from third-party Web sites may result in termination of these types of relationships. Without these relationships, we may not be able to sufficiently increase market share and our business, financial condition and results of operations could be adversely affected.

Our success is dependent upon our executive officers and other key personnel.

  Our success depends to a significant degree upon the contribution of our executive officers and other key personnel, particularly Michael G. Rubin, Chairman and Chief Executive Officer. We have employment agreements with some of our executive officers and key personnel. We cannot be sure, however, that we will be able to retain or attract executive, managerial and other key personnel. We have obtained key person life insurance for Mr. Rubin in the amount of $7.25 million. We have not obtained key person life insurance on any of our other executive officers or key personnel.

We may be unable to hire and retain the skilled personnel necessary to develop our business.

  We intend to hire a significant number of skilled personnel in fiscal 2000 and beyond. Competition for these individuals is intense, and we may not be able to attract, assimilate or retain highly qualified personnel in the future. Our failure to attract and retain the highly trained personnel that are integral to our business may limit our growth rate, which would harm our business.

We may not be able to compete successfully against current and future competitors, which could harm our margins and our business.

  The e-commerce market is new, rapidly evolving and extremely competitive. In addition, there is a significant amount of capital currently available to fund existing and potential competitors. Increased competition could result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm our business, financial condition and results of operations. We compete with a variety of companies, including:

  . online sporting goods retailers such as Chipshot.com, Fogdog.com and Gear.com;

  . general merchandise e-commerce companies such as Mercata.com, Onsale.com, and uBid.com;

  . full-line electronic retailers that are associated with full-line sporting goods stores such as Dsports.com associated with Dick's Sporting Goods, MVP.com, associated with Galyans, and Shopsports.com associated with Copeland's

  . e-commerce businesses of specialty sporting goods retailers and catalogs such as Footaction.com, Footlocker.com and REI.com;

  . e-commerce businesses of traditional general merchandise retailers such as Target.com and Wal-Mart.com; and

  . e-commerce businesses of sporting goods manufacturers such as adidas.com and Nike.com.

  In addition, we compete with companies that can provide part of our solutions to companies that wish to establish e-commerce sporting goods businesses, including:

  .  Web site developers, such as Sapient, Scient and Viant; and

  . third-party fulfillment and customer services providers, such as Fingerhut, Keystone Internet Services and ClientLogic.

  Finally, we compete with traditional channels of distribution for sporting goods, including full-line sporting goods retailers, specialty sporting goods retailers, general merchandise retailers, catalogs and manufacturers' direct stores.

If we experience problems in our fulfillment, warehouse and distribution operations, we could lose customers.

  We currently rely upon a third-party to handle the fulfillment of our customer orders and the warehousing of our inventory. We also rely upon multiple third parties to handle the shipment of our products. As a result, we are subject to the risks associated with the ability of these third parties to successfully and timely fulfill and ship customer orders and to successfully handle our inventory delivery services to meet our shipping needs. The failure of these third parties to provide these services, or the termination or interruption of these services, could adversely affect our business, results of operations and financial condition.

  We currently plan to assume responsibility for the fulfillment of large and oversized product orders during fiscal 2000 and may assume responsibility for the fulfillment of other product orders in fiscal 2000. We could experience problems during the transition of control from third-party to us. If transition problems arise, it could result in additional expenses and could divert management's attention from other aspects of our business. If we are unable to successfully, timely and cost efficiently effect this transition and perform these fulfillment services, our business, results of operations and financial condition could be adversely affected.

Sporting goods and apparel are subject to changing consumer preferences. If we fail to anticipate these changes, we could experience lower sales, higher inventory markdowns and lower margins.

  Our success depends upon our ability to anticipate and respond to trends in sporting goods merchandise and consumers' participation in sports. Consumers' tastes in apparel and sporting goods equipment are subject to frequent and significant changes, due in part to manufacturers' efforts to incorporate advanced technologies into some types of sporting goods. In addition, the level of consumer interest in a given sport can fluctuate dramatically. Prior to commencing our e-commerce business, our businesses were primarily concentrated in athletic footwear and apparel. Accordingly, we do not have experience in the full range of sporting goods. If we fail to identify and respond to changes in sporting goods merchandising and recreational sports participation, our sales could suffer and we could be required to mark down unsold inventory. This would depress our profit margins. In addition, any failure to keep pace with changes in consumers' recreational sports habits could allow our competitors to gain market share which could have an adverse effect on our business, results of operations and financial condition.

High merchandise returns could adversely affect our business, financial condition and results of operations.

  Our policy for allowing our customers to return products is consistent with the policies of each of our partners for which we operate e-commerce sporting goods businesses. Our ability to handle a large volume of returns is unproven. If merchandise returns are significant, our business, financial condition and results of operations could be adversely affected.

We may be subject to product liability claims that could be costly and time consuming.

  We sell products manufactured by third parties, some of which may be defective. If any product that we sell were to cause physical injury or injury to property, the injured party or parties could bring claims against us as the retailer of the product. Our insurance coverage may not be adequate to cover every claim that could be asserted. Similarly, we could be subject to claims that users of our partners' Web sites were harmed due to their reliance on our product information, product selection guides, advice or instructions. If a successful claim were brought against us in excess of our insurance coverage, it could adversely affect our business. Even unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on our business.

We may be liable if third parties misappropriate our customers' personal information.

  If third parties are able to penetrate our network security or otherwise misappropriate our customers' personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

We are controlled by certain principal stockholders.

  As of April 28, 2000, Michael G. Rubin, our Chairman and Chief Executive Officer, beneficially owned 43.2% and funds affiliated with SOFTBANK America Inc., referred to as SOFTBANK, beneficially owned 33.1% of our outstanding common stock. Mr. Rubin and SOFTBANK are in a position to exercise control over most matters requiring stockholder approval, including the election or removal of directors, approval of significant corporate transactions, and the ability generally to direct our affairs. Furthermore, the stock purchase agreements pursuant to which SOFTBANK acquired its shares of our common stock provide that SOFTBANK has the right to designate up to three members of our board, depending on the number of shares of our common stock held by SOFTBANK. This concentration of ownership and SOFTBANK's right to designate members to our board may have the effect of delaying or preventing a change in control of us, including transactions where stockholders might otherwise receive a premium over current market prices for their shares.

There are risks associated with potential acquisitions. As a result, we may not achieve the expected benefits of potential acquisitions.

  If we are presented with appropriate opportunities, we may make investments in complementary companies, products or technologies or we may purchase other companies. We may not realize the anticipated benefits of any investment or acquisition. We may not be able to successfully assimilate the additional personnel, operations, acquired technology and products into our business. The proposed acquisition may further strain our existing financial and managerial controls and reporting systems and procedures. In addition, key personnel of the acquired company may decide not to work for us. These difficulties could disrupt our ongoing business, distract our management and employees or increase our expenses. Further, the physical expansion in facilities that would occur as a result of any acquisition may result in disruptions that seriously impair our business. Finally, we may have to incur debt or issue equity securities to pay for any acquisitions or investments, the issuance of which could be dilutive to our stockholders.

We may expand our business internationally, causing our business to become increasingly susceptible to numerous international business risks and challenges that could affect our profitability.

  We believe that the current globalization of the economy requires businesses to consider pursuing international expansion. In the future, we may expand into international markets. International sales are subject to inherent risks and challenges that could adversely affect our profitability, including:

  . the need to develop new supplier and manufacturer relationships, particularly because major sporting goods manufacturers may require that our international operations deal with local distributors;

  .  unexpected changes in international regulatory requirements and tariffs;

  .  difficulties in staffing and managing foreign operations;

  .  longer payment cycles from credit card companies;

  .  greater difficulty in accounts receivable collection;

  .  potential adverse tax consequences;

  .  price controls or other restrictions on foreign currency; and

  .  difficulties in obtaining export and import licenses.

  To the extent we generate international sales in the future, any negative aspects on our international business could negatively impact our business, operating results and financial condition as a whole. In particular, gains and losses on the conversion of foreign payments into United States dollars may contribute to fluctuations in our results of operations and fluctuating exchange rates could cause reduced gross revenues and/or gross margins from dollar-denominated international sales.

We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

  We have never paid cash dividends on our common stock and do not anticipate that any cash dividends will be declared or paid in the foreseeable future.

There are risks relating to our Year 2000 compliance.

  Many existing computer software programs and operating systems were designed such that the year 1999 is the maximum date that many computer systems will be able to process. We addressed the potential problems posed by this limitation in our systems software to assure that it was prepared for the Year 2000. We did not incur any Year 2000 problem as a result of the passage of January 1, 2000. However, it is possible that problems may occur even after arrival of the Year 2000. If we or third parties with which we conduct material business experience problems caused by Year 2000 problems, there may be a material adverse effect on our results of operations.

It may be difficult for a third-party to acquire our company and this could depress our stock price.

  Pursuant to our amended and restated certificate of incorporation, we have authorized a class of 1,000,000 shares of preferred stock, which the board of directors may issue with terms, rights, preferences and designations as the board may determine and without any vote of the stockholders, unless otherwise required by law. Issuing the preferred stock, depending upon the rights, preferences and designations set by the board, may delay, deter or prevent a change in control of our company. Issuing additional shares of common stock could result in dilution of the voting power of the current holders of our common stock. In addition, "anti-takeover" provisions of Delaware law may restrict the ability of the stockholders to approve a merger or business combination or obtain control of our company.

There are limitations on the liabilities of our directors.

  Pursuant to our amended and restated certificate of incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability for breach of a director's duty of loyalty, acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases that are unlawful under Delaware law or any transaction in which a director has derived an improper personal benefit.

Risks Related to the Internet Industry

Our success is tied to the continued growth in the use of the Internet and the adequacy of the Internet infrastructure.

  Our future success is substantially dependent upon continued growth in the use of the Internet. The number of users and advertisers on the Internet may not increase and commerce over the Internet may not become more accepted and widespread for a number of reasons, including:

  . actual or perceived lack of security of information, including credit card numbers;

  .  lack of access and ease of use;

  .  congestion of traffic on the Internet;

  . inconsistent quality of service and lack of availability of cost-effective, high-speed service;

  . possible disruptions, computer viruses or other damage to the Internet servers or to users' computers;

  .  excessive governmental regulation;

  .  uncertainty regarding intellectual property ownership; and

  .  lack of high-speed modems and other communications equipment.

  Published reports have also indicated that growth in the use of the Internet has resulted in users experiencing delays, transmission errors and other difficulties. As currently configured, the Internet may not support an increase in the number or requirements of users. In addition, there have been outages and delays on the Internet as a result of damage to the current infrastructure. The amount of traffic on our partners' Web sites could be materially affected if there are outages or delays in the future. The use of the Internet may also decline if there are delays in the development or adoption of modifications by third parties that are required to support increased levels of activity on the Internet. If none of the foregoing changes occur, or if the Internet does not become a viable commercial medium, our business, results of operations and financial condition could be materially adversely affected. In addition, even if those changes occur, we may be required to spend significant capital to adapt our operations to any new or emerging technologies relating to the Internet.

The technology of the Internet is changing rapidly and could render the Web sites which we operate obsolete.

  The technology of the Internet and e-commerce is evolving rapidly for many reasons, including:

  .  customers frequently changing their requirements and preferences;

  .  competitors frequently introducing new products and services; and

  . industry associations and others creating new industry standards and practices.

  These changes could render the Web sites which we operate obsolete. Our ability to attract customers could be seriously impaired if we do not accomplish the following tasks:

  .  continually enhance and improve our partners' Web sites;

  .  identify, select and obtain leading technologies useful in our business;
     and

  . respond to technological advances and emerging industry standards in a cost-effective manner and timely manner.

Customers may be unwilling to use the Internet to purchase goods.

  Our long-term future depends heavily upon the general public's willingness to use the Internet as a means to purchase goods. The failure of the Internet to develop into an effective commercial tool would seriously damage our future operations. E-commerce is a new concept, and large numbers of customers may not begin or continue to use the Internet to purchase goods. The demand for and acceptance of products sold over the Internet are highly uncertain, and most e-commerce businesses have a short track record. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably. The Internet may not succeed as a medium of commerce because of delays in developing elements of the needed Internet infrastructure, such as a reliable network, high-speed modems, high-speed communication lines and other enabling technologies.

The security risks of e-commerce may discourage customers from purchasing goods from us.

  In order for the e-commerce market to develop successfully, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of customer transaction data. Any breach could cause customers to lose confidence in the security of our partners' Web sites and choose not to purchase from those Web sites. If someone is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt the operation of our partners' Web sites. Concerns about the security and privacy of transactions over the Internet could inhibit the growth of the Internet and e-commerce. Our security measures may not effectively prohibit others from obtaining improper access to the information on our partners' Web sites. Any security breach could expose us to risks of loss, litigation and liability and could seriously disrupt our operations.

Our business is subject to United States and foreign governmental regulation of the Internet and taxation.

  Congress and various state and local governments have recently passed legislation that regulates various aspects of the Internet, including online content, copyright infringement, user privacy, sales and advertising of certain products and services and taxation. In addition, federal, state, local and foreign governmental organizations are also considering legislative and regulatory proposals that would regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. A number of proposals have been made at the state and local level that would impose taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce and could adversely affect our future business, results of operation and financial condition.

  In addition, United States and foreign laws regulate our ability to use customer information and to develop, buy and sell mailing lists. New restrictions in this area could limit our ability to operate as planned and result in significant compliance costs.

Regulations imposed by the Federal Trade Commission may adversely affect the growth of our Internet business or its marketing efforts.

  The Federal Trade Commission has adopted regulations regarding the collection and use of personal identifying information obtained from children under 13. In addition, bills pending in Congress would extend online privacy protections to adults. Laws and regulations of this kind may include requirements that we establish procedures to disclose and notify users of privacy and security policies, obtain consent from users for collection and use of information and provide users with the ability to access, correct and delete personal information stored by us. These regulations may also include enforcement and remedial provisions. Even in the absence of those regulations, the Federal Trade Commission has begun investigations into the privacy practices of other companies that collect information on the Internet. One investigation resulted in a consent decree under which an Internet company agreed to establish programs to implement the principles noted above. We could become a party to a similar investigation or enforcement proceeding, or the Federal Trade Commission's regulatory and enforcement efforts may harm our ability to collect demographic and personal information from users, which could be costly or adversely affect our marketing efforts.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  The Company's Bylaws, as amended, provide that the number of directors shall be as established by the Board of Directors. The Board of Directors increased the number of Directors from four to five in July 1999 in connection with the investment in the Company by SOFTBANK, from five to six in March 2000 and from six to seven in April 2000 in connection with the investment in the Company by SOFTBANK and TMCT Ventures, L.P. ("TMCT"). The stock purchase agreements pursuant to which SOFTBANK acquired its shares of Global Common Stock provide that SOFTBANK has the right to designate up to three members of Global's Board of Directors, depending on the number of shares of Global Common Stock held by SOFTBANK. Additionally, one of the SOFTBANK directors will be entitled to serve as a member of each committee of the Board of Directors. Charles R. Lax and Ronald D. Fisher were elected as directors of the Company to serve as SOFTBANK nominees. The stock purchase agreement pursuant to which TMCT acquired its shares of Global Common Stock provides that TMCT has the right to designate one member of Global's Board of Directors. Mark S. Menell was elected as director of the Company to serve as TMCT's nominee.

  The following table sets forth certain information regarding the Company's nominees for election to the Board of Directors to serve for one-year terms until the 2001 Annual Meeting and until their respective successors are elected and qualified.

                                                                   Term
                                Position(s) Held in the  Director   to
   Name                 Age(1)          Company           Since   Expire
   -------------------  -----  ------------------------- -------- ------
   Michael G. Rubin       27   Chairman of the Board and   1995    2001
                               Chief Executive Officer
   Kenneth J. Adelberg    47   Director                    1995    2001
   Harvey Lamm            64   Director                    1998    2001
   Jeffrey F. Rayport     40   Director                    1999    2001
   Charles R. Lax         40   Director                    1999    2001
   Ronald D. Fisher       52   Director                    2000    2001
   Mark S. Menell         35   Director                    2000    2001

--------
(1) As of March 30, 2000.

  The principal occupation of each director of the Company is set forth below.

  Michael G. Rubin has served as Chairman of the Board and Chief Executive Officer of the Company since July 31, 1995 and as President and Director of KPR Sports International, Inc., Apex Sports International, Inc. and MR Management, Inc. since their formation in 1990. Mr. Rubin received the 1995 Entrepreneur of the Year Award for the Delaware Valley Region, which is sponsored by Inc. magazine and Ernst & Young. Mr. Rubin attended Villanova University, Villanova, Pennsylvania.

  Kenneth J. Adelberg has served as President and Chief Executive Officer of HiFi House Group of Companies, a privately-held company based in Broomall, Pennsylvania, since 1987. Mr. Adelberg is a director and founding stockholder of US Wats, Inc., a publicly-traded company specializing in business telecommunications services, located in Bala Cynwyd, Pennsylvania, which was established in 1989. Mr. Adelberg is a founding stockholder and director of Republic Bank, Philadelphia, Pennsylvania, a publicly-traded bank which has been in operation since 1989. Mr. Adelberg holds Bachelor of Science degrees in Biophysics and Physiological Psychology from Pennsylvania State University and attended the MBA program at Drexel University, Philadelphia, Pennsylvania.

  Harvey Lamm has served as a director and Chief Executive Officer of Vintek Corporation, a privately-held company based in Philadelphia, Pennsylvania since 1996. Vintek specializes in automated title management and the development of tools to reduce cost and manage risk for automotive finance institutions. From 1990 to 1996, Mr. Lamm spent his time managing his investments. From 1967 until 1990, Mr. Lamm served as Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Subaru of America, Inc., until its acquisition by Fuji Heavy Industries Ltd. Mr. Lamm helped found Subaru of America, which was the exclusive importer of Subaru brand vehicles in the United States and was a publicly traded company listed on the Nasdaq National Market. Mr. Lamm holds degrees from Pennsylvania State University and Drexel University.

  Jeffrey F. Rayport has been executive director of the Monitor Marketspace Center, a technology and e-commerce media unit based at Monitor Company, a global strategy consulting firm headquartered in Cambridge, Massachusetts, since September, 1998. Dr. Rayport has also been a faculty member in the Service Management Interest Group at the Harvard Business School since prior to 1995. Dr. Rayport went on leave from the Harvard Business School in September, 1998. Dr. Rayport earned an A.B. from Harvard College, an M.Phil. in International Relations at the University of Cambridge and an A.M. in the History of American Civilization and a Ph.D. in Business History at Harvard University.

  Charles R. Lax has been one of Global's directors since July, 1999. Mr. Lax is a general partner and a co-founder of SOFTBANK Capital Partners, an investment group founded in July 1999. Mr. Lax has also been a general partner of SOFTBANK Technology Ventures IV, L.P. since November 1997. From March 1996 to November 1997, he was Vice President at SOFTBANK Holdings Inc. Mr. Lax was previously a venture partner at Vimac Partners LLC, a venture capital firm specializing in investments in the information technology and Internet-related industries, from June 1993 to March 1996. Mr. Lax is also a director of Art Technology Group, Inc., 1-800-Flowers.com, Inc., Interliant, Inc., Webhire, Inc. and a number of private companies, including ThirdAge Media, Inc., LIMITrader Securities, Inc., Gamesville.com and Reciprocal, Inc. Mr. Lax holds a bachelor of science degree from Boston University.

  Ronald D. Fisher has been one of Global's directors since March 2000. Mr. Fisher has been managing general partner of SOFTBANK Capital Partners since October 1999. From October 1995 to March 2000, Mr. Fisher was vice chairman of SOFTBANK Holdings Inc., a U.S. subsidiary of SOFTBANK Corp. From January 1990 to September 1995, Mr. Fisher was chief executive officer of Phoenix Technologies, Ltd., a developer and marketer of system software products. Mr. Fisher is also a director of InsWeb Corporation, Ziff Davis Publishing, PeoplePC and OptiMark Technologies. Mr. Fisher received a Bachelor of Commerce degree from the University of Witwatersand in South Africa and an MBA from Columbia University.

  Mark S. Menell has been one of Global's directors since April 2000. Mr. Menell has been a partner of TMCT Ventures since January 2000. From August 1990 to January 2000, Mr. Menell was an investment banker at Morgan Stanley Witter, most recently as Principal and co-head of Morgan Stanley Dean Witter's Technology Mergers and Acquisitions Group, based in Menlo Park, CA. Mr. Menell received a B.A. magna cum laude in economics from the University of Pennsylvania and a B.S. magna cum laude in finance and an MBA from the University of Pennsylvania's Wharton School of Business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTORS.

Board, Committees and Attendance at Meetings

  The Board of Directors of Global held seven meetings during fiscal 1999. During fiscal 1999, no director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Board of Directors on which he served. The following is a description of each of the committees of the Board of Directors of Global.

Audit Committee. The members of the Audit Committee are Messrs. Adelberg, Lamm and Lax. The Audit Committee reviews Global's audited financial statements and makes recommendations to the Board of Directors concerning Global's accounting practices and policies and the selection of independent accountants. No meetings of the Audit Committee were held during fiscal 1999.

Compensation Committee. The members of the Compensation Committee are Messrs. Adelberg, Lax and Rayport. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the executive officers and administers the Company's stock option plans. No meetings of the Compensation Committee were held during fiscal 1999.

Compensation of Directors

  Under the Company's current policy, upon election to the Board of Directors, non-employee directors of the Company receive an option to purchase 30,000 shares of the Company's Common Stock as compensation for their services to the Company. The directors do not receive any cash compensation for their services on behalf of the Company but are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any Committee. Mr. Rubin, the only director who is also an officer of the Company, does not receive any separate fee for acting in his capacity as a director.

  On September 19, 1995, the Board of Directors adopted, and on November 15, 1995, the shareholders approved, the 1995 Non-Employee Directors' Stock Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, options originally could be granted with respect to an aggregate of 12,500 shares of Common Stock. Effective December 31, 1997, the Board of Directors terminated the Directors' Plan, which remains in effect only as to unexercised options granted thereunder.

               PROPOSAL 2--APPROVAL OF THE ACQUISITION AGREEMENT
           AND THE SALE OF THE OFF-PRICE AND ACTION SPORTS DIVISION

General

  On September 24, 1999, the Company entered into the Acquisition Agreement providing for the sale of the Company's Off-Price and Action Sports Division, including the sale of all of the issued and outstanding capital stock of the Company's wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc. (collectively, the "Gen-X Companies"). On March 13, 2000, the Acquisition Agreement was amended to, inter alia, (i) extend the date after which either party could terminate the Acquisition Agreement, (ii) provide for a larger portion of the purchase price to be paid in cash instead of a combination of cash and promissory notes, (iii) to reduce the purchase price as a result of more of the purchase price being paid in cash, (iv) to provide Purchaser with a breakup fee of $1.5 million, and (v) to accelerate the vesting of options to purchase an aggregate of 281,930 shares of Global Common Stock held by certain employees of Global, of which options to acquire 80,000 shares are held by each of Messrs Salter and Finkelstein. Pursuant to the terms of the Acquisition Agreement, as amended, the aggregate purchase price for the Off-Price and Action Sports Division is approximately $17.2 million, consisting of a cash payment of $6.0 million deposited in an escrow account by the Purchaser on March 13, 2000, a cash payment at closing of $7.2 million and assumption of certain notes payable by Global in the aggregate principal amount of approximately $4.0 million.

  A copy of the Acquisition Agreement, as amended, without all exhibits, is attached as Appendix A to this Proxy Statement. A complete copy of the Acquisition Agreement, as amended, can be obtained by accessing Global's Form 10-Q/A for the period ended September 30, 1999, filed March 22, 2000.

  The Off-Price and Action Sports Division accounted for approximately 60.5% and 66% of the Company's net sales in fiscal 1999 and fiscal 1998, respectively, and approximately 27.0% and 31.5% of the Company's assets as of the end of fiscal 1999 and the end of fiscal 1998, respectively. As a result, the sale of the Off-Price and Actions Sports Division may be considered to be a sale of substantially all of the Company's assets under applicable law. Shareholders are, therefore, being asked to approve the sale of the Off-Price and Action Sports Division.

Background and Reasons for the Sale

  During the fourth quarter of 1998, the Company began to investigate whether it would be beneficial for the Company to expand its business to include the sale of athletic footwear and sporting goods through the internet. At that time, electronic commerce ("e-Commerce") was rapidly growing, and Global believed the internet provided a unique opportunity for it to leverage its existing relationships with vendors and sporting goods retailers.

  By the end of 1998, the Company had developed a business model in which the Company would enter into exclusive contracts with land-based sporting goods retailers to operate their e-Commerce businesses and pay the retailers a share of sales made through the websites. The business model provided that Global would develop the retailer's website, maintain the website, buy and warehouse inventory, ship customer orders and provide customer service. Global believed that such retailers were well suited to compete in the internet sporting goods industry due to their established brand names, existing customer traffic and existing relationships with and access to merchandise from vendors. Global's business model enabled it to leverage the marketing and advertising budgets of these retailers by requiring integration of the retailers' website addresses into their marketing and communications materials.

  In January 1999, the Company formed Global Sports Interactive, Inc. ("GSI") to implement its e-Commerce strategy and began to market its business model to land-based retailers in the sporting goods industry. During the first quarter of 1999, Global was successful in signing exclusive agreements to operate the internet businesses of multiple sporting goods retailers, including The Sports Authority, Inc., The Athlete's Foot Stores, Inc., Sport Chalet, Inc., Michigan Sporting Goods Distributors, Inc. (MC Sports) and Dunham's Athleisure Corporation.

  While marketing its business model, Global realized that the amount of management time necessary to launch and operate its e-Commerce business would be substantial. As a result, the Company began to recruit a senior management team from both the e-Commerce and sporting goods industries to develop and manage its new e-Commerce business. Although Global was successful in expanding its senior management team, the operation of Global's existing businesses prevented senior management from focusing exclusively on its e-Commerce business.

  Global also realized that its capital resources would not be sufficient to fund its rapidly growing e-Commerce business while maintaining and growing its existing businesses and that its existing businesses might create a conflict of interest with its e-Commerce business.

  As a result, Global concluded that it should focus exclusively on its e-Commerce business. On April 20, 1999, Global formalized a plan to divest its non-internet businesses which consisted of its Off-Price and Action Sports Division and its Branded Division.

  Based on its decision to focus exclusively on its e-Commerce business, Global began preliminary discussions in early April,1999 with Deutsche Bank Securities Inc. ("Deutsche Bank") (formerly BT Alex. Brown Incorporated). On April 17, 1999, Global's Board of Directors engaged Deutsche Bank to familiarize itself with Global's operations, properties and financial condition and assist Global in identifying and evaluating prospective purchasers of the Company's Off-Price and Action Sports Division and the Company's Branded Division.

  Between April 20, 1999 and June 20, 1999, Global worked with Deutsche Bank to prepare an offering memorandum for the sale of the Off-Price and Action Sports Division. Twenty-two parties were contacted regarding their interest in acquiring the Off-Price and Action Sports Division. The offering memorandum was circulated to 12 prospective purchasers between June 21, 1999 and July 15, 1999. All prospective purchasers were required to execute confidentiality agreements prior to receiving a copy of the offering memorandum.

  Prospective purchasers were also provided with certain publicly available financial information and confidential information regarding the Off-Price and Action Sports Division and Global such as data on significant customers and suppliers and financial projections for fiscal 1999.

  Based upon the information contained in the offering memorandum, Global received one proposal for the Off-Price and Action Sports Division. The proposal was submitted by a management group led by James J. Salter and Kenneth J. Finkelstein. Mr. Salter is currently the Chief Executive Officer of the Off-Price and Action Sports Division and Mr. Finkelstein is the President and Chief Financial Officer of the Off-Price and Action Sports Division. In May 1998, Global had acquired the capital stock of the Gen-X Companies, which comprise part of the Off-Price and Action Sports Division, from Messrs. Salter and Finkelstein and other shareholders of the Gen-X Companies.

Approval by Board of Directors

  Global and its financial advisors negotiated the specific terms of the sale of the Off-Price and Action Sports Division with Messrs. Salter and Finkelstein from mid June 1999 through July 1999. The initial offer made by Messrs. Salter and Finkelstein was approximately $16.0 million, consisting of a cash payment of $6.0 million and a note in the amount of $10.0 million. Between June 1999 and July 1999, the parties had several meetings and numerous telephone conversations regarding the purchase price and the payment terms for the sale. In early August 1999, the parties finally agreed upon a purchase of approximately $20.0 million, consisting of a cash payment of approximately $6.0 million, a note in the amount of $10.0 million and the assumption of debt in the amount of approximately $4.0 million. During August, 1999 through September 15, 1999, counsel for the parties drafted and negotiated the specific terms of the Acquisition Agreement and the related agreements. See "--Terms of the Acquisition Agreement." The negotiations of the specific terms of the Acquisition Agreement included one meeting in which Mr. Rubin, Steven
A. Wolf, Vice President of Global, and Messrs. Salter and Finkelstein were present along with legal counsel and financial advisors for Global and legal counsel for the management group led by Messrs. Salter and Finkelstein. Several telephone conference calls were also held by the above individuals during such negotiations.

  On September 15, 1999, Global and Messrs. Salter and Finkelstein preliminarily agreed to the terms and conditions of the sale of the Off-Price and Action Sports Division and the Acquisition Agreement, subject to certain customary closing conditions, including approval by Global's Board of Directors, approval by Global's shareholders and a review of the Purchaser's documents relating to the Purchaser's proposed restructuring of the Off-Price and Action Sports Division. The Purchaser contemplated a restructuring which was to occur immediately prior to and immediately following the consummation of the sale of the Off-Price and Action Sports Division. However, the documents necessary to effectuate the restructuring had not at that time been provided to Global or its legal counsel for review.

  On September 16, 1999, Global's Board of Directors held a meeting to review and consider the sale of the Off-Price and Action Sports Division. The meeting was attended by all of the members of Global's Board of Directors, representatives of Deutsche Bank, Global's legal counsel, Global's Chief Financial Officer and Global's Senior Vice President of Strategic Development. The Board of Directors deferred approval of the sale of the Off-Price and Action Sports Division to the Purchasers until Global and its legal counsel were provided with and were able to review the Purchaser's proposed restructuring documents.

  Global and its legal counsel were provided with copies of the restructuring documents on September 20, 1999. Between September 20, 1999 and September 23, 1999, Global and its legal counsel reviewed and negotiated the restructuring documents of the Purchaser. The restructuring documents, as executed, provide for the following:

  . the redemption by Global of 7,200 of the 8,000 outstanding shares of Series A Preferred Stock of Global in exchange for a promissory note in the principal amount of $360,000, which note will be convertible into an obligation of Gen-X Holdings Inc.;

  . the amendment and restatement of the contingent notes with an aggregate outstanding principal balance of $3.6 million issued by Global in connection with the acquisition of the Gen-X Companies in May, 1998 to make such notes convertible into obligations of Gen-X Holdings Inc.;

  . conversion of the above notes into a promissory note from Gen-X Holdings Inc. in the principal amount of approximately $4.0 million;

  . cancellation of the note in the approximate amount of $4.0 million in exchange for Gen-X Holdings Inc. issuing a promissory note convertible into preferred stock of Gen-X Holdings Inc.;

  . Global's issuance of a promissory note in favor of Gen-X Holdings Inc. in the principal amount of approximately $4.0 million, which note will be assumed by the Purchaser in connection with the sale of the Off-Price and Action Sports Division; and

  . certain other transactions between the Purchaser and its affiliates which will occur after the consummation of the sale of the Off-Price and Action Sports Division and which will not affect Global.

  On September 24, 1999, Global's Board of Directors held another meeting to review and consider the sale of the Off-Price and Action Sports Division to the Purchaser. The meeting was attended by all of the members of Global's Board of Directors other than Jeffrey Rayport, representatives of Deutsche Bank, Global's General Counsel, Chief Financial Officer and Senior Vice President of Strategic Development. After a review of the terms and conditions of the Acquisition Agreement and related agreements by Global's General Counsel and a review of the financial terms of the proposed sale of the Off-Price and Action Sports Division by a representative of Deutsche Bank, the Board of Directors unanimously determined that the terms and conditions of the sale of the Off-Price and Action Sports Division to the Purchaser are fair to, and in the best interests of, the Company and approved the sale of the Off-Price and Action Sports Division and the Acquisition Agreement and related agreements.

  The Acquisition Agreement was executed on September 24, 1999. Pursuant to its original terms, the Acquisition Agreement could be terminated by either party if the closing did not occur on or before February 28, 2000. On or around March 1, 2000, Global and the Purchaser decided to extend the date after which either party could terminate the Acquisition Agreement until May 31, 2000 and to amend the purchase price and payment terms for the sale. Between March 1, 2000 and March 7, 2000, Global and Messrs. Salter and Finkelstein negotiated the terms of the amendment to the Acquisition Agreement.

  The Acquisition Agreement, as originally agreed to, provided for $10 million of the purchase price for the Off-Price and Action Sports Division to be paid with subordinated promissory notes to be paid over 7 1/2 years. Global agreed to a reduction in the purchase price of approximately $2.8 million because the payment terms were amended to provide that the entire purchase price would be paid in cash.

  On March 12, 2000, Global's Board of Directors held a meeting to review and consider the proposed amendment to the Acquisition Agreement. The meeting was attended by all of the members of Global's Board of Directors, representatives of Deutsche Bank, Global's General Counsel, Chief Financial Officer and Senior Vice President of Strategic Development. After a review of the terms and conditions of the amendment to the Acquisition Agreement by Global's General Counsel and a review of the revised financial terms of the proposed sale of the Off-Price and Action Sports Division by a representative of Deutsche Bank, the Board of Directors unanimously determined that the revised terms and conditions of the sale of the Off-Price and Action Sports Division to the Purchaser are fair to, and in the best interests of, the Company and approved the amendment to the Acquisition Agreement.

Terms of the Acquisition Agreement

  The following is a summary of the material provisions of the Acquisition Agreement, dated September 24, 1999, as amended, between Global, Gen-X Acquisition (U.S.), Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, James J. Salter and Kenneth J. Finkelstein. A copy of the Acquisition Agreement, as amended, without all exhibits, is attached as Appendix A to this Proxy Statement. A complete copy of the Acquisition Agreement, as amended, can be obtained by accessing Global's Form 10-Q/A for the period ended September 30, 1999, filed

March 22, 2000. The Acquisition Agreement is incorporated into this Proxy Statement by reference and should be read carefully.

 General

  The Acquisition Agreement provides for the sale by Global to Gen-X Acquisition (U.S.), Inc. of all of the issued and outstanding shares of capital stock of Gen-X Holdings and the sale by Global to Gen-X Acquisition (Canada), Inc. of all of the issued and outstanding shares of capital stock of Gen-X Equipment. The sale of the Off-Price and Action Sports Division will be consummated only if the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement are approved and adopted by the affirmative vote of a majority of the shares of Global Common Stock outstanding on the Record Date. If approved, the closing of the sale of the Off-Price and Action Sports Division will take place shortly after the Annual Meeting. There can be no assurance, however, that the conditions to the closing will be satisfied by that time, or at all, or that the Acquisition Agreement will not be terminated. See "--Conditions to Closing."

 Purchase Price

  The purchase price to be paid to Global for the capital stock of Gen-X Holdings consists of the following: (i) a cash payment in the amount of $6.0 million deposited in an escrow account by the Purchaser on March 13, 2000, to be delivered to Global at closing, (ii) a cash payment at closing in the amount of $3.6 million, and (iii) the assumption of certain notes, payable by Global to Gen-X Holdings, in the aggregate principal amount of approximately $4.0 million, together with all accrued and unpaid interest thereon. This purchase price is subject to certain adjustments in the event the Purchaser sells or otherwise transfers the capital stock of the Gen-X Companies within certain periods of time following the closing. The purchase price to be paid to Global for the capital stock of Gen-X Equipment consists of a cash payment at closing in the amount of $3.6 million.

 Related Agreements

  In connection with the Acquisition Agreement, Global has agreed to enter into a Right of First Offer Agreement and a Non-Competition Agreement, each effective as of the closing of the sale of the Off-Price and Action Sports Division.

  Under the Noncompetition Agreement, Global and Michael G. Rubin will not compete, for a period of five years following the closing of the sale of the Off-Price and Action Sports Division, in the action sports and off-price sporting goods business, as currently conducted by the Gen-X Companies. Global will not be prohibited or restricted under the Noncompetition Agreement from conducting its e-Commerce business. The Noncompetition Agreement may be terminated prior to the end of its five year term upon the occurrence of certain defaults or breaches by the parties to the Acquisition Agreement.

  In addition, Global and the other parties to the Acquisition Agreement have agreed to enter into agreements to terminate, as of the closing of the sale of the Off-Price and Action Sports Division, the employment agreements of Messrs. Salter and Finkelstein and the noncompetition agreement entered into by Merssrs Salter and Finkelstein and DMJ Financial in connection with the purchase by Global of the Gen-X Companies in May, 1998.

  In order to secure the obligations to Global under the Notes, the Purchaser and its operating subsidiaries have agreed to execute and deliver to Global guarantees, security agreements, pledge agreements and trademark security agreements.

 Representations and Warranties

  The Acquisition Agreement contains certain representations and warranties by Global relating to, among other things: (i) the due organization, valid existence and power of the Gen-X Companies, (ii) the capitalization and ownership of the Gen-X Companies, (iii) the authorization, execution, delivery, enforceability and performance of the Acquisition Agreement and related agreements by Global,
(iv) no conflicts under Global's charter or bylaws or violations of agreements or applicable laws or judgments, (v) the absence of legal proceedings and judgments, and (vi) brokerage fees.

  The Acquisition Agreement also contains certain representations and warranties by the Purchaser, DMJ Financial and Messrs. Salter and Finkelstein relating to, among other things: (i) the due organization, valid existence and power of the Purchaser and DMJ Financial, (ii) the authorization, execution, delivery, enforceability and performance of the Acquisition Agreement and related agreements by the Purchaser, DMJ Financial and Messrs. Salter and Finkelstein, (iii) the absence of any business activities, operations or obligations of the Purchaser prior to closing of the sale of the Off-Price and Action Sports Division, (iv) the absence of proceedings and judgments, (v) brokerage fees, (vi) representations as to investment matters, (vii) the absence of any obligations incurred by DMJ Financial or Messrs. Salter or Finkelstein on behalf of Global or any of its subsidiaries other than the Gen-X Companies, and (viii) the non-applicability of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Competition Act (Canada).

 Conditions to Closing

  Unless otherwise waived, the obligations of Global to be performed at the closing of the sale of the Off-Price and Action Sports Division are subject to the satisfaction of certain conditions, including the following: (i) the representations and warranties of the Purchaser, DMJ Financial and Messrs. Salter and Finkelstein must have been true in all material respects when made and must be true in all material respects on and as of the date of the closing, (ii) all of the obligations to be satisfied or performed by the Purchaser on or before the closing must have been substantially satisfied or performed, (iii) approval of the sale of the Off-Price and Action Sports Division must have been obtained from the shareholders of Global, (iv) no proceeding, judgment or law has been instituted, issued or enacted that prohibits the transactions contemplated by the Acquisition Agreement and related agreements, and (v) Global has received the written opinion of its financial advisor that the consideration to be received by Global is fair, from a financial point of view, to Global.

  Unless otherwise waived, the obligations of the Purchaser, DMJ Financial and Messrs. Salter and Finkelstein to be performed at the closing of the sale of the Off-Price and Action Sports Division are subject to the satisfaction of certain conditions, including the following: (i) the representations and warranties of Global must have been true in all material respects when made and must be true in all material respects on and as of the date of the closing, and (ii) all of the obligations to be satisfied or performed by Global on or before the closing must have been substantially satisfied or performed.

 Nondisclosure and Noncompetition Obligations

  In connection with the sale of the Off-Price and Action Sports Division, Global has agreed not to disclose any confidential information about the Gen-X Companies and the Purchaser, DMJ Financial and Messrs. Salter and Finkelstein have agreed not to disclose any confidential information about Global.

 Indemnification

  Pursuant to the terms of the Acquisition Agreement, Global has agreed to indemnify the Purchaser, DMJ Financial and Messrs. Salter and Finkelstein from and against any damages arising out of or in connection with certain matters, including the following: (i) any misrepresentation, breach or failure of any representation or warranty made by Global in the Acquisition Agreement or any of the related agreements, and (ii) any failure or refusal by Global to satisfy or perform any covenant, term, obligation or condition of the Acquisition Agreement or any of the related agreements required to be satisfied or performed by it.

  The Purchaser, DMJ Financial and Messrs. Salter and Finkelstein, jointly and severally, have agreed to indemnify Global from and against any damages arising out of or in connection with certain matters, including the following:
(i) any misrepresentation, breach or failure of any representation or warranty made by the

Purchaser, DMJ Financial or Messrs. Salter or Finkelstein in the Acquisition Agreement or any of the related agreements, (ii) any failure or refusal by the Purchaser, DMJ Financial, Salter or Finkelstein to satisfy or perform any covenant, term, obligation or condition of the Acquisition Agreement or any of the related agreements required to be satisfied or performed by them, (iii) any act or omission of the Gen-X Companies or their representatives at any time after the closing, and (iv) any claim against Global by Customs Canada.

 Termination

  The Acquisition Agreement may be terminated under any of the following circumstances: (i) upon the mutual written consent of Global and the Purchaser, (ii) by Global or the Purchaser if the closing does not occur on or before May 31, 2000, (iii) by the Purchaser if it becomes certain that any of the conditions to the closing obligations of the Purchaser, DMJ Financial or Messrs. Salter and Finkelstein cannot be satisfied, (iv) by Global if it becomes certain that any of the conditions to the closing obligations of Global cannot be satisfied, (v) by the Purchaser if Global breaches any of its representations, warranties, covenants or agreements contained in the Acquisition Agreement, (vi) by Global if the Purchaser, DMJ Financial or Messrs. Salter or Finkelstein breach any of their representations, warranties, covenants or agreements contained in the Acquisition Agreement, or (vii) by Global if Global receives an offer from a third party to acquire the Gen-X Companies and the Board of Directors of Global determines, in good faith, that its fiduciary duties require Global to accept such offer. If Global terminates the Acquisition Agreement because it has received an offer from a third party to acquire the Gen-X Companies and the Board of Directors of Global determines, in good faith, that its fiduciary duties require Global to accept such offer, and Purchaser is not then in breach of the Acquisition Agreement, Global will be required to pay Purchaser a nonrefundable fee in the amount of $1.5 million.

Opinion of Deutsche Bank Securities Inc.

  Deutsche Bank has acted as financial advisor to Global in connection with the proposed sale of the Company's Off-Price and Action Sports Division, including the sale of the Gen-X Companies.

  At the March 12, 2000 meeting of Global's Board of Directors, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, to the Global Board of Directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the consideration to be received by Global in connection with the sale of the Off-Price and Action Sports Division is fair, from a financial point of view, to Global.

  The full text of Deutsche Bank's written opinion, dated March 12, 2000 (the "Deutsche Bank Opinion"), which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. Global shareholders are urged to read the Deutsche Bank Opinion in its entirety. The summary of the Deutsche Bank Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Deutsche Bank Opinion.

  In connection with Deutsche Bank's role as financial advisor to Global, and in arriving at its opinion, Deutsche Bank has, among other things, reviewed certain publicly available financial information and other information concerning the Off-Price and Action Sports Division and certain internal analyses and other information furnished to it by the Off-Price and Action Sports Division and Global such as accounts receivable aging reports, available-to-sell inventory reports, inventory aging reports and data on significant customers and suppliers. Deutsche Bank also held discussions with the members of the senior management of the Off-Price and Action Sports Division and Global regarding the businesses and prospects of the Off-Price and Action Sports Division. In addition, Deutsche Bank has (i) reviewed the financial performance of the Off-Price and Action Sports Division, (ii) reviewed the financial terms of certain recent acquisitions which it deemed comparable in whole or in part, (iii) reviewed the terms of the Acquisition Agreement and certain related documents and (iv) performed such other studies and analyses and considered such other factors as it deemed appropriate. Deutsche Bank found no publicly-traded companies that are comparable to the Off-Price and Action Sports Division.

Accordingly, Deutsche Bank was unable to value the Off-Price and Action Sports Division based upon comparable market valuations. In addition, based upon the nature of the Off-Price and Action Sports Division's business, management of the Off-Price and Action Sports Division and Global believe it is impractical to produce financial projections; consequently, Deutsche Bank was unable to perform a discounted cash flow valuation analysis or leveraged buyout valuation analysis.

  Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Off-Price and Action Sports Division, including, without limitation, any financial information or forecasts considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities of the Off-Price and Action Sports Division. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion.

  For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of the Off-Price and Action Sports Division, Global and the Purchaser contained in the Acquisition Agreement are true and correct and that Global and the Purchaser will each perform all of the covenants and agreements to be performed by it under the Acquisition Agreement and all conditions to the obligations of each of Global and the Purchaser to consummate the sale of the Off-Price and Action Sports Division will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the sale of the Off-Price and Action Sports Division will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which Global is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Global.

  Set forth below is a brief summary of all material financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the Global Board of Directors at its meeting on March 12, 2000.

 Discussion of the Total Aggregate Consideration for the Off-Price and Action Sports Division.

  Deutsche Bank reviewed the proposed form and terms of financial consideration to Global by the Purchaser and based on Deutsche Bank's analysis, valued the proposed total aggregate consideration at $46.0 million. The total aggregate consideration is comprised of the following:

                ($ in millions)
                 Consideration              Value
                 -------------              -----
     Retention by Global of insured
      accounts receivable.................. $10.5
     Cash payment for inventory............ $ 1.0
     Cash purchase price...................  13.2
     Assumption of Global's contingent
      liability............................   3.4(1)
     Assumption of long-term debt..........   2.7
     Assumption of short-term debt.........  15.2
                                            -----
       Total............................... $46.0
                                            =====

--------
(1) Fair market value. The $4.0 million face value of contingent consideration liability to be assumed by the Purchaser has been discounted at 11%.

  The "total aggregate consideration" of $46.0 million for the Off-Price and Action Sports Division differs from the $17.2 million purchase price to be received by Global for the Gen-X Companies for the following reasons: (i) the contingent notes to be assumed by the Purchaser in the aggregate principal amount of $4.0 million have been discounted, and (ii) the amount of cash received by the Company for inventory, the value of accounts receivable held in the Off-Price and Action Sports Division to be retained by the Company, and the amount of the liabilities held by the Gen-X Companies have been added to the purchase price.

 Analysis of Selected Precedent Transactions.

  Deutsche Bank reviewed the financial terms, to the extent publicly available, of five pending or completed merger and acquisition transactions since January 1994 involving companies in the off-price distribution industry and action sports industry (the "Selected Transactions"). Deutsche Bank calculated various financial multiples based on the Transaction Value (the market value of the equity plus net debt and preferred securities) and certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples for the proposed sale of the Off-Price and Action Sports Division. The transactions reviewed and the multiples were as follows:

  .  the August 8, 1994 purchase of C.A.S. Sports International by Ride,
     Inc.;

  . the October 11, 1996 purchase of C.A.S. Sports International, Inc. by Gen-X Corporation;

  .  the May 12, 1998 purchase of the Gen-X Companies by Global Sports, Inc.;

  .  the March 26, 1999 purchase of Morrow Snowboards, Inc. by K2 Inc.; and

  .  the October 7, 1999 purchase of Ride Inc. by K2 Inc.

                                                Multiples
                                   -----------------------------------
Multiple of Transaction value to:  Low  Mean High Proposed Transaction
LTM Revenues                       0.1x 0.4x 0.6x     0.6x
LTM EBITDA (1)                     1.6x 4.1x 5.4x    11.9x
LTM EBIT (2)                       1.9x 4.4x 5.9x    14.9x
Multiple of Equity value to:
Book Value                         0.9x 1.8x 3.3x     1.5x

--------
(1) Trailing twelve months EBITDA (earnings before interest, taxes, depreciation and amortization)
(2) Trailing twelve months EBIT (earnings before interest and taxes)

  All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the five-year period during which the Selected Transactions occurred. The purchase of Morrow Snowboards, Inc. by K2 Inc. and the purchase of Ride Inc. by K2 Inc. only provided multiples of revenue and book value as neither target generated positive EBIT or EBITDA during the 12 months prior to the transaction.

  In addition to the above analyses, Deutsche Bank considered the following additional material factors in rendering its opinion to Global's Board of Directors. First, the Off-Price and Action Sports Division missed its original net sales budget for the second quarter of 1999 by 16.7%, or $2.7 million, generating losses of $1.9 million and $1.7 million at the EBIT and EBITDA levels, respectively. The projected financial performance for this business had been for EBIT and EBITDA of $1.8 million and $2.0 million, respectively. In addition, the projected financial results were revised substantially downward resulting in a $3.0 million, or 36.0% reduction in EBITDA compared to the original forecast, for the third and fourth quarter of 1999. These factors, in turn, increased concerns potential buyers expressed during the marketing process about the future financial performance of the business without the participation of Michael G. Rubin, the Chief Executive Officer of Global. Second, the significant contribution Michael Rubin made to the Off-Price and Action Sports Division.

Mr. Rubin played an integral role in the management of the Off-Price and Action Sports Division until May 1999 when Global announced a change in strategic focus. Thereafter, Mr. Rubin focused on the Company's e-commerce initiative and assumed a diminished role in the management of Global's non-internet businesses. Deutsche Bank partially attributed the significant decline in the financial performance of the Off-Price and Action Sports Division to Mr. Rubin's reduced involvement. Third, management is the primary asset of the off-price sporting goods businesses. Due to the importance of the industry relationships that existing management has developed, the current management team is integral to the value of the Off-Price and Action Sports Division. Furthermore, unlike integrated off-price retailers, close-out distribution businesses have no captive retail distribution through which they can sell off-price goods, no franchise value, no infrastructure and no name recognition. Finally, the Company's actual 1999 calendar year financial results significantly underperformed the revised projections for calendar year 1999; 1999 actual EBITDA for the Company's Off-Price and Action Sports Divison totalled $3.9 million versus the revised projection of $6.4 million.

  The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to Global's Board of Directors, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion.

  In conducting its analyses and arriving at its opinion, Deutsche Bank utilized generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to Global's Board of Directors as to the fairness of the consideration to Global for the sale of the Off-Price and Action Sports Division and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. Deutsche Bank was not requested to render an opinion regarding the fairness of the terms of the sale of the Off-Price and Action Sports Division to the Company's unaffiliated shareholders or to the Company's shareholders generally because such shareholders are not parties to the Acquisition Agreement. The consideration to be received by the Company in connection with the sale of the Off-Price and Action Sports Division is not going to be distributed to any of the shareholders of the Company and Deutsche Bank's opinion was therefore limited to the fairness of the sale, from a financial point of view, to the Company.

  The terms of the sale of the Off-Price and Action Sports Division were determined through negotiations between Global and the Purchaser and were approved by Global's Board of Directors. Although Deutsche Bank provided advice to Global during the course of these negotiations, the decision to enter into the sale of the Off-Price and Action Sports Division was solely that of Global's Board of Directors. As described above, the opinion and presentation of Deutsche Bank to Global's Board of Directors were only one of a number of factors taken into consideration by the Global Board of Directors in making its determination to approve the sale of the Off-Price and Action Sports Division. Deutsche Bank's opinion was provided to Global's Board of Directors to assist it in connection with its consideration of the sale of the Off-Price and Action Sports Division and does not constitute a recommendation to any holder of Global Common Stock as to how to vote with respect to the sale of the Off-Price and Action Sports Division.

  Global selected Deutsche Bank as financial advisor in connection with the sale of the Off-Price and Action Sports Division based on Deutsche Bank's qualifications, expertise, reputation and experience in retailing and mergers and acquisitions. Global had retained BT Alex. Brown Incorporated pursuant to a letter agreement dated April 20, 1999 (the "Engagement Letter"). Deutsche Bank is the successor to the investment banking and client advisory businesses of BT Alex. Brown and has assumed BT Alex. Brown's rights and responsibilities under the Engagement Letter. As compensation for Deutsche Bank's services in connection with the sale of the Off-Price and Action Sports Division, Global has paid Deutsche Bank a cash fee of $225,000 and has agreed to pay an additional cash fee of $663,000 if the sale of the Off-Price and Action Sports Division is consummated. Regardless of whether the sale of the Off-Price and Action Sports Division is consummated, Global has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank's counsel and all of Deutsche Bank's reasonable travel and other out-of-pocket expenses incurred in connection with the sale of the Off-Price and Action Sports Division or otherwise arising out of the retention of Deutsche Bank under the Engagement Letter. Global has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the sale of the Off-Price and Action Sports Division. Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group").

  One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Global or its affiliates for which it has received compensation. During the past two years neither Deutsche Bank nor its affiliates has had a material relationship with Global or its affiliates other than Deutsche Bank's services in connection with the sale of the Off-Price and Action Sports Division described above and Deutsche Bank's representing Global as exclusive sale agent in the divestiture of its Branded Division. As compensation for Deutsche Bank's services in connection with the sale of the Branded Division, Global has paid or agreed to pay Deutsche Bank a cash fee of $500,000 and has agreed to reimburse Deutsche Bank for out-of-pocket expenses incurred in connection with the sale of the Branded Division in the aggregate amount of approximately $20,000.

  In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Global for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

 Projections

  Prospective purchasers of Global's Off-Price and Action Sports Division were provided with the financial projections set forth below. The projections were excerpted from information provided by Global management. Global does not as a matter of course publicly disclose projections as to future revenues or earnings. The projections are included in this Proxy Statement only because the information was made available to prospective purchasers of Global's Off-Price and Action Sports Division. The initial projections were prepared in the second quarter of 1999 and the revised projections were prepared in the third quarter of 1999 based on management's estimates and assumptions regarding the Off-Price and Action Sports Division at that time.

  The projections set forth below were not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections. The projections do not purport to present operations in accordance with generally accepted accounting principles. Neither Global nor any of its financial advisors or any of their respective directors or officers has verified or provides any assurances with respect to the accuracy of the projections. Global's independent accountants have not examined or compiled the projections presented herein and, accordingly, assume no responsibility for them and do not express an opinion or any other form of assurance with respect thereto. In addition, because the estimates and assumptions, many of which are not set forth herein, underlying the projections are inherently subject to significant economic and competitive uncertainties and contingencies which are difficult or impossible to predict accurately and are beyond Global's control, there can be no assurance that the projections will be realized at the times or in the amounts indicated.

  The projections set forth below are not based on historical facts and, as such, constitute "forward looking statements" that involve uncertainties and risk. The actual results of the Off-Price and Action Sports Division differed from Global's projections.

   Initial 1999 Projected Quarterly Financial Results for Off-Price & Action
                                Sports Division

  The following table sets forth the projections provided by Global during the second quarter of fiscal 1999 for fiscal 1999.

                                                                                For the
                                       For the Quarter Ended                  Year Ended
                          --------------------------------------------------  -----------
                           March 31,    June 30,     September   January 1,   January 1,
                             1999         1999       30, 1999       2000         2000
                           (actual)    (estimated)  (estimated)  (estimated)  (estimated)
                          -----------  -----------  -----------  -----------  -----------
Net Sales...............  $20,565,666  $15,909,334  $34,000,000  $20,000,000  $90,475,000
Cost of Sales...........   15,410,868   11,732,907   25,112,371   14,700,000   66,956,146
                          -----------  -----------  -----------  -----------  -----------
  Gross Profit..........    5,154,798    4,176,427    8,887,629    5,300,000   23,518,854
  Margin................         25.1%        26.3%        26.1%        26.5%        26.0%
G&A.....................    1,366,217    1,366,217    1,366,217    1,366,217    5,464,868
Selling and Marketing...      729,481      565,095    1,236,211      756,583    3,287,370
Distribution............      519,735      402,615      880,767      539,045    2,342,162
Development and Design..       21,700       21,700       21,700       21,700       86,800
                          -----------  -----------  -----------  -----------  -----------
  Total Operating
   Expenses.............    2,637,133    2,355,627    3,504,895    2,683,544   11,181,199
  Operating Profit......    2,517,665    1,820,800    5,382,734    2,616,456   12,337,655
  + Depreciation........       49,590       49,590       49,590       49,590      198,358
  + Amortization........      177,506      177,506      177,506      177,506      710,024
  EBITDA................    2,744,761    2,047,896    5,609,830    2,843,552   13,246,037
  Ending Inventory......   12,278,330   15,240,000   12,127,629   12,127,629   12,127,629
  Average Inventory.....   13,631,425   13,759,165   13,683,815   12,127,629   13,556,074
  Inventory Turnover....          1.1x         0.9x         1.8x         1.2x         4.9x
Accounts Receivable.....  $26,818,627  $22,727,961  $32,977,961  $25,977,961  $25,977,961
Receivables Turnover....          0.8x         0.7x         1.0x         0.8x         3.5x
Receivables Days........        117.4        128.6         87.3        116.9        104.8

   Revised 1999 Projected Quarterly Financial Results for Off-Price & Action
                                Sports Division

  The following table sets forth the projections provided by Global during the third quarter of fiscal 1999 for fiscal 1999 as well as the actual unaudited results of operations of Global's Off-Price and Action-Sports Division for fiscal 1999.

                                       For the Quarter Ended                    For the Year Ended
                          --------------------------------------------------  ------------------------
                                                     September
                           March 31,    June 30,        30,      January 1,   January 1,   January 1,
                             1999         1999         1999         2000         2000         2000
                           (actual)      (actual)   (estimated)  (estimated)  (estimated)    (actual)
                          -----------  -----------  -----------  -----------  -----------  -----------
Net Sales...............  $20,565,666  $13,252,045  $25,000,000  $15,000,000  $73,817,711  $71,789,523
Cost of Sales...........   15,410,868   12,468,373   19,000,000   11,400,000   58,279,241   59,284,529
                          -----------  -----------  -----------  -----------  -----------  -----------
Gross Profit............    5,154,798      783,672    6,000,000    3,600,000   15,538,470   12,504,944
Margin..................        25.07%        5.91%       24.00%       24.00%       21.05%       17.42%
General &
 Administrative.........    1,366,217      930,689    1,150,000    1,050,000    4,496,906    3,644,538
Selling and Marketing...      729,481      903,237      900,000      500,000    3,032,718    4,127,267
Distribution............      519,735      828,746      625,000      375,000    2,348,481    1,433,760
Development & Design....       21,700       57,346       21,700       21,700      122,446      220,230
                          -----------  -----------  -----------  -----------  -----------  -----------
Operating Expenses......    2,637,133    2,720,018    2,696,700    1,946,700   10,000,551    9,425,795
                          -----------  -----------  -----------  -----------  -----------  -----------
Operating Profit(loss)..    2,517,665   (1,936,346)   3,303,300    1,653,300    5,537,919    3,079,149
Plus:
Depreciation............       49,590       50,000       50,000       50,000      199,590      164,418
Amortization............      177,506      175,000      175,000      175,000      702,506      622,935
                          -----------  -----------  -----------  -----------  -----------  -----------
EBITDA..................  $ 2,744,761  $(1,711,346) $ 3,528,300  $ 1,878,300  $ 6,440,015    3,866,502
                          ===========  ===========  ===========  ===========  ===========  ===========

Absence of Appraisal Rights

  Under Delaware law, the shareholders of Global are not entitled to appraisal rights for their shares of Global's capital stock in connection with the transactions contemplated by the sale of the Off-Price and Action Sports Division, or to any similar rights under Delaware law.

Market Price Information

  Global's Common Stock is currently included for quotation on the Nasdaq National Market. On September 24, 1999, the trading date immediately prior to the public announcement of the transactions contemplated by the Acquisition Agreement, Global Common Stock closed at $21.625 per share and the high and low trading prices were $22.9375 and $21.1875, as reported on the Nasdaq National Market.

Accounting Treatment

  The sale of the Off-Price and Action Sports Division has been reflected on Global's financial statements as the disposal of a segment of a business within the meaning of Accounting Principles Board Opinion No. 30.

Federal Income Tax Consequences

  The following is a summary of all material federal income tax consequences of the sale of the Off-Price and Action Sports Division by Global and is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the sale of the Off-Price and Action Sports Division under applicable foreign, state, local or other laws.

  Except as otherwise discussed below, Global will generally recognize taxable loss on the sale of the Off-Price and Action Sports Division equal to the difference between (i) the amount realized by Global from the sale and (ii) Global's adjusted tax basis in the capital stock of the Gen-X Companies. The amount realized will equal the sum of cash payments received by Global for the capital stock of the Gen-X Companies plus the amount of the liabilities assumed by the Purchaser. The sale of the Off-Price and Action Sports Division will not result in any federal income tax consequences to shareholders of Global.

  EACH HOLDER OF SHARES OF COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE SALE OF THE OFF-PRICE AND ACTION SPORTS DIVISION (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

Government and Regulatory Approvals

  Global does not believe any regulatory approvals are required in connection with the sale of the Off-Price and Action Sports Division. Based on the representations made by the Purchasers, DMJ Financial and Messrs. Salter and Finkelstein in the Acquisition Agreement relating to the size of the Purchasers' operations and the size of the Purchasers' ultimate parents, the Company does not believe that any filings are required under the HSR Act.

Interests of Certain Persons

  Other than James J. Salter and his business partner Kenneth J. Finkelstein, no director or executive officer of Global, or associate of any such director or executive officer, has any substantial interest in the sale of the Off-Price and Action Sports Division, other than any interest arising from the ownership of Global's securities (in which case each such owner receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class of securities). For a description of the holdings of Global's securities by the directors and certain of the executive officers of Global, see "Principal Shareholders".

  Mr. Salter, along with Mr. Finkelstein, is leading the group of investors which is proposing to purchase all of the issued and outstanding capital stock of the Gen-X Companies from Global. On May 12, 1998, Global acquired all of the issued and outstanding stock of the Gen-X Companies from Messrs. Salter and Finkelstein and substantially the same group of investors. The Gen-X Companies, which are headquartered in Toronto, Ontario, specialize in (i) selling off-price sporting goods and winter sports equipment (including ski and snowboard equipment), in-line skates, sunglasses, skateboards and specialty athletic footwear and (ii) designing and distributing product orders specifically designed for selected retailers.

  The consideration paid by Global for the capital stock of the Gen-X Companies in May, 1998 consisted of (i) 1,500,000 shares of Global's Common Stock, (ii) 10,000 shares of Global's preferred stock, mandatorily redeemable over 5 years in the maximum aggregate amount of $500,000, and (iii) noninterest-bearing contingent notes payable over 5 years in the maximum aggregate amount of $4.5 million. The Company valued the Common Stock issued in the May, 1998 transaction based on the average market price of the Common Stock during the 5-day period beginning two trading days before and ending two trading days after May 12, 1998. The redemption price of the preferred stock and the payment amount of the contingent notes are dependent upon the Company's Off-Price and Action Sports Division achieving certain sales and gross profit targets. In June, 1999, the Company redeemed 2,000 shares of the preferred stock for an aggregate of $100,000 and paid $900,000 of the principal amount of the contingent notes in accordance with the terms of such stock and notes.

  Subsequent to the purchase of the Gen-X Companies in May, 1998, the Company has effectively consolidated its Off-Price and Action Sports Division into the Gen-X Companies. As a result, a comparison of the purchase price of the capital stock of the Gen-X Companies in May, 1998 and the consideration to be paid under the Acquisition Agreement for the capital stock of the Gen-X Companies would not be meaningful.

Recommendation of Board of Directors

  Before concluding that Global should divest its Off-Price and Action Sports Division in order to focus exclusively on its e-Commerce business, the Board of Directors considered the following alternatives: (i) liquidating the Off-Price and Action Sports Division; and (ii) continuing to operate the Off-Price and Action Sports Division. The Board of Directors decided against liquidation of the Off-Price and Action Sports Division because a greater value could be obtained by selling the Off-Price and Action Sports Division as a going concern. The Board of Directors decided against continuing the operation of the Off-Price and Action Sports Division because: (i) the current operating performance and competitive position of the Off-Price and Action Sports Division were declining; (ii) the close-out distribution business is highly dependent upon personal relationships and Michael Rubin, Global's Chief Executive Officer, had reduced his involvement in the management of Global's non-internet businesses; and (iii) close-out distribution businesses have no captive retail distribution through which they can sell off-price goods, no franchise value, no infrastructure and no name recognition.

  In arriving at the conclusion that the sale of the Off-Price and Action Sports Division is in the best interest of Global and its shareholders, the Board of Directors considered the following factors: (i) the process used to procure prospective purchasers described above; (ii) the alternatives to the sale of the Off-Price and Action Sports Division discussed above; (iii) the overall value of the proposal made by the Purchaser and the opinion of Deutsche Bank that the consideration to be received by Global under the Acquisition Agreement is fair, from a financial point of view, to Global; and
(iv) the payment terms of the consideration to be received by Global under the Acquisition Agreement.

  Global's Board of Directors concluded that the sale of the Off-Price and Action Sports Division is in the best interests of Global and its shareholders. All of the factors considered by the Board supported the Board's conclusion. Accordingly, the Board of Directors unanimously approved the sale of the Off-Price and Action Sports Division at a meeting held on September 24, 1999.

  THE BOARD OF DIRECTORS OF GLOBAL UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF ACQUISITION AGREEMENT AND THE SALE OF THE OFF-PRICE AND ACTION SPORTS DIVISION.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)

  The following table presents portions of Global's financial statements and is not complete. The following selected consolidated financial data should be read together with Global's consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement.

  On April 20, 1999, Global formalized a plan to sell its Branded Division and Off-Price and Action Sports Division in order to focus exclusively on its e-commerce business. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of these divisions have been segregated from that of continuing operations and are presented as discontinued operations. The following selected consolidated financial data and consolidated financial statements included in this Proxy Statement have been reclassified to reflect this presentation.

                                     Year Ended December 31,         Year Ended
                                 ----------------------------------  January 1,
                                  1995     1996     1997     1998       2000
                                 -------  -------  -------  -------  ----------
Statement of Operations Data:
Net revenues...................  $   --   $   --   $   --   $   --    $  5,511
Cost of revenues...............      --       --       --       --       3,817
                                 -------  -------  -------  -------   --------
 Gross profit..................      --       --       --       --       1,694
Operating expenses:
 Sales and marketing...........      --       --       --       --      11,609
 Product development...........      --       --       --       --       7,264
 General and administrative....    5,644    2,853    2,389    3,453      9,311
 Stock-based compensation,
  primarily related to sales
  and marketing................      --       --       --       --       2,655
                                 -------  -------  -------  -------   --------
   Total Operating Expenses....    5,644    2,853    2,389    3,453     30,839
                                 -------  -------  -------  -------   --------
Other (income) expenses:
 Interest expense..............      796    1,152    2,013    2,367        313
 Interest income...............      --       --       --       --        (774)
 Other, net....................      --       --       --       --          (2)
                                 -------  -------  -------  -------   --------
   Total other (income)
    expense....................      796    1,152    2,013    2,367       (463)
                                 -------  -------  -------  -------   --------
Loss from continuing operations
 before income taxes...........   (6,440)  (4,005)  (4,402)  (5,820)   (28,682)
Benefit from income taxes......      --       --       --     1,979      2,222
                                 -------  -------  -------  -------   --------
Loss from continuing
 operations....................   (6,440)  (4,005)  (4,402)  (3,841)   (26,460)
Discontinued operations:
 Income from discontinued
  operations...................    6,465    3,261      247    9,665        550
 Loss on disposition of
  discontinued operations......      --       --       --       --     (17,337)
                                 -------  -------  -------  -------   --------
Net income (loss)..............  $    25  $  (744) $(4,155) $ 5,824   $(43,247)
                                 =======  =======  =======  =======   ========
Earnings (losses) per share--
 basic and diluted(1) :
 Loss from continuing
  operations...................  $ (3.75) $ (1.56) $ (1.47) $  (.34)  $  (1.78)
 Income from discontinued
  operations...................     3.76     1.27      .08      .85        .04
 Loss on disposition of
  discontinued operations......      --       --       --       --       (1.17)
                                 -------  -------  -------  -------   --------
   Net income (loss)...........  $   .01  $  (.29) $ (1.39) $   .51   $  (2.91)
                                 =======  =======  =======  =======   ========
Weighted average common shares
 outstanding(1):
 Basic and diluted.............    1,717    2,568    2,996   11,379     14,874
                                 =======  =======  =======  =======   ========
Number of common shares
 outstanding(1)................    2,307    2,832   10,418   11,925     18,475
                                 =======  =======  =======  =======   ========
Balance Sheet Data:
Working capital................  $ 2,839  $ 2,022  $19,748  $34,846   $ 40,558
Net assets of discontinued
 operations....................   12,673   11,797   24,129   41,128     18,381
Total assets...................   15,030   16,435   28,043   45,053     82,736
Total long-term debt...........    5,001    5,905   20,975   20,993      2,040
Stockholders' equity
 (deficiency)..................       93     (552)   2,157   17,094     59,310

--------
(1) All share and per share amounts give effect to the December 15, 1997 1-for-20 reverse stock split as if it had occurred for all periods presented.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements appearing elsewhere in this Proxy Statement. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of factors including those discussed in "Risk Factors" and elsewhere in this Proxy Statement.

Overview

  We develop and operate e-commerce sporting goods businesses for traditional sporting goods retailers, general merchandisers, Internet companies and media companies under exclusive long-term agreements. We enable our partners to capitalize on their existing brand assets to exploit online opportunities in the $45.8 billion sporting goods retail industry. We customize the design of a partner's Web site with a broad range of characteristics that includes a differentiated user interface, partner-specific content pages, an extensive electronic catalog of product descriptions and images, a searchable database and interactive communication tools. We currently derive virtually all of our revenues from the sale of merchandise through or to our partners' e-commerce sporting goods businesses. It is possible, however, that in the future we may derive revenues from providing services in connection with the design, development, operation and promotion of our partners' e-commerce sporting goods businesses. We launched our initial six partners' e-commerce sporting goods businesses in November 1999: www.dunhamssports.com, www.mcsports.com, www.sportchalet.com, www.theathletesfoot.com, www.thesportsauthority.com and store.webmd.com. We have announced agreements with BlueLight.com and Oshman's Sporting Goods to launch their e-commerce sporting goods businesses in the second quarter of 2000.

Company Background

  Prior to our decision to initiate our e-commerce sporting goods business, we operated two primary businesses, our Branded Division and our Off-Price and Action Sports Division. From inception in 1986 through December 1999, we designed, marketed and distributed high performance athletic footwear exclusively for women under the RYKA brand name. From December 1997 through December 1999, as part of our Branded Division, we also designed, marketed and distributed outdoor footwear under the Yukon brand name. During the same period, as part of our Off-Price and Action Sports Division, we purchased closeouts, overstocks, canceled orders and excess inventories of athletic, outdoor, casual and specialty footwear, athletic apparel and athletic equipment from manufacturers and retailers for resale, and designed and distributed special make-up athletic equipment.

  In April 1999, we formalized our plan to divest these divisions in order to focus exclusively on the development of our e-commerce business. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of these divisions have been segregated from that of continuing operations and are presented as discontinued operations. Our consolidated financial statements included in this Proxy Statement have been reclassified to reflect this presentation.

  On June 10, 1999, in order to finance our e-commerce business, we agreed to sell to funds affiliated with SOFTBANK 6,153,850 shares of common stock at a price of $13.00 per share for an aggregate purchase price of approximately $80.0 million. The purchase price reflected the closing price of our common stock on May 26, 1999, the day prior to the day we and SOFTBANK agreed in principle to the transaction. The sale of these shares was completed on July 23, 1999.

  On September 24, 1999, in furtherance of our plan to sell our historical businesses, we entered into an agreement, as amended on March 13, 2000, to sell our Off-Price and Action Sports Division for a cash payment at closing of $13.2 million and the assumption by the purchaser of $4.0 million in indebtedness. We are seeking stockholder approval of this sale at the Annual Meeting. Michael G. Rubin, our Chairman and Chief Executive Officer, who, as of the Record Date, beneficially owned approximately 43.2% of our outstanding shares, and SOFTBANK, who, as of the Record Date, beneficially owned approximately 33.2% of our outstanding shares, have indicated that they intend to vote for approval of the sale. We expect the sale to close soon after the Annual Meeting. For fiscal 1999, we have recognized a loss of approximately $5.2 million related to the disposition of this division.

  On December 29, 1999, we sold substantially all of the assets of our Branded Division, other than accounts receivable of approximately $6.6 million, for a cash payment of approximately $10.4 million. For fiscal 1999, we have recognized a loss of approximately $12.1 million related to the disposition of this division.

  On April 27, 2000, in order to continue financing our e-commerce operations, we agreed to sell to funds affiliated with SOFTBANK 2,500,000 shares of common stock and to TMCT Ventures, L.P. ("TMCT") 625,000 shares of common stock at a price of $8.00 per share for an aggregate purchase price of $25.0 million. In addition, we issued to the funds affiliated with SOFTBANK warrants to purchase 1,250,000 shares of common stock, and to TMCT warrants to purchase 312,500 shares of common stock, at an exercise price of $10.00 per share. The sale of these shares and warrants was completed on May 1, 2000.

Financial Presentation

  We did not launch our partners' e-commerce businesses until the fourth quarter of 1999. As a result, our historical financial statements are of limited use in making an investment decision because they principally reflect our discontinued operations. Our financial statements for the fourth quarter of 1999 and forward will reflect our e-commerce business. These financial statements will present:

  . revenues, which are derived from the sale of merchandise, net of returns, and are recognized when the merchandise is shipped;

  . cost of revenues, which consists of the cost of the products sold and net freight costs, other than outbound shipping costs related to our temporary free shipping promotions which are included in sales and marketing expenses;

  . sales and marketing expenses, which consist primarily of advertising and promotional expenses, including temporary free-shipping, distribution facility and fulfillment expenses, order processing fees, payroll and related expenses for personnel engaged in marketing, buying, merchandising, client services, partner revenue shares and customer service;

  . product development expenses, which consist primarily of expenses associated with content development; developing and operating our partners' Web sites; payroll and related expenses for engineering, production, creative and management information systems; and depreciation expense related to capitalized hardware and software;

  . general and administrative expenses, which consist primarily of payroll and related expenses for administrative, finance, human resources, legal and executive personnel, and costs associated with the operation and maintenance of our headquarters facility and professional services; and

  . stock-based compensation expense, which relates to the grant of options, warrants and stock awards considered to be compensatory, because the estimated fair value for accounting purposes of the options and stock awards granted to employees was greater than the stock price on the date of grant or because the options or warrants were granted to non-employees.

Results of Operations

 Fiscal 1999 and Fiscal 1998

  Net Revenues. We had net revenues from continuing operations of $5.5 million for fiscal 1999 and no net revenues from continuing operations for fiscal 1998. In fiscal 1999, we operated www.dunhamssports.com, www.mcsports.com, www.sportchalet.com, www.theathletesfoot.com, www.thesportsauthority.com, and store.webmd.com. We derived $2.8 million of our total net revenues from Healtheon/WebMD through the sale of product to support the launch of the WebMD Sports & Fitness Store, store.webmd.com. This product was sold to Healtheon/WebMD in connection with a one-time promotion in which Healtheon/WebMD distributed the products to its physician subscribers to promote the launch of the WebMD Sports & Fitness Store. We derived no net revenues from continuing operations for any period prior to November 1999 as we did not operate any Web sites during those periods.

  Cost of Revenues. We incurred cost of revenues from continuing operations of $3.8 million for fiscal 1999 and no cost of revenues from continuing operations for fiscal 1998. As a percentage of net revenues, cost of revenues was 69.3% for fiscal 1999. These costs included the cost of the products sold and inbound freight costs related to these products, as well as outbound shipping costs other than those related to our temporary free shipping promotions which are included in sales and marketing expenses.

  Gross Profit. We had gross profit from continuing operations of $1.7 million for fiscal 1999 and no gross profit from continuing operations for fiscal 1998. As a percentage of net revenues, gross profit from continuing operations was 30.7% for fiscal 1999.

  Sales and Marketing Expenses. We incurred sales and marketing expenses from continuing operations of $11.6 million for fiscal 1999 and no sales and marketing expenses from continuing operations for fiscal 1998. These expenses included advertising and promotional expenses including temporary free shipping, distribution facility expenses, order processing fees and payroll and related expenses. Also included in this amount are partner revenue shares which are payments made to our partners in exchange for the use of their brand assets, the promotion of their URL's in marketing and communication materials, the implementation of programs to provide incentives to in-store customers to shop online and other programs and services provided to the customers of our partners' Web sites. Partner revenue shares charges were not significant in fiscal 1999.

  Product Development Expenses. We incurred product development expenses from continuing operations of $7.3 million for fiscal 1999 and no product development expenses from continuing operations for fiscal 1998. A meaningful portion of our product development expenses in fiscal 1999 was paid to third parties. Because we are currently handling more development internally, we do not anticipate that a significant portion of our product development expenses in fiscal 2000 will be for third-party Web site development services.

  General and Administrative Expenses. We incurred general and administrative expenses from continuing operations of $9.3 million for fiscal 1999 and $3.5 million for fiscal 1998. While our continuing operations were not in existence in fiscal 1998, the recorded expenses reflect costs for personnel, facilities and professional fees that are currently associated with our continuing operations.

  Stock-Based Compensation, Primarily Related to Sales and Marketing,
Expense. We recorded stock-based compensation expense from continuing operations of $2.7 million for fiscal 1999. This expense related to the amortization of deferred compensation expense for options granted to employees and some non-employees and to the value of the options or warrants granted to some other non-employees. Of the $2.7 million of stock-based compensation expense, $1.9 million related to warrants granted to our partners, $555,000 related to options or warrants granted to non-employees and $217,000 related to options granted to employees. As of January 1, 2000, we had an aggregate of $1.6 million of deferred compensation remaining to be amortized.

  Interest. Interest income consists of interest earned on cash and cash equivalents. Interest expense relates primarily to bank borrowings. In fiscal 1999, we had interest income of $463,000, net of interest expense. In fiscal 1998, we had $2.4 million of interest expense, net of interest income.

 Fiscal 1998 and Fiscal 1997

  Because our continuing operations were not in existence in fiscal 1998 or fiscal 1997, we had no net revenues, cost of sales or operating expenses related to our continuing operations, other than general and administrative expenses of $3.5 million in fiscal 1998 and $2.4 million in fiscal 1997. These general and administrative expenses reflect the costs of personnel, facilities and professional fees that are currently associated with our continuing operations. Accordingly, comparisons of results from continuing operations for fiscal 1998 and fiscal 1997 are not meaningful.

Liquidity and Capital Resources

  Historically, we financed our operations through a combination of internally generated funds, equity financings, subordinated borrowings and bank credit facilities. We used our bank credit facilities to fund our investment in accounts receivable and inventory necessary to support our historical businesses.

  In connection with our decision to focus exclusively on our e-commerce business, we raised approximately $80.0 million in gross proceeds through our equity financing with SOFTBANK in July 1999. We used part of the proceeds from this financing to repay the balance on our then outstanding lines of credit, reduce trade payables and provide operating capital related to our historical businesses. We also used part of the proceeds to acquire property and equipment and fund working capital for our e-commerce business. As of January 1, 2000, we had cash and cash equivalents of approximately $27.3 million, and working capital of approximately $40.6 million, which included approximately $18.4 million of net assets of discontinued operations.

  We have incurred substantial costs to develop our e-commerce business and to recruit, train and compensate personnel for our creative, engineering, marketing, advertising, merchandising, customer service and administration departments. As a result, we have incurred substantial losses for fiscal 1999 and, as of January 1, 2000, had an accumulated deficit of $43.1 million. In order to expand our e-commerce business, we intend to invest heavily in operations, Web site development, marketing, merchandising and additional personnel. We therefore expect to continue to incur substantial operating losses for the foreseeable future.

  We used approximately $22.2 million in net cash for operating activities of continuing operations in fiscal 1999, while we generated approximately $1.1 million in net cash from operating activities of continuing operations in fiscal 1998. Net cash used in operating activities of continuing operations in fiscal 1999 was primarily the result of net losses from continuing operations and changes in inventory and accounts receivable, partially offset by changes in accounts payable and accrued expenses and stock-based compensation expense. Net cash generated from operating activities of continuing operations in fiscal 1998 was primarily the result of net losses from continuing operations and changes in accounts payable and accrued expenses.

  Our investing activities in fiscal 1999 consisted of purchases of property and equipment. We made capital expenditures of approximately $18.4 million in fiscal 1999, which were partially offset by $10.4 million in proceeds of the sale of our Branded Division.

  As of January 1, 2000, we had commitments of $6.4 million relating to the implementation of advertising and promotion programs. In addition, we have agreed to provide Yahoo! with not less than $5.0 million of barter media during the term of our agreement with Yahoo!. The barter media consists of including the Yahoo! logo on mutually agreed upon advertising in a partner's retail stores and newspaper promotions. See Note 11 to our consolidated financial statements.

  In the second quarter of fiscal 2000, we expect to receive a cash payment of $13.2 million relating to the sale of our Off-Price and Action Sports Division.

  To date, we have financed our e-commerce operations primarily from the sale of equity securities. Management expects that our current cash position combined with the proceeds from the sale of our Off-Price and Action Sports Division, will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, our revenues must increase significantly to internally fund our anticipated operating expenses. If cash flows are insufficient to fund these expenses, we may need to raise additional funds in future periods through public or private financings or other arrangements to fund our operations until we achieve profitability. Failure to raise capital when needed could seriously harm our business and operating results. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders would be reduced. Furthermore, these equity securities might have rights, preferences or privileges senior to our common stock.

Seasonality

  We expect to experience seasonal fluctuations in our revenues. These seasonal patterns will cause quarterly fluctuations in our operating results. In particular, we expect that the fourth fiscal quarter will account for a large percentage of our total annual sales. We believe that results of operations for a quarterly period may not be indicative of the results for any other quarter or for the full year.

Inflation

  Management believes that inflation has not had a material effect on our operations.

Year 2000

  Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products need to accept four digit entries to distinguish 21st century dates from 20th century dates. This could result in system failures or miscalculations causing disruption of operations for any company using computer programs or hardware.

  With respect to our Branded Division and Off-Price and Action Sports Division, we maintained a management information system that provided, among other things, comprehensive customer order processing, inventory, production, accounting and management information for the marketing, selling, manufacturing and distribution functions of our business. Subsequent to the sale of the Branded Division on December 29, 1999, we use these systems only for the Off-Price and Action Sports Division and in connection with the collection of the accounts receivable of the Branded Division which it retained.

  We completed, as of April 1, 1999, a Year 2000 project which evaluated, identified, corrected, reprogrammed, and tested our existing systems for Year 2000 compliance. We enhanced our key information systems to improve our functionality and increase performance during the first quarter of 1999, making these applications Year 2000 compliant. The costs of these upgrades of approximately $150,000 were charged to operations as incurred. Upon consummation of the sale of the Off-Price and Action Sports Division and collection of the accounts receivable of the Branded Division, we will not have any need for these systems.

  Our e-commerce business is a new enterprise and accordingly, we have purchased or developed most of the software and hardware we use in our e-commerce business during fiscal 1999. While this does not uniformly protect us against Year 2000 exposure, we believe our exposure is limited because the systems we use are not based upon legacy hardware or software systems.

  We updated our office networking system software to be Year 2000 compliant during the third quarter of fiscal 1999. The costs of the process did not have a material impact on our results of operations, financial position, liquidity or capital resources.

  In addition to making our own systems Year 2000 compliant, we contacted the customers and key suppliers of our Branded Division and Off-Price and Action Sports Division to determine the extent to which the systems of these customers and suppliers are Year 2000 compliant and the extent to which we could be affected by the failure of these third parties to become Year 2000 compliant. We cannot presently estimate the impact of the failure of these third parties to become Year 2000 compliant, however, subsequent to January 1, 2000, we have not encountered any problems related to Year 2000 issues. There can be no assurance, however, that future Year 2000 issues, if any, will not arise.

Quantitative and Qualitative Disclosures about Market Risk

  We have not used derivative financial instruments in our investment portfolio. We invest our excess cash in debt instruments of the United States Government and its agencies and in high-quality corporate issuers. We limit the amount of credit exposure to any one issuer. We protect and preserve our invested funds by limiting default, market and reinvestment risk.

  Investments in both fixed rate and floating rate interest earning-instruments carries a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may fall short of expectations due to changes in interest rates or we may suffer losses in principal if forced to sell securities which have declined in market value due to changes in interest rates.

  The Company is exposed to changes in interest rates primarily as a result of the long-term debt of its discontinued operations. The Company's objective in managing its exposure to interest rate changes is to limit the impact of interest rate changes on cash flows and to lower its overall borrowing costs. A portion of the Company's long-term debt is issued at a choice of LIBOR plus certain basis points or the prime rate less certain basis points, which gives the Company a certain degree of flexibility to manage interest rate risk. As of January 1, 2000, a 1% increase in these rates would result in an increase in interest costs of approximately $150,000. As of December 31, 1998, a 1% increase in these rates would result in an increase in interest costs of approximately $370,000. See Note 18 to the Company's consolidated financial statements beginning on page F-1.

                                   BUSINESS

Overview

  We develop and operate e-commerce sporting goods businesses for traditional sporting goods retailers, general merchandisers, Internet companies and media companies under exclusive long-term agreements. We enable our partners to capitalize on their existing assets to exploit online opportunities in the sporting goods retailing industry, which is estimated by the National Sporting Goods Association to be $45.8 billion in size. Our scalable business model takes advantage of our proprietary technology and product database, customer service capabilities, fulfillment capabilities, relationships with vendors and centralized inventory management. Based on these capabilities, we can quickly and cost-effectively implement a customized e-commerce sporting goods businesses for a broad range of partners.

  We enable our partners to remain focused on their core businesses and to avoid making substantial investments in e-commerce infrastructure and personnel. Depending on the specific needs of the partner, we can undertake either a complete outsourcing of its online activities or a more customized "back-end" operation. We benefit from the traffic generated by our partners' established brand franchises, extensive advertising, retail traffic and vendor relationships to achieve operational efficiencies, lower customer acquisition costs and economies of scale. We offer our partners the following:

  . design, development and maintenance of customized Web sites under our partners' banners;

  . access to our centralized database of product descriptions and images, as well as performance data from vendors and independent sources;

  . extensive technology that runs, operates and manages all aspects of multiple Web sites;

  . access to a broad assortment of brand-name inventory from over 500 brands encompassing more than 60,000 stock keeping units, referred to as SKUs;

  .  customer service, order processing and fulfillment capabilities; and

  . marketing our partners' Web sites through arrangements with Internet portals such as Yahoo!, as well as incremental online and offline advertising.

  We provide some or all of these services to each of our partners. We currently derive virtually all of our revenues from the sale of merchandise through or to our partners' e-Commerce sporting goods businesses. It is possible,however, that in the future we may derive revenues from providing these services to our partners.

  We believe our ability to quickly and cost-effectively add new partners creates advantages for us over other online competitors. These advantages include lower product costs, broader merchandise availability and greater operating efficiencies. In addition, we believe our approach can generate attractive economic returns by operating multiple Web sites for established brands on a common scalable e-commerce infrastructure.

  We launched our initial six partners' e-commerce sporting goods businesses in November 1999 located at the URLs www.dunhamssports.com, www.mcsports.com, www.sportchalet.com, www.theathletesfoot.com, www.thesportsauthority.com and store.webmd.com. During the first two months after we launched our initial six partners' e-commerce sporting goods businesses, we had net revenues of approximately $5.5 million. We had a net loss of $43.2 million for fiscal 1999, including the loss from discontinued operations. On December 30, 1999, we entered into an agreement with Oshman's Sporting Goods, and we expect to launch its e-commerce sporting goods business in the second quarter of 2000. According to estimates by Sports Trend, a trade publication, our current partners and their affiliates generated over $5.0 billion in combined annual sporting goods revenues through their traditional retail channels in 1998. The combined sales of our partners in 1998 represented 10.9% of the estimated United States retail sporting goods market.

Historical Businesses

  Until the second quarter of fiscal 1999, we operated two sporting goods businesses, our Branded Division and our Off-Price and Action Sports Division. On April 20, 1999, we formalized a plan to sell these divisions in order to focus exclusively on our e-commerce business. For a more complete description of the Branded Division and Off-Price and Action Sports Division, see "-- Discontinued Operations."

Recent Developments

  On February 28, 2000, we entered into an agreement with BlueLight.com, the exclusive online partner of Kmart. We expect to launch the e-commerce sporting goods business of BlueLight.com in the second quarter of fiscal 2000.

  On April 27, 2000, we agreed to sell to funds affiliated with SOFTBANK 2,500,000 shares of common stock and to TMCT 625,000 shares of common stock at a price of $8.00 per share for an aggregate purchase price of $25.0 million. The sale of these shares was completed on May 1, 2000. ln addition, we issued to the funds affiliated with SOFTBANK warrants to purchase 1,250,000 shares of common stock, and to TMCT warrants to purchase 312,500 shares of common stock, at an exercise price of $10.00 per share.

Industry Background

  Sporting Goods Retail Industry. The retail market for sporting goods products, which includes apparel, footwear, equipment and related products such as table games and sports memorabilia, represents a significant market opportunity. The National Sporting Goods Association estimated this market at $45.8 billion at retail in 1999, representing a compound annual growth rate of 3.5% since 1994. The number of people who actively engaged in sports, fitness and outdoor activities in 1998 was 167 million according to Sporting Goods Manufacturers Association estimates. We believe the sporting goods industry will continue to benefit from growing participation and interest in sports, fitness and outdoor activities and, as a result, we expect consumer demand to increase over time. In addition, the ten largest sporting goods retailers in the United States accounted for 36% of all sporting goods sales in 1998, and no single retailer represented more than 10% of the market, according to Sports Trend estimates. As a result, we believe significant opportunities exist to better fulfill customer and manufacturer needs by centralizing inventory and creating a comprehensive product database from among the thousands of vendors and millions of SKUs in the sporting goods industry.

  We believe that e-commerce will contribute to additional growth in the sporting goods industry. E-commerce revenues are expected to represent approximately 8% of sporting goods sales by 2004, according to Forrester Research estimates. Forrester Research also estimates that online sales of sporting goods reached $165.0 million in 1999 and are projected to exceed $4.2 billion by 2004, a compound annual growth rate of 91%. In addition, we believe that total catalog sales of sporting goods products are sizeable, supporting the notion that customers are willing to purchase sporting goods through direct sales.

  Advantages of Online Retailing. The Internet has emerged as one of the fastest growing communications, information and commerce mediums. International Data Corporation estimates that there were approximately 62.8 million Internet users in the United States at the end of 1998 and expects this number to grow to approximately 177.0 million by the end of 2003. Business' and consumers' acceptance of the Internet as a communication, information and commerce platform has created the foundation for significant growth in business-to-consumer and business-to-business commerce. The number of online purchasers is projected to increase from approximately 21.1 million at the end of 1998 to approximately 72.1 million by 2003, according to International Data Corporation. Forrester Research estimates that online purchases by United States consumers will grow from approximately $20.3 billion in 1999 to approximately $184.5 billion in 2004.

  The Internet is an attractive marketplace for both online retailers and consumers. Online retailers are able to "display" a larger number and wider variety of products at a lower cost than physical stores and catalogs, which have limitations on inventory, shelf and catalog space. In addition, online retailers do not incur the costs of managing and maintaining a retail store base or the significant printing and mailing costs of catalogs. Online retailers also enjoy significant merchandising flexibility with the ability to easily and frequently adjust their featured selections and editorial content to better respond to consumers' needs. Finally, online retailers can more easily obtain demographic and behavioral data about customers. This increases opportunities for targeted marketing programs and to provide personalized services to their customers.

  The Internet also offers a number of advantages to consumers. Consumers can enjoy the time savings, convenience and flexibility of shopping online 24 hours a day, seven days a week with access to a broader selection of products than is traditionally available in a retail store. In addition, online retailing allows for personalized shopping experiences through the delivery of content, purchasing advice, community and electronic features such as reminder and suggestion services. Consumers also benefit from greater access to product information and heightened attention to customer service.

  Challenges of Online Retailing. We believe traditional sporting goods retailers face significant obstacles to compete successfully in e-commerce. Traditional retailers must develop a separate infrastructure for their Internet operations, including Web design, order processing, fulfillment, customer service and a descriptive product database. Traditional retailers must also make significant capital investments to develop in-house technology systems as well as to attract and retain personnel to support an online business. Given the smaller size of the leading sporting goods retailers relative to leading retailers in other consumer goods categories, it is particularly difficult for sporting goods retailers to generate levels of e-commerce sales that justify building a separate infrastructure. Furthermore, we believe very few viable outsourcing options exist for sporting goods retailers to build their online business.

  Online sporting goods retailers confront obstacles to establish cost-efficient operations in the sporting goods business. Due to the lack of master distributors and the multitude of independent vendors in the sporting goods industry, online retailers face the challenge of establishing and maintaining relationships with hundreds of vendors. This makes it difficult for them to access a broad selection of branded sporting goods products. In addition, we believe that it is costly for single-brand online retailers to own inventory and build sophisticated fulfillment infrastructure while simultaneously spending to build their brand and drive traffic. Because most online retailers rely on a single brand, they find it more difficult to establish multiple partnerships with traditional retailers. Online retailers tend to make large investments to build and maintain their brand awareness, resulting in high customer acquisition costs. In addition, online retailers have a disadvantage to traditional retailers in that they do not offer in-store returns and exchanges and can not satisfy customers' desire to touch and feel products, such as athletic footwear and sporting apparel. Also, it is difficult for online retailers to support the cost of aggregating and maintaining comprehensive inventory in each category. This difficulty arises because sporting goods products come in an extensive array of shapes, sizes and weights, ranging from small fishing lures to bulky motorized treadmills.

The Global Sports Solution

  We believe our business model allows us to provide a comprehensive solution to many of the challenges facing traditional and online sporting goods retailers. Our platform allows us to rapidly develop and operate customized e-commerce sporting goods businesses with characteristics appropriate for each of our partners. Our solution enables our partners to remain focused on their core businesses and to avoid making substantial

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

investments in e-commerce infrastructure and personnel. In addition, we believe we can generate attractive economic returns by operating multiple Web sites on a common scalable e-commerce infrastructure. We derive further economic benefit by operating under the established brands of our partners. The following are key features of our solution:

  Rapid Deployment of a Comprehensive E-Commerce Business. We can quickly develop and implement all aspects of an e-commerce sporting goods business. These aspects include Web site design, buying and merchandising, order processing, fulfillment and customer service. We customize the design of a partner's Web site with a broad range of characteristics that include a differentiated user interface, partner-specific content pages, an extensive electronic catalog of product descriptions and images, a searchable database and interactive communication tools. Our solution allows the partner to avoid the lengthy start-up, the complex integration effort and the substantial fixed cost required to build and operate an e-commerce business.

  Creation of Distinct Online Identities Under Existing Brand Names. We enable our partners to establish distinct e-commerce businesses. We believe this contributes to the development of their independent online brand, reinforces their existing brand identity and reduces cannibalization from other online competitors. In addition, we seek to increase the value of their entire business by establishing an online image and a shopping experience that is commensurate with their brand.

  Increased Return on Investment Opportunity. We operate multiple e-commerce sporting goods businesses on a common infrastructure. This allows us to capitalize on our core computer technology, which we refer to as The Common Engine(TM), and centralized inventory, product database, order processing, fulfillment and customer service. Because we focus exclusively on sporting goods e-commerce, we can derive economies of scale and add additional partners with minimal incremental spending. In addition, we aggregate demand from all of our partners' Web sites and fulfill all customer orders from a common inventory pool. Although we customize part of the product assortment on each partner's Web site we operate, a large quantity of SKUs is common among multiple Web sites. By centralizing inventory management across multiple partner Web sites, we are able to increase the frequency of inventory turns, thus reducing obsolescence risk and financing costs.

  Positive and Convenient Shopping Experience. We offer a compelling online shopping experience by providing a broad selection of merchandise, easy to use Web sites, competitive prices, value added content and strong customer service. We believe our 24 hours a day, seven days a week in-house customer service and high order accuracy promotes strong brand loyalty for our partners. In addition, we believe our ability to respond to customer inquiries by e-mail, telephone and online chat to provide detailed product information makes the shopping experience easy and enjoyable and drives repeat purchases. The customer's online shopping experience is further enhanced by the option to return goods purchased online to most of our partners' respective retail stores.

  Efficient Customer Acquisition. We benefit from the brand assets and substantial marketing budgets of our partners to reduce our customer acquisition costs. Our partners' existing marketing budgets allow us to generate exposure and drive traffic to the Web sites without expensive incremental investment in customer acquisition. For example, each partner is contractually obligated to include its Web site address, referred to as a URL, in its marketing and communication materials. In addition, during fiscal 1999, our current traditional sporting goods retail partners, Dunham's Sports, MC Sports, Oshman's Sporting Goods, Sport Chalet, The Athletes Foot and The Sports Authority, spent on a combined basis in excess of $100.0 million on marketing. This included television, radio, print and outdoor advertising, point of purchase displays, cash register receipts, shopping bags, employee uniforms and promotional events designed to attract and retain customers. Finally, our retail partners have valuable, established brand franchises and existing customer bases. We believe this provides us with a competitive advantage because our retail partners have a heritage and reputation that lends a degree of comfort to the customer. By having an established history of purchasing from our partners' retail stores, we believe a customer will be more inclined to purchase from their online stores.

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

  Benefit from Relationships with Vendors. Our partners maintain long-standing relationships with sporting goods vendors. We also maintain strong relationships with these vendors. Therefore, unlike many entrants to the online sporting goods marketplace, we are able to obtain direct access to most major brands. We believe this provides us with one of the most extensive, authorized selections of sporting goods brands and products available on the Internet today. In addition, we benefit from the buying experience of our partners, which further reduces our costs and improves our margins.

Growth Strategy

  Our objective is to generate attractive economic returns by capitalizing on our unique business model to become the leading e-commerce company in the sporting goods category. The key elements of our growth strategy are as follows:

  Expand Our Partner Base. We intend to increase our market share by adding new partners with strong brand franchises who are seeking to enter the e-commerce sporting goods business. New partners could include companies with major brand names in specialty and full-line retail, consumer products, Internet and media. For example, in January 2000 we announced a new alliance with Oshman's Sporting Goods and in March 2000, we announced a new alliance with BlueLight.com. We expect to launch these e-commerce sporting goods businesses during the second quarter of fiscal 2000.

  Promote Our Online Brands. We intend to build awareness and drive traffic to our partners' e-commerce sporting goods businesses by capitalizing on the brand assets, large marketing budgets and retail traffic of our partners. Each of our partners prominently features and promotes its URL in its marketing and communications materials. We have initiated programs with our traditional retail partners to provide incentives, such as coupons, to in-store customers to shop online. We also plan to continue to selectively use a variety of online and offline marketing strategies to reach our customers, including direct marketing, co-branding, co-op advertising, public relations, affiliate programs, portal relationships, traditional print and broadcast media advertising. In addition, we intend to test in-store computer kiosks with direct links to some of our traditional retail partners' online sporting goods businesses to provide customers with access to inventory not available in the retail stores.

  Increase Repeat Purchases. We intend to build customer loyalty and drive repeat purchases by implementing the following strategies:

  .  continually enhancing our level of customer service;

  .  expanding our customer and product databases;

  .  offering new products and product categories;

  .  implementing direct marketing techniques to target customers; and

  . increasing the level of personalization on our partners' online sporting goods businesses.

We believe these initiatives will drive repeat purchases as consumers become increasingly satisfied with their online shopping experiences.

  Enhance the Online Shopping Experience. We plan to continually enhance and expand our online stores to address the evolving needs of our customers. We plan to invest in technology to maximize the flexibility and speed to market of our partners' Web sites. We intend to improve the presentation of our product offerings by taking advantage of the unique characteristics of the Internet as a retail medium. Specifically, we plan to develop features that improve the functionality, speed, navigation and ease of use of our partners' Web sites. Another key factor in enhancing the online shopping experience will be to continue building and expanding upon our fulfillment and order processing capabilities.

  Capitalize on International Market Opportunities. We plan to explore offering our e-commerce solution in international markets to address the global demand to purchase sporting goods products online. We believe

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

our business model is well suited for penetration of these markets by partnering with well-established local companies.

  Pursue Growth by Acquisitions. From time to time we assess strategic investments and acquisitions that are aligned with our goal of increasing our partner and customer base and expanding our product offerings.

Global Sports' Operations

Web Site and Content Design, Implementation, and Maintenance

  We design most of our partners' Web sites. We have dedicated in-house personnel that are responsible for Web site design, management, maintenance, creative and content modifications. We implement all changes to current Web sites and oversee the creation of new front-end Web sites for most new partners, ensuring that the look and feel of their Web sites meet all parties' satisfaction. We also generate content for each of our partners' Web sites, including product images, product descriptions, buying guides, sport-specific information, as well as related sports and informational content. For example, we have produced buying guides which will help customers with their merchandise selection and to provide information about selected sports. These guides provide customers with helpful information in selecting various pieces of sports equipment and provide tips on sports play. In addition, we have an in-house photography studio and generate approximately 70% of our photographic images. We receive the remainder of our photographic images from our vendors.

  Technology. The three major elements of our partners' Web sites' technology are The Common Engine(TM), the front-end and the data center.

  The Common Engine(TM). We have created a core computer technology system, The Common Engine(TM), that operates and manages all of the applications and functionality across all of our partners' Web sites. This system allows us to add new front-end Web sites with minimal incremental costs. The Common Engine(TM) is a template that is used to create and personalize each Web site to fit the brand equity and identity of the individual partners. We update The Common Engine(TM) continually to improve our partners' Web sites and enrich the overall customer experience.

  The Front-End. The front-end represents the overall look and feel of our partners' Web sites. The front-end is the interface with the customer and includes content development, logo placement, graphic design, color palette, navigation and links. We use the front-end to communicate special promotions, content feature and product collections as well as the unique merchandising strategy of each of our partners.

  The Data Center. The data center is our database management system that controls all of the information housed within our partners' Web sites, including all product images and descriptions, customer log-in data, customer profiles, verification requirements, brand information and tax and shipping data. Our database management system was created utilizing Oracle technologies and runs on Sun Microsystems hardware. A third-party provider hosts our data center. System security is managed both by internal staff as well as by security staff at our third-party host.

  Additional Technology Information. Our technology infrastructure is supported by a fully-integrated back-up system. We believe this ensures our operations can move forward seamlessly in the event of computer malfunctions. In addition, we continuously strive to improve our partners' Web sites by conducting functional testing.

 Buying, Vendor Relationships and Merchandising

  Buying. We offer a broad assortment of brands and items on each of our partners' Web sites. We currently offer customers over 500 brands and more than 60,000 SKUs across our partners' Web sites and continue to add additional brands and SKUs. We have dedicated buyers for the following merchandise categories: footwear,

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

licensed/team products, men's branded apparel, women's and children's branded apparel, accessories, exercise, indoor recreation, outdoor recreation, golf, racquet sports and team sports.

  We capitalize on our partners' merchandising experience to offer a wide brand and product assortment for our customers. When deciding which brands and merchandise to carry, we first review what our partners are offering in their retail stores and determine what items we believe will be successful on our partners' Web sites. We believe that we will be able to offer a wider variety of merchandise on our partners' Web sites than might be found in one of their retail stores because we are not hindered by space availability, although not all of our partners' Web sites carry the same product and brand assortment. In this connection, we currently do not offer some popular brands of sporting goods, such as Nike, and our partners typically have the right to require us not to sell products which are not sold in their land-based stores. After consulting a partner on their buying strategy, we then work to enhance product selection. We expand product lines, provide brand extensions and look to add significant value to the product selection currently offered in our partners' stores. These types of extensions might include a broader diversity of sizes and styles and a larger range of price points.

  Vendor Relationships. We believe we have solid relationships with our vendors, and while we currently do not offer some popular brands of sporting goods, such as Nike, we are working to continuously add new vendors and brands. Our buyers work with merchandisers to streamline the strategies for product offerings, merchandise locations within the Web sites and promotional activities of our partners. During fiscal 1999, we purchased $2.2 million of inventory from Icon Health & Fitness, Inc. and $1.8 million of inventory from ASICS Tiger Corp. These purchases accounted for 15% and 12% of the total amount of inventory we purchased during fiscal 1999.

  Merchandising. Our merchandising strategy allows us to offer a highly customized and flexible product mix. We work with our partners to ensure that our product offerings are consistent with any upcoming in-store promotions or advertising specials. We make changes to the home pages and lead category pages of our partners' Web sites frequently to reflect seasonal or promotional trends and to keep their Web sites fresh.

 Pricing

  We establish the prices for all products offered on our partners' Web sites. We strategically price these products to be consistent with the prices in our partners' retail stores. Accordingly, we maintain different pricing structures for products across each of our partners' Web sites. We use our proprietary technology to implement these pricing structures and to make daily updates to our prices, including markdowns and sales.

 Marketing

  Web Site Integration. We work with each of our partners to make certain that URL and Web site integration are a mainstay of their marketing and advertising campaigns. Our retail sporting goods partners spend more than $100.0 million per year to build and promote their brands, and BlueLight.com's exclusive retail partner, Kmart, dedicates a meaningful portion of space within its 72 million weekly advertising circulars to promote its sporting goods business. Each of our partners is contractually obligated to incorporate its URL into every type of advertising, marketing, promotion and communication vehicles it creates. These marketing vehicles not only incorporate the URL into the copy or design, but the message also educates people about these e-commerce sporting goods businesses and drives traffic to these Web sites. We believe our partners embrace this strategy because they realize the value in alerting their customers to an additional distribution channel within their brand.

  Online Marketing Relationships. In 1999, we signed a marketing agreement with Yahoo!, a leading global Internet company, in which our partners' Web sites are featured throughout the Yahoo! Shopping service and other areas of the Yahoo! Network. We also formed a marketing relationship with PeoplePC, in which our partners' Web sites will be featured to PeoplePC members throughout PeoplePC's multiple channels of outreach. We have a marketing relationship with Rodale, the publisher of well-known publications such as Men's Health, Prevention, New Woman, and Runner's World, which provides users of our partners' Web sites with access to sports and fitness content and information from Rodale's range of sports and fitness book titles. We are dedicated

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

to managing, strengthening and improving our customer relationships. We have implemented personalized customer e-mail campaigns, which inform customers about upcoming specials, promotions, new brands, or merchandise in which they might be interested.

  Offline Marketing Opportunities. We periodically produce advertising or marketing materials to communicate a special event or promotion occurring on one of our partners' Web sites. We produce these materials to augment our partners' own advertising campaigns.

  Affiliate Network. We have agreements with many outside Web sites, referred to as affiliates, which enable them to link to one of our partners' Web sites. When a visitor clicks through an affiliate to one of our partners' Web sites, and the visit generates a sale, then the affiliate is compensated with a portion of the sale proceeds. We have implemented a sliding scale for revenue payments to affiliates depending on the volume of sales generated from the link.

 Order Processing and Fulfillment

  Order Processing. We use Priority Fulfillment Services, referred to as PFS, as our third-party order processing vendor. We use JDA software for our internal order processing technology vendor. During fiscal 2000, we plan to assume the responsibility of all order processing, returns processing, claims processing and crediting of customers. Order processing activities include electronically capturing the order, processing the payment method, determining the shipping costs, adding any applicable sales tax, facilitating any coupon or promotional discounts and printing a pick ticket. The pick ticket includes the name of the partner from whom the order was received, a packing slip, return labels and detailed order list.

  Fulfillment. We currently use PFS as our third-party fulfillment vendor. During fiscal 2000, we plan to assume responsibility for the fulfillment for all large and oversized items, referred to as Less than Truckload or LTL, sold on our partners' Web sites. These large items will be fulfilled by us within a 90,000 square foot facility to be leased in Memphis, Tennessee. PFS will continue to manage the fulfillment of non-LTL items.

  We have our own dedicated warehouse and fulfillment space within PFS' facilities. The portion of PFS' facility that we use is completely separated and segregated from all other PFS customers and/or operations. We use approximately 200,000 square feet of PFS' facilities in Memphis, Tennessee for fulfillment of non-LTL items for the forseeable future.

  After a pick ticket is generated, it either will be forwarded to PFS for fulfillment, in the case of non-LTL items, or will be forwarded to our fulfillment center in Memphis, in the case of LTL items. Fulfillment will be handled in the same way, whether it is managed by us or by PFS. After the pick ticket is reviewed, the ordered items are gathered, the accuracy of items are verified and the items, appropriate receipts and return labels are packed, sealed and shipped. After an item has been ordered by a customer, PFS electronically notifies us when the order has been received, packed and shipped. Our computer system then automatically sends an e-mail to that customer informing them that their merchandise is on its way

  We also provide value-added fulfillment services, such as at-home assembly of LTL items and racquet stringing. At-home assembly for LTL items can be purchased for an additional charge on some of our partners' Web sites. These Web sites automatically offer the customer the opportunity to purchase at-home assembly at the time of sale. If a customer purchases at-home assembly of an item, information about coordinating their at-home assembly is included in the package during the fulfillment phase. The customer can then call Huffy Corporation, our assembly provider, to coordinate and schedule the at-home assembly of their product.

  Distribution. We currently use UPS as our shipping carrier for non-LTL items and use Associated Global for our LTL distribution. We ship virtually all of the orders received on our partners' Web sites within one business day.

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

  Returns. We accept returns through our partners' respective stores and through mailing or delivery services. All of our retail partners, except Dunham's Sports, accept in-store returns of items purchased on their Web site. If a customer returns an item to a retail store, the store will offer the customer a credit or exchange. If it is an item that the particular store location carries, then the store will reshelve the item. If the specific retail location does not carry that item, the store will return the item to us to reshelve. If a customer returns an item directly to us, we provide the customer with either a credit or exchange from our partners' Web site and then reshelve the item.

  In the case of BlueLight.com, where we only manage their sporting goods product database and facilitate merchandise procurement and fulfillment, BlueLight.com will process the orders, generate the pick tickets and forward them to us for fulfillment. We will then either fulfill the order or forward it to PFS as appropriate. BlueLight.com has agreed to use commercially reasonable efforts to have Kmart accept in-store returns for merchandise purchased on BlueLight.com. Any returns made to a Kmart store will be forwarded to BlueLight.com's return processing center, from which BlueLight.com will coordinate regular shipments of products back to us to be reshelved.

 Customer Service

  General. We are committed to providing the highest level of customer service. We believe that superior customer service is critical to retaining long-term and repeat customers. We offer 24 hours a day, seven days a week live customer service for all of our partners, except BlueLight.com, who will manage their own customer service functions. However, we will be assisting BlueLight.com's representatives with problem-solving and product-oriented issues. We currently have significant excess capacity in our call center. We expect to increase our customer service staff as we increase both the number of our partners and our overall volume. We programmed our computer systems to automatically identify from which partner the customer needs information or service. Our customer service facility is located within our headquarters.

  Category Experts and Service Experts. In our effort to provide customers with the most thorough and accurate information possible, we have both category experts and service experts on staff within the customer service department. Category experts have a particular interest in and detailed knowledge of particular sports or products. These professionals are able to answer detailed questions about various sports and products to help customers select the best equipment or merchandise for them. Service experts are trained and experienced in working with a variety of complex customer service issues.

  E-Mail, Telephone or Online Chat. Customers can obtain assistance through e-mail, telephone or online chat. Our online chat capabilities are called LiveRep. We utilize eGain's application process for our LiveRep solution. During LiveRep sessions, customer service representatives can answer simple merchandise questions or help a person navigate the site page-by-page in more complex situations. We aim to answer all customer e-mails within 24 hours, and are often able to respond within a shorter period of time.

Company Overview

 Description of Agreements with our Partners

  According to Sports Trend, the combined retail sporting goods sales of our partners and their affiliates was $5.1 billion in 1998, accounting for 11.1% of the estimated United States retail sporting goods market. In 1999, our partners and their affiliates had in the aggregate approximately 3,300 stores covering all 50 states. We estimate that Dunham's Sports, MC Sports, Oshman's Sporting Goods, Sport Chalet, The Athlete's Foot and The Sports Authority invested in excess of $100.0 million in marketing their retail stores to consumers in 1999. In addition, a majority of the approximately 72 million weekly newspaper circulars distributed in 1999 by BlueLight.com's retail partner, Kmart, featured sporting goods products.

  We currently have three different structures for our agreements:

  . Exclusive Licensing Agreements. These agreements give us the exclusive right to operate a partner's e-commerce sporting goods business. We purchase inventory from vendors, sell the inventory on our partners' Web sites, record all revenues generated on the Web sites and pay a percentage of those

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     revenues to the partners in exchange for the e-commerce rights to their brand names and in-store promotions of the e-commerce sporting goods businesses in the partners' retail stores.

  . Subsidiary and Exclusive License Agreement. We have formed a subsidiary, The SportsAuthority.com, Inc., which is 80.1% owned by us and 19.9% owned by The Sports Authority. The Sports Authority's ownership position in the subsidiary could increase to 49.9% over time, depending upon the achievement of financial and sales goals or the exercise of options set forth in the agreement. The SportsAuthority.com has the exclusive right to operate The Sports Authority's e-commerce sporting goods business. We purchase inventory from vendors, sell the inventory on The SportsAuthority.com's Web site, record all revenues generated on the Web site and pay a nominal royalty to The Sports Authority based on a percentage of sales generated by the subsidiary in exchange for the e-commerce right to the Sports Authority's brand name and in-store promotions of its e-commerce sporting goods business in its retail stores.

  . Long-Term Distribution Agreement. We entered into an agreement with BlueLight.com. whereby we will provide a product information database to BlueLight.com that it will use to merchandise the sporting goods department of its flagship Web site. BlueLight.com will process orders for sporting goods on its Web site and deliver the orders to us electronically. We will then sell the products from our inventory and transfer title to BlueLight.com at a predetermined discount to their selling price and pick, pack and ship the products to consumers on behalf of BlueLight.com. BlueLight.com will perform all its own customer service.

The following table summarizes the different agreements we have with each of our partners.

        Partner                     URL                   Nature of Agreement            Date Operational          Term
-----------------------  -------------------------- -------------------------------- ------------------------- -------------
BlueLight.com            www.bluelight.com          long-term distribution agreement Expected to launch in the Five years second quarter of 2000
Dunham's Sports          www.dunhamssports.com      exclusive licensing agreement    November 1999             Ten years
Healtheon/WebMD          store.webmd.com            exclusive licensing agreement    November 1999             Five years*
MC Sports                www.mcsports.com           exclusive licensing agreement    November 1999             Ten years
Oshman's Sporting Goods  www.oshmans.com            exclusive licensing agreement    Expected to launch in the Five years
                                                                                     second quarter of 2000
Sport Chalet             www.sportchalet.com        exclusive licensing agreement    November 1999             Five years
The Athlete's Foot       www.theathletesfoot.com    exclusive licensing agreement    November 1999             Five years
The Sports Authority     www.thesportsauthority.com majority-owned subsidiary and    November 1999             Fifteen years
                                                    exclusive licensing agreement

--------

* The letter of intent that we entered into with Healtheon/WebMD contemplated a five-year agreement. Although this letter of intent has expired, the parties are in the process of negotiating a definitive agreement. See"-- Description of Agreement with our Partners--Healtheon/WebMD."

  Our typical agreement gives us the long-term exclusive rights to a partner's e-commerce sporting goods business and the commitment from the partner to promote its Web site. In exchange, we commit to develop and operate a unique and customized Web site for the partner and pay to the partner a percentage of all net sales generated on the Web site.

  BlueLight.com. The sporting goods inventory on the BlueLight.com sporting goods department will consist of items provided by us, enhanced by a range of current Kmart product offerings. As Kmart's exclusive e-commerce partner, BlueLight.com is uniquely positioned to capture a large portion of their customers that shop online. BlueLight.com's retail partner, Kmart, is the third largest retailer of sporting goods in the United States, with estimated annual sporting goods sales in excess of $2.0 billion according to Sports Trend. BlueLight.com will capitalize on its relationship with Kmart to drive customers to its e-commerce shopping portal. We believe that the nationwide retailer's powerful brand, supported by more than $36.0 billion in annual sales, will be utilized to actively promote BlueLight.com throughout its more than 2,100 retail stores and through its 72 million weekly advertising circulars.

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  Dunham's Sports. Dunham's Sports operates 107 full-line sporting goods stores, located in strip shopping centers, in 11 states, with a focus on the Mid-Atlantic and Great Lakes regions of the country. Its 1998 sales were estimated by Sports Trend to be $225.0 million. Dunham's Sports positioning is, "The big names bring you in, the low prices bring you back."

  Healtheon/WebMD. We entered into a binding letter of intent with The Sports Authority and Healtheon/WebMD to create and operate a sports, medicine and fitness e-commerce sporting goods business. The letter of intent expired on October 29, 1999, but the parties generally have been operating under the terms of the letter of intent. We expect to enter into a definitive agreement in the second quarter of fiscal 2000. Healtheon/WebMD has committed extensive promotional resources to drive traffic to the Web site, including taking advantage of its strategic relationships with MSN, Lycos, Excite, Readers' Digest and CNN. Through TheSportsAuthority.com, we record 100% of the revenue from the transactions on the Healtheon/WebMD health and fitness e-commerce store, and Healtheon/WebMD receives a percentage revenue share payment on all product sales. We derived $2.8 million of our total net revenues from Healtheon/WebMD through the sale of product to support the launch of the WebMD Sports & Fitness Store, store.webmd.com. This product was sold to Healtheon/WebMD in connection with a one-time promotion in which Healtheon/WebMD distributed the products to its physician subscribers to promote the launch of the WebMD Sports & Fitness Store. Healtheon/WebMD is the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry. Healtheon/WebMD was formed in November 1999 as a result of the merger of Healtheon Corporation, WebMD, Inc., MEDE America and Medcast.

  MC Sports. MC Sports operates 66 full-line sporting goods stores located in shopping malls and strip shopping centers in six states, primarily in the Midwest and Great Lakes areas. Its 1998 sales were estimated by Sports Trend to be $235.0 million. MC Sports is heavily involved in its local communities and is positioned as a "hometown," caring retailer.

  Oshman's Sporting Goods. Oshman's operates 42 super stores and 16 traditional stores located in strip shopping centers and enclosed malls in 15 states, with concentration in the Southwest and Northwest United States. Its 1999 sales were $306.0 million. Oshman's utilizes an oval racetrack store theme, featuring concept shops and demo areas where customers can try merchandise prior to purchasing.

  Sport Chalet. Sport Chalet operates 21 big box full-line sporting goods stores located in shopping malls and strip shopping centers in Southern California. Its 1998 sales were $155.0 million. Sport Chalet positions itself as a leading sporting goods retailer in Southern California providing outstanding customer service and the best brands available.

  The Athlete's Foot. The Athlete's Foot operates 750 specialty athletic footwear stores located in shopping malls and strip shopping centers, in 40 countries around the world. Its 1998 sales were estimated by Sports Trend to be $700.0 million. The Athlete's Foot positions itself as the world's definitive athletic and leisure footwear retailer.

  The Sports Authority. The Sports Authority operates 196 stores located in strip shopping centers and urban street locations in 32 states, most of which are big box stores. Its 1999 sales were $1.5 billion. The Sports Authority positions itself as "The Authority" on sporting goods with a large assortment of merchandise encompassing a wide range of both team and individual sports.

Competition

  The online market is new, rapidly evolving and intensely competitive. Our primary competitors are currently:

  . online e-commerce sporting goods retailers such as Chipshot.com, Fogdog.com and Gear.com;

  . general merchandise e-commerce companies such as Mercata.com, Onsale.com and uBid.com;

  . full-line electronic retailers that are associated with full-line sporting goods stores such as Shopsports.com, associated with Copeland's, Dsports.com, associated with Dick's Sporting Goods, and MVP.com, associated with Galyans;

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  .  e-commerce businesses of specialty sporting goods retailers and catalogs such as Footaction.com, Footlocker.com and REI.com;

  . e-commerce businesses of traditional general merchandise retailers such as Target.com and Wal-Mart.com; and

  . e-commerce businesses of sporting goods manufacturers such as adidas.com and Nike.com.

  In addition, we compete with companies that can provide part of our solutions to companies that wish to establish e-commerce sporting goods business, including:

  .  Web site developers, such as Sapient, Scient and Viant; and

  . third-party fulfillment and customer service providers, such as Fingerhut, Keystone Internet Services and ClientLogic.

  Finally, we compete with traditional channels of distribution for sporting goods, including full-line sporting goods retailers, specialty sporting goods retailers, general merchandise retailers, catalogs and manufacturers' direct stores.

  We believe that we compete primarily on the basis of the following:

  .  recognition of and trust in our partners' brands;

  . the broad selection of merchandise that we offer on our partners' Web sites;

  .  convenience of the shopping experience;

  .  ability to return products to our partners' respective retail stores;

  .  price; and

  .  the amount of product information provided to customers.

Intellectual Property

  We utilize our partners' names, URL's, logos and other marks in connection with the operation and promotion of our partners' Web sites. The agreements with our partners generally provide us with limited, non-exclusive licenses to use this intellectual property in connection with the operation of our partners' e-commerce sporting goods businesses. These licenses are co-terminous with the agreements and range from five to 15 years.

  We also rely on technologies that we license from third parties. These licenses may not continue to be available to us on commercially reasonable terms in the future. As a result, we may be required to obtain substitute technology of lower quality or at greater cost, which could materially adversely affect our business, results of operations and financial condition.

  In order to protect our proprietary rights in services and technology, we rely on various intellectual property laws and contractual restrictions. These include confidentiality, invention assignment and nondisclosure agreements with our partners, employees, contractors and suppliers. Despite these precautions, it may be possible for a third-party to copy or otherwise obtain and use our intellectual property without our authorization.

Government Regulation

  We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to retailing or e-commerce. However, as the Internet becomes increasingly popular, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of e-commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties and has adopted regulations restricting the collection and use of information from minors online. We do not currently provide individual personal information regarding our users to third parties other than our partners and we currently do not identify registered users by age. However, the adoption of additional privacy or consumer protection laws could create uncertainty in Web usage and reduce the demand for our products and services or require us to redesign our partners' Web sites.

  We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity, qualification to do business and export or import matters. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet marketplace. This uncertainty could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

  In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each state or foreign country. Our failure to qualify in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in these jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

Employees

  As of April 28, 2000, we employed 215 full-time employees in our e-commerce business. Our employees are based primarily at our headquarters in King of Prussia, Pennsylvania.

Discontinued Operations

  Prior to our decision to focus exclusively on our e-commerce business, we operated two sporting goods businesses, our Branded Division and our Off-Price and Action Sports Division. We sold our Branded Division on December 29, 1999 and recognized a loss of $12.1 million on the sale. We have an agreement to sell our Off-Price and Action Sports Division, which we expect will be completed in the second quarter of fiscal 2000. We estimate that we will recognize a loss of approximately $5.2 million on the sale of our Off-Price and Action Sports Division and have reflected that loss in the statement of operations for fiscal 1999. For a more complete discussion, see Note 18 to our consolidated financial statements beginning on page F-1.

  Off-Price and Action Sports Division

  Through our Off-Price and Action Sports Division, we purchased manufacturers' closeout merchandise, overstocks and canceled orders, as well as excess inventories from manufacturers and retailers, for resale to retailers principally in the United States and Canada. We resold this merchandise to sporting goods stores, off-price specialty stores, department stores, footwear stores and independent retailers. The merchandise that we purchased and distributed included a wide variety of athletic, outdoor, casual and specialty footwear, athletic apparel, ski and snowboard equipment, in-line skates, skateboards and sunglasses. We also designed and distributed snowboards, skateboards and related merchandise for selected retailers.

  The sales force for our Off-Price and Action Sports Division consisted of sales executives who dealt exclusively with off-price and special make-up merchandise and who were compensated on a commission basis. We sold our off-price and action sports merchandise to approximately 2,300 retail accounts. Our Off-

Price and Action Sports Division competed with large retailers that purchased off-price and action sports merchandise on a direct basis, footwear manufacturers that disposed of excess merchandise through their own retail outlet operations and several independent resellers of footwear, athletic apparel and sporting goods.

  In May 1998, we acquired Gen-X Holdings Inc. and Gen-X Equipment Inc., two privately-held companies based in Toronto, Ontario specializing in selling off-price sporting goods.

  Branded Division

  Through our Branded Division, we designed, marketed and distributed athletic and outdoor footwear products under the RYKA brand and the Yukon brand. RYKA is a high performance athletic footwear brand designed exclusively for women. RYKA products included the following categories: aerobic fitness, cross-training, running, walking and aqua aerobics.

  Yukon is a performance outdoor and rugged casual footwear brand designed for men, women and children. Yukon products included the following categories: hiking boots, cross-terrain boots, trail walking shoes, rugged casual shoes and work boots.

  Prior to selling the Branded Division, we developed a variety of promotional programs for our RYKA and Yukon brands. Because of our limited resources, however, we historically concentrated our marketing efforts on less costly, grass-roots approaches, such as point-of-purchase and other retailer promotions. We relied principally on independent sales organizations to sell RYKA and Yukon footwear to their customer accounts. These independent sales organizations covered all 50 states and Canada and were compensated on a commission basis. The primary customers of our branded products were athletic footwear stores, sporting goods stores, department stores and independent retailers.

  The products of our Branded Division competed with other branded products, as well as with private label products sold by retailers, including some of our customers. RYKA competed with many brands of athletic footwear, including Nike, Reebok, adidas, Avia, Asics, New Balance and Saucony. Yukon competed with a number of other brands of rugged outdoor and casual footwear, including Timberland, Rockport (a division of Reebok), Nike ACG, Columbia, Hi-Tec, Merrell, Vasque and Wolverine. In varying degrees, depending on the product category involved, we competed on the basis of style, price, quality, comfort and brand name prestige and recognition.

  Our products were designed and developed in-house, although we periodically used outside design firms to supplement our design efforts. Products of our Branded Division were produced by independent contract manufacturers located in Asia. We did not own or operate any manufacturing facilities. We oversaw the key phases of production from initial prototype manufacture through initial production runs to final manufacture. We sought to use, whenever possible, manufacturers that had previously produced our footwear, which we believed enhanced continuity and quality while controlling production costs.

 Facilities and Employees

  We operated our historical business from a 75,000 square-foot office and warehouse facility in King of Prussia, Pennsylvania that we leased from Michael G. Rubin, our Chairman and Chief Executive Officer. In addition, we own a 12,000 square-foot facility in North York, Ontario that we used primarily for our Off-Price and Action Sports Division. This facility is being sold as part of the sale of our Off-Price and Action Sports Division. We also used third-party public warehouses in California and Ontario, Canada for our Branded Division.

  As of April 28, 2000, we employed 55 full-time employees in our Off-Price and Action Sports Division.

Properties

  Our principal executive offices are located in a newly-renovated 56,000 square foot facility purchased by us on August 20, 1999 and located in King of Prussia, Pennsylvania. In addition, we utilize a third-party warehousing facility in Memphis, Tennessee in connection with the operation of our e-commerce business.

  We believe that our owned and third-party properties are adequate for our present needs and that suitable additional or replacement space will be available as required.

Legal Proceedings

  We are involved in various routine litigation incidental to our current and discontinued businesses. We believe that the disposition of these matters will not have a material adverse effect on our financial position or results of operations.

     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of and Dividends on Common Stock

  From September 18, 1995 through June 15, 1998, the Company's common stock was traded on the NASD Over-the-Counter Bulletin Board. Effective June 16, 1998, the Company was approved for inclusion on the Nasdaq SmallCap Market, and effective May 3, 1999 on the Nasdaq National Market where it is currently included for quotation. As of the Record Date, the Company had approximately 1900 shareholders of record.

  The following table sets forth the high and low bid prices per share of the Company's common stock as reported on the Nasdaq Over-the-Counter Bulletin Board for the periods presented prior to and including June 15, 1998. For the periods presented from June 16, 1998 to April 30, 1999, the following table sets forth the high and low sales prices per share of the Company's common stock as reported on the Nasdaq SmallCap Market. For the periods presented from and after May 3, 1999, the table below sets forth the high and low sales prices as reported on the Nasdaq National Market. The prices shown do not include retail markups, markdowns or commissions.

                                                                     Prices
                                                                 --------------
                                                                  High    Low
                                                                 ------- ------
Year Ended December 31, 1998
  First Quarter................................................. $  5.69 $ 2.56
  Second Quarter (April 1-June 15).............................. $  7.75 $ 5.19
  Second Quarter (June 16-June 30).............................. $  7.25 $ 5.63
  Third Quarter................................................. $  8.00 $ 4.63
  Fourth Quarter................................................ $  8.06 $ 4.25
Year Ended January 1, 2000
  First Quarter................................................. $17.375 $ 7.00
  Second Quarter................................................ $36.875 $12.00
  Third Quarter................................................. $25.125 $14.50
  Fourth Quarter................................................ $ 25.25 $12.00
Year Ended December 30, 2000
  First Quarter................................................. $23.875 $12.25
  Second Quarter (through April 27, 2000)....................... $ 18.25 $ 5.00

  On September 24, 1999, the trading day immediately prior to the public announcement of the transactions contemplated by the Acquisition Agreement, the closing sale price of the Company's common stock was $21.625 per share. The closing sale price of the Company's common stock on April 27, 2000, the latest practical date before the printing of this Proxy Statement, was $7.75 per share. The Company has never declared or paid a cash dividend on its common stock. The Company currently intends to retain any future earnings for funding growth and, therefore, does not anticipate declaring or paying any cash dividends on its common stock for the foreseeable future.

Recent Sales of Unregistered Securities

  On July 23, 1999, SOFTBANK America Inc., through certain of its affiliates (collectively, "SOFTBANK"), acquired an aggregate of 6,153,850 shares of the Company's common stock at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of approximately $80.0 million.

  On May 1, 2000, SOFTBANK acquired an additional 2,500,000 shares of Common Stock and TMCT Ventures, L.P. ("TMCT") acquired 625,000 shares of Common Stock at a price of $8.00 per share for an aggregate purchase price of $25.0 million. ln addition, we issued to the funds affiliated with SOFTBANK warrants to purchase 1,250,000 shares of common stock, and to TMCT warrants to purchase 312,500 shares of common stock, at an exercise price of $10.00 per share.

  These transactions were not public offerings, nor were any underwriters or underwriting discounts or commissions involved. Based upon information available to the Company as of the date of the above transaction, were including certain representations and warranties of SOFTBANK and TMCT, the Company believes that the transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of April 28, 2000, the beneficial ownership of Global's Common Stock: (i) by each person known by Global to be the beneficial owner of five percent or more of Global's outstanding Common Stock, (ii) by each director and nominee for director of Global, (iii) by each executive officer whose compensation exceeded $100,000 during fiscal 1999 (the "Named Officers"), and (iv) by the directors and executive officers of Global as a group. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The business address of the officers and directors of Global is that of Global.

                                                      Number of
                                                        Shares
            Name, Position and Address               Beneficially    Percentage
                of Beneficial Owner                    Owned(1)       of Class
            --------------------------               ------------    ----------
Michael G. Rubin ..................................    8,025,046        43.2%
Chairman of the Board and Chief Executive
Officer of Global
Michael Golden(2)..................................       67,500(3)      *
 Executive Vice President, E-Commerce
Michael R. Conn....................................       26,500(4)      *
 Senior Vice President, Strategic Development
Steven A. Wolf ....................................       22,750(5)      *
 Vice President
Kenneth J. Adelberg ...............................      129,500(6)      *
 Director
Harvey Lamm .......................................       80,000(7)      *
 Director
Charles Lax .......................................    6,168,850(8)     33.2%
 Director
Ronald D. Fisher ..................................    6,168,850(9)     33.2%
 Director
Jeffrey Rayport ...................................       15,000(10)     *
 Director
Mark S. Menell.....................................       15,000(11)     *
 Director
SOFTBANK Affiliates (12)...........................    6,153,850(13)    33.1%
All executive officers and directors as a group (14
 persons)..........................................   14,686,146(14)    77.6%

--------
(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.
(2) In February, 2000, Mr. Golden's employment with Global terminated and Mr. Golden was appointed to Global's Advisory Board.
(3) Consists of 67,500 shares of Common Stock issuable pursuant to options awarded to Mr. Golden under Global's 1996 Equity Incentive Plan, which options are exercisable as of the date of the table.
(4) Includes of 25,000 shares of Common Stock issuable pursuant to options awarded to Mr. Conn under Global's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of the table. Does not include 55,000 shares of Common Stock issuable pursuant to options awarded to Mr. Conn which are not exercisable within 60 days of the date of this table.
(5) Consists of 22,750 shares of Common Stock issuable pursuant to options awarded to Mr. Wolf under Global's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of the table. Does not include 16,250 shares of Common Stock issuable pursuant to options awarded to Mr. Wolf which are not exercisable within 60 days of the date of this table.

(6) Includes 56,250 shares of Common Stock issuable pursuant to options awarded to Mr. Adelberg under Global's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of this table.
(7) Includes 80,000 shares of Common Stock issuable pursuant to options awarded to Mr. Lamm under Global's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of this table. Does not include 70,000 shares of Common Stock issuable pursuant to options awarded to Mr. Lamm which are not exercisable within 60 days of the date of this table.
(8) Includes 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Lax under Global's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of this table, 6,069,542 shares of Common Stock held by SOFTBANK Capital Partners LP and 84,308 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP. Mr. Lax is a Managing Director of the general partner of each of these SOFTBANK entities. Mr. Lax disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Does not include 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Lax which are not exercisable within 60 days of the date of this table.
(9) Includes 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Fisher under Global's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of this table, 6,069,542 shares of Common Stock held by SOFTBANK Capital Partners LP, and 84,308 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP. Mr. Fisher is a Managing Director of the general partner of each of these SOFTBANK entities. Mr. Fisher disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Does not include 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Fisher which are not exercisable within 60 days of the date of this table.
(10) Includes 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Rayport under Global's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of this table. Does not include 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Rayport which are not exercisable within 60 days of the date of this table.
(11) Includes 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Menell under Global's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of this table. Does not include 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Menell which are not exercisable within 60 days of the date of this table.
(12) The business address of SOFTBANK is 10 Langley Road, Suite 403, Newtown Center, MA 02159.
(13) Consists of 6,069,542 shares of Common Stock held by SOFTBANK Capital Partners LP and 84,308 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP.
(14) Includes an aggregate of 362,000 shares of Common Stock issuable pursuant to options awarded to Global's executive officers and directors, which options are exercisable within 60 days of the date of this table. Does not include an aggregate of 236,250 shares of Common Stock issuable pursuant to options awarded to Global's executive officers and directors which are not exercisable within 60 days of the date of this table.

* Less than one percent.

              PROPOSAL 3--APPROVAL OF INDEMNIFICATION AGREEMENTS

Director Liability and Indemnification

  The potential liability of directors and officers of public companies has been the subject of substantial publicity and concern. Court decisions, the vagaries of public policy and conflicting interpretations of ambiguous statutes have contributed to the publicity and concern about director and officer liability. Directors and officers may be subject to potential claims and lawsuits, even when they act in good faith and in the best interests of the public companies which they serve. These claims and lawsuits can involve substantial personal expenses, including legal fees, settlements and even judgments. The amount of damages often bears no reasonable relationship to the compensation received by directors and officers, and the costs of defending these suits, whether or not meritorious, are beyond the resources of many directors and officers. Although the liability and expense of defending claims and lawsuits may be covered by insurance, there often are significant coverage exclusions and large deductibles.

  Global believes that as a result of these factors, it often is difficult to attract and retain qualified individuals to serve on corporate boards of directors. In order to attract and retain qualified directors and officers, the Company believes that it is in the best interests of Global and its shareholders that the Company provide to its directors and officers the maximum protection against the risks and expenses of claims and lawsuits outlined above.

  Global's directors and officers currently are protected by a directors' and officers' liability insurance policy and certain indemnification rights under Delaware law and Global's Bylaws. The insurance policy provides for a $75,000 deductible and certain significant exclusions, including, among others, violations of federal and state securities laws, violations of certain duties imposed by the Employee Retirement Income Security Act (ERISA), libel and slander, and claims that a director received a personal profit or advantage to which he was not legally entitled. Furthermore, the policy limits the insurer's liability to $5.0 million for all losses incurred during the policy year. This policy will expire on October 28, 2000, and Global has no assurance that similar coverage will then be available at a reasonable cost or without substantial new exclusions.

  Claims which exceed the coverage provided under Global's insurance policy or which are excluded from the policy's coverage would have to be personally paid by the directors and officers involved. In certain instances, the directors and officers may be entitled to indemnification from Global under Delaware law and Global's Bylaws, but Global's existing indemnification obligation will not necessarily absorb all liabilities and expenses to which directors and officers may be exposed.

  Accordingly, the Board believes that certain measures are appropriate. While no current director or officer has indicated that he will resign if the proposal described below is not approved by the shareholders, Global believes that the adoption of this proposal could be a significant factor in encouraging existing directors and officers to continue to serve in these capacities and attracting new directors and officers in the future.

Proposed Indemnification Agreements

  The Board of Directors is seeking approval of Indemnification Agreements for the benefit of members of the Board of Directors and certain officers of Global, as more fully discussed below. Although the Board believes that shareholder approval is not required under Delaware law, the Board considers it appropriate that the Indemnification Agreements be submitted to the shareholders of Global for their consideration. Because each member of the Board of Directors will be a party to and, as such, a beneficiary of the rights contained in the Indemnification Agreements, there is an inherent conflict of interest in the Board's recommending the Indemnification Agreements. In addition, because the Indemnification Agreements will result in greater indemnification protection for directors and officers against the risks and expenses of litigation, they may result in greater potential monetary exposure to Global for indemnification claims.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to approve the Indemnification Agreements. Although Global intends to continue to indemnify its directors pursuant to its Bylaws and the Delaware General Corporation Law to the fullest extent permitted, no determination has been made as to what other action the Board would take if shareholders do not approve the proposed Indemnification Agreements. If approved, it is presently anticipated that Global will enter into Indemnification Agreements with all current and future directors and with certain current and future officers of Global, without further submission of these agreements to the shareholders for approval. If the Indemnification Agreements are approved by the shareholders, a shareholder may be estopped from asserting at a later date that these agreements are invalid, whether or not the shareholder voted for or against this approval or abstained from voting.

  Section 145 of the Delaware General Corporation Law contains detailed provisions governing the indemnification of directors, officers and key employees, which, among other things, permit the adoption of indemnification agreements generally to effect the policy of that indemnification. Pursuant to
Section 145 of the

Delaware General Corporation Law, Global has adopted Bylaw provisions which indemnify its directors and officers to the fullest extent permitted by Delaware law. However, the Board believes that the existing indemnification protection is inadequate in certain respects, and the Indemnification Agreements are intended to supplement that protection.

  The proposed Indemnification Agreements are intended to provide greater protection than that currently provided under the Delaware General Corporation Law and Global's Bylaws. Accordingly, Global's potential monetary exposure to claims for indemnification will be greater if the Indemnification Agreements are approved. However, since Michael G. Rubin acquired a controlling interest in the Company in 1995, there have been no claims for indemnification by directors against Global, and Global is not aware of any pending or threatened litigation in which directors may be named as defendants or of any claims by directors for indemnification which are likely to result from any past, pending or threatened litigation.

  Set forth below is a summary of all the material terms of the Indemnification Agreements, the proposed form of which is attached as Appendix C to this Proxy Statement. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED PROVISIONS OF THE FORM OF INDEMNIFICATION AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN. PLEASE READ THE ATTACHED AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN CAREFULLY BEFORE COMPLETING AND RETURNING YOUR PROXY CARD.

  The proposed Indemnification Agreements will (i) confirm the present indemnity provided by Global's Bylaws and provide that this indemnity will continue despite future changes in the Company's Bylaws as they will be contractual obligations of Global, unlike Global's Bylaws which may be amended by Global's shareholders or its Board, and (ii) provide further indemnification to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or incurred by a director or officer in any action or proceeding, including any action by or in the right of Global, on account of service as a director, officer, employee, attorney or agent of Global, or any subsidiary of Global or any other company or enterprise at the request of Global. The Indemnification Agreements will cover all such actions and proceedings, including actions or proceedings resulting from the sale of the Off-Price and Action Sports Division and the Branded Division, even if they arise from acts or omissions by a director or officer occurring before the execution of the agreement. The contractual arrangements will continue in force so long as the individual continues to serve in such capacity on behalf of Global and will cover liabilities related to his activities in any such capacity regardless of future changes to Global's corporate documents. However, the Indemnification Agreements will not indemnify any director or officer unless such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Global. In addition, no indemnification will be provided in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits from a purchase or sale of securities of Global in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or of any successor statute or for expenses or liabilities which have been paid directly to a director or officer by an insurance carrier under a policy of directors' and officers' liability insurance.

  The Indemnification Agreements provide for payment of expenses in advance of a final disposition of the action or suit, regardless of the recipient's ability to make repayments, and all such advances will be unsecured and interest-free. Management believes that Global should be obligated to advance expenses because indemnification after the conclusion of an action is virtually meaningless if a person cannot pay the expenses as they become due, especially in view of the fact that the expenses of providing a defense and the length of legal proceedings may be significant.

  The Indemnification Agreements also provide directors and officers who are parties thereto with protection during the determination process in the event there is a change of control of Global or its Board and grant such directors and officers certain rights to appeal a denial of indemnification to a court of competent jurisdiction. Except as discussed above with respect to violations of Section 16(b) of the Exchange Act and expenses or liabilities which are covered by insurance, the Indemnification Agreements provide that directors or officers who rely on the records of Global or upon information supplied by the officers of Global, legal counsel, outside accountants or appraisers are deemed to have acted in a manner which would entitle such directors or officers to indemnification under the Indemnification Agreements.

  In addition to the matters described above, the Indemnification Agreements provide a scheme of indemnification that is broader than that specifically provided by the Delaware General Corporation Law.

  First, the Indemnification Agreements do not require a finding by the Board of Directors, a committee of the Board of Directors, independent legal counsel or the shareholders that the indemnified party has met the applicable standard of conduct required for indemnification. The Delaware General Corporation Law requires a finding by the Board of Directors, a committee of the Board of Directors, independent legal counsel or the shareholders that the applicable standard of conduct has been met.

  Second, the Indemnification Agreements explicitly provide that the indemnification provisions applicable to a third party suit cover amounts paid in settlement where the indemnified party meets the applicable standard of conduct. The Delaware General Corporation Law does not provide for such indemnification.

  Third, in the event Global does not pay a requested indemnification amount, the Indemnification Agreements allow an indemnified party, among other things, to contest this determination by petitioning a court to make an independent determination as to whether such indemnified party is entitled to indemnification under the Indemnification Agreements. In the event of such contest, the burden of proving that the indemnified party did not meet the applicable standard of conduct will be on Global. If Global fails to establish that the applicable standard of conduct has not been met in such case, the indemnified party will be entitled to indemnification which will include reimbursement for the expenses incurred by the indemnified party in such contest. The Delaware General Corporation Law does not set forth the procedure for contesting a corporation's determination of an indemnified party's right to indemnification.

  Fourth, the Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event an indemnified party is not entitled to full indemnification under the terms of the Indemnification Agreement. The Delaware General Corporation Law does not specifically address this issue. It does, however, provide that to the extent an indemnified party has been successful on the merits, he shall be entitled to such indemnification.

Conflict of Interests of Certain Persons

  Each of the directors and executive officers of Global will be a party to and, as such, a beneficiary of the rights contained in the Indemnification Agreements. Approval of the Indemnification Agreements will result in greater indemnification protection for such directors and executive officers against the risks and expenses of litigation and may result in greater potential monetary exposure to Global for indemnification claims. Because each member of the Board of Directors will be a party to and, as such, a beneficiary of the rights contained in the Indemnification Agreements, there is an inherent conflict of interest in the Board's recommending the Indemnification Agreements.

Recommendation of Board of Directors

  The Board of Directors has concluded that it is in the best interests of the Company and its shareholders to enter into Indemnification Agreements with its directors and certain officers to provide the maximum protection permitted by law. Accordingly, the Board unanimously approved the Indemnification Agreements at a meeting held on November 16, 1999. There is an inherent conflict of interest in the Board's recommending the Indemnification Agreements. See "B Conflict of Interests of Certain Persons."

  THE BOARD OF DIRECTORS OF GLOBAL UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE INDEMNIFICATION AGREEMENTS.

           PROPOSAL 4--APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN

Description of the Proposal

  On March 12, 2000, the Board adopted the Company's 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan"). The Company's shareholders are being asked to approve the 2000 Purchase Plan. If approved, the 2000 Purchase Plan will take effect March 12, 2000. The total number of shares authorized for issuance under the 2000 Purchase Plan is 400,000 shares, plus an annual increase on the date of the annual meeting of shareholders equal to the lesser of (i) 50,000 shares, or (ii) such smaller number of shares as determined by the Board; provided, however, the total aggregate number of shares issuable under the 2000 Purchase Plan will not exceed 900,000 shares. A copy of the 2000 Employee Stock Purchase Plan is attached as Appendix D to this Proxy Statement. The 2000 Employee Stock Purchase Plan is incorporated into this Proxy Statement by reference and should be read carefully.

Description of the 2000 Employee Stock Purchase Plan

 Purpose

  The purpose of the 2000 Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the 2000 Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 215 employees are eligible to participate in the 2000 Purchase Plan, other than employees who own (or hold stock options to purchase) or who, as a result of participation in the 2000 Purchase Plan, would own (or hold stock options to purchase), stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

  The rights to purchase Common Stock granted under the 2000 Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

 Administration

  The Board administers the 2000 Purchase Plan and has the final power to construe and interpret both the 2000 Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the 2000 Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the 2000 Purchase Plan. The Board also may impose vesting restrictions, restrictions on transferability or other similar conditions on shares purchased under the Plan, as it determines to be appropriate.

  The Board has the power to delegate administration of the 2000 Purchase Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 2000 Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the 2000 Purchase Plan, the "Board" refers to any committee the Board appoints, as well as to the Board itself.

 Offerings

  The 2000 Purchase Plan is implemented by periodic offerings of rights to all eligible employees from time to time, as determined by the Board. The maximum period of time for an offering is 27 months. The Board, when establishing an offering, will determine the specific terms for such offering within the criteria permitted by the 2000 Purchase Plan, including the length of the offering and the date or dates on which purchases will occur during the offering.

  The Board also may provide for additional benefits to be extended to participants outside the scope of Section 423 of the Code, in addition to or in conjunction with an offering under the 2000 Purchase Plan, in the form of vested or unvested shares of Common Stock awarded outside of the 2000 Purchase Plan, cash or other property. The receipt of any such additional benefits, if provided, may be conditioned on continued employment, the holding of shares purchased under the 2000 Plan for a specified period or other events determined by the Board to be appropriate. Any such additional benefits will be fully taxable to participants under the Code and shall not be eligible for the favorable treatment available to rights granted under an employee stock purchase plan provided by Section 423 of the Code (see "Federal Income Tax Information" below).

 Eligibility

  The Board has the discretion, from time to time, and within the parameters specified in the 2000 Purchase Plan, to establish the eligibility requirements for employees to participate in any offering under the 2000 Purchase Plan, including whether employees of any of the Company's subsidiaries are eligible and the length of time (if any) an employee must have been employed by the Company or a participating subsidiary in order to become eligible. However, the period of employment for eligibility may not exceed two years. In addition, the Board may exclude employees who customarily work 20 or fewer hours per week or five or fewer months per year.

  No employee is eligible to participate in the 2000 Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue rights to purchase Common Stock under the 2000 Purchase Plan at an annual rate that would exceed $25,000 worth of shares of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates.

 Participation in the Plan

  Eligible employees will enroll in the 2000 Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions from such employees' compensation during the offering. The Board for each offering shall define "'compensation" that will be taken into account for such purpose (for example, as base salary only or as total compensation, including bonuses and commissions, etc.). The Board also shall designate the maximum amount of such compensation, not exceeding 20 percent thereof, that a participant may have withheld and contributed during the offering.

 Purchase Price

  The purchase price per share at which shares of Common Stock are sold in an offering under the 2000 Purchase Plan will be established by the Board prior to the commencement of the offering, but such price shall in no event be less than the lower of (i) 85 percent of the fair market value of a share of Common Stock on the date the right to purchase such shares was granted (generally the first day of the offering) or (ii) 85 percent of the fair market value of a share of Common Stock on the applicable purchase date. The closing sale price of the Company's Common Stock on April 27, 2000, the latest practicable date before the printing of this Proxy Statement, was $7.75 per share.

 Payment of Purchase Price; Payroll Deductions

  The purchase price of the shares is accumulated by payroll deductions over the course of an offering. A participant may increase, reduce, or terminate his or her payroll deductions during an offering to the extent provided by the Board in the terms of the offering. The Board also may provide the extent to which eligible employees, including employees who were not yet eligible at the start of the offering, may commence participating in an offering after the offering already has begun.

  All payroll deductions made for a participant will be credited to his or her account under the 2000 Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account, unless specifically provided for in the offering terms and only if the maximum permitted amount has not already been withheld.

 Purchase of Stock

  On each purchase date under the 2000 Purchase Plan, the balance of payroll deductions then held by the Company for the account of each participant will be applied to the purchase of shares of Common Stock for the participant. In connection with each offering under the 2000 Purchase Plan, the Board may specify a maximum number of shares of Common Stock an employee may be granted the right to purchase on each purchase date or during an offering and a maximum aggregate number of shares of Common Stock that may be purchased by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, then the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued (see "Withdrawal" below), his or her right to purchase shares is exercised automatically on each purchase date at the applicable price.

 Withdrawal

  A participant may withdraw from a given offering under the 2000 Purchase Plan by terminating his or her payroll deductions and by delivering to the Company a notice of such withdrawal. The terms of an offering established by the Board may limit withdrawals to specified periods prior to a purchase date.

  Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the 2000 Purchase Plan.

 Termination of Employment

  Rights granted pursuant to any offering under the 2000 Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

 Restrictions on Transfer

  Rights granted under the 2000 Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

 Duration, Amendment and Termination

  The Board may suspend or terminate the 2000 Purchase Plan at any time.

  The Board may amend the 2000 Purchase Plan at any time. Any amendment of the 2000 Purchase Plan must be approved by the Company's shareholders within 12 months of its adoption by the Board if the amendment would require shareholder approval in order for the 2000 Purchase Plan to comply with Section 423 of the Code or Rule 16b-3 under the Exchange Act.

  Rights granted before amendment or termination of the 2000 Purchase Plan may not be impaired by any amendment or termination of the 2000 Purchase Plan without consent of the employee to whom such rights were granted, except as may be necessary to comply with any applicable law or Section 423 of the Code.

  Effect of Certain Corporate Events

  In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the 2000 Purchase Plan or substitute similar rights, or the purchase date under any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

  Stock Subject to 2000 Purchase Plan

  Subject to approval of this proposal by the Company's shareholders, an aggregate of 200,000 shares of Common Stock is reserved for issuance under the 2000 Purchase Plan. If rights granted under the 2000 Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the 2000 Purchase Plan.

  Federal Income Tax Information

  Rights granted under the 2000 Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

  A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until the sale or disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

  If the stock is sold or otherwise disposed of more than two years after the granting of the right to purchase the stock (typically, the beginning of the offering period) and more than one year after the purchase date on which the stock is sold to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the time the right was granted over the purchase price (determined as of the time the right was granted) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

  If the stock is sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is recognized by the participant, and a capital loss is realized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the 2000 Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).


New Plan Benefits

  The purchase of Common Stock pursuant to the 2000 Purchase Plan is within the discretion of the participants therein. The Company cannot forecast the extent to which shares of Common Stock will be purchased under the 2000 Purchase Plan. Because of the discretionary nature of purchases of Common Stock pursuant to the plan, the Company has omitted the tabular disclosure of the benefits or amounts to be allocated under the plan.

  THE BOARD OF DIRECTORS OF GLOBAL UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

       PROPOSAL 5 -- APPROVAL OF AMENDMENT TO 1996 EQUITY INCENTIVE PLAN

Description of the Proposal

  In March 1996, the Board of Directors adopted and in July 1996 the Company's shareholders approved the Company's 1996 Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan originally permitted Awards to be granted for a total of 100,000 shares of Common Stock. On September 24, 1996, the Board of Directors approved an amendment to the Incentive Plan that increased the maximum number of shares issuable under the Incentive Plan to 1,000,000 shares. This amendment was approved by the shareholders at the Company's annual shareholders meeting on December 4, 1997. On January 5, 1999, the Board of Directors approved an amendment to the Incentive Plan that increased the maximum number of shares issuable under the Incentive Plan to 3,000,000 shares. This amendment was approved by the shareholders at the Company's annual shareholders meeting on July 13, 1999.

  Subject to approval by the Company's shareholders, the Board of Directors amended the Incentive Plan as of April 18, 2000 to increase the authorized number of shares of Common Stock issuable thereunder by 1,500,000 shares and to reserve the additional shares for issuance under the Incentive Plan, bringing the total number of shares of Common Stock issuable under the Incentive Plan to 4,500,000.

  Approval of the amendment to the Incentive Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting. Proxies for which no specific direction is included will be voted for the amendment to the Incentive Plan.

Description of the 1996 Equity Incentive Plan

  The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is available to any shareholder upon request.

 General

  The purposes of the Incentive Plan are to attract and retain key employees and certain other persons who are in a position to make significant contributions to the success of the Company, to reward these employees and other persons for their contributions, to provide additional incentive to these employees and other persons to continue making similar contributions and to further align the interests of these employees and other persons with those of the Company's shareholders. To achieve these purposes, the Incentive Plan permits grants of incentive stock options ("ISO's"), options not intended to qualify as incentive stock options ("Non-ISO's"), stock appreciation rights ("SAR's"), restricted and unrestricted stock awards, performance awards, loans, and supplemental cash awards and combinations of the foregoing (all referred to as "Awards"). Shares issuable under Awards that terminate unexercised, shares issuable under Awards that are payable in stock or cash but are paid in cash and shares issued but later forfeited will be available for future Awards under the Incentive Plan.

 Eligibility

  All of the Company's approximately 215 current employees, future employees of the Company and other persons who, in the opinion of the Board of Directors, are in a position to make significant contributions to the success of the Company, such as consultants and non-employee directors, are eligible to receive Awards under the Incentive Plan.

 Administration

  The Incentive Plan is administered by the Board of Directors, which determines, among other things and subject to certain conditions, the persons eligible to receive Awards, the persons who actually receive Awards, the type of each Award, the number of shares of Common Stock subject to each Award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each Award, whether to accelerate the exercise or vesting schedule or waive any other terms or conditions of each Award, whether to amend or cancel an Award and the form of any instrument used under the Incentive Plan. The Board of Directors has the right to adopt rules for the administration of the Incentive Plan, settle all controversies regarding the Incentive Plan or any Award, and construe and correct defects and omissions in the Incentive Plan or any Award. The Incentive Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that shareholder approval will be required whenever necessary for the Incentive Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations. The Board of Directors may delegate its authority under the Incentive Plan to a Committee of the Board.

 Options

  Recipients of stock options under the Incentive Plan will have the right to purchase shares of Common Stock at an exercise price, during a period of time and on such other terms and conditions as are determined by the Board of Directors. For ISO's, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to a 10% or greater shareholder of the Company) of the fair market value of the Company's Common Stock on the date of grant and the term cannot exceed ten years (five years if issued to a 10% or greater shareholder of the Company) from date of grant. If permitted by the Board of Directors and subject to certain conditions, an option exercise price may be paid by delivery of shares of the Company's Common Stock that have been outstanding, a promissory note, a broker's undertaking to promptly deliver the necessary funds or by a combination of those methods. If permitted by the Board of Directors, options (other than those granted in tandem with SAR's) may be settled by the Company paying to the recipient, in cash or shares of Common Stock (valued at the then fair market value of the Company's Common Stock), an amount equal to such fair market value minus the exercise price of the option shares. No employee will be eligible to receive options covering more than 250,000 shares of Common Stock during any calendar year.

 Stock Appreciation Rights

  SARs may be granted under the Incentive Plan either alone or in tandem with stock options. Generally, recipients of SARs are entitled to receive upon exercise, cash or shares of Common Stock (valued at the then fair market value of the Company's Common Stock) equal to such fair market value on the date of exercise minus such fair market value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised.

 Stock Awards

  The Incentive Plan provides for restricted and unrestricted stock awards. Stock awards allow the recipient to acquire shares of the Company's Common Stock for their par value or any higher price determined by the Board of Directors. In the case of restricted stock awards, the shares acquired are subject to a vesting schedule and other possible conditions determined by the Board of Directors.

 Performance Awards

  The Incentive Plan provides for performance awards entitling the recipient to receive stock options, stock awards or other types of Awards conditional upon achieving performance goals determined by the Board of Directors. Performance goals may involve overall corporate performance, operating group or business unit performance, personal performance or any other category of performance determined by the Board of Directors. Financial performance may be measured by revenue, operating income, net income, earnings per share, Common Stock price, price-earnings multiple or other financial factors determined by the Board of Directors.

 Loans and Cash Awards

  Under the Incentive Plan, loans or supplemental cash awards may be granted to recipients of Awards to help defray taxes due as a result of the Awards. The terms and conditions of loans and supplemental cash awards, including the interest rate, which may be zero, and whether any loan will be forgiven, are determined by the Board of Directors.

 Termination of Awards

  Except as otherwise determined by the Company, upon termination of a recipient's employment or other relationship with the Company, (i) stock options and SARs remain exercisable for a period of three months (one year if termination is due to death or disability) to the extent that they were exercisable at the time of termination and (ii) unvested shares under outstanding restricted stock awards vest immediately, except in the case of a voluntary resignation or termination for cause (as defined in the Incentive
Plan). Stock options, SAR's and other Awards that are not exercisable at the time of termination automatically terminate, and payments or benefits under deferred stock awards, performance awards and supplemental cash awards that are not irrevocably due at the time of termination are forfeited.

 Summary of Federal Income Tax Consequences

  This discussion, which is based upon federal income tax law as in effect on the date of this Proxy Statement generally summarizes certain federal income tax consequences associated with the Incentive Plan. The tax consequences to executive officers may be different from those summarized below. No taxable income is realized upon the grant of a stock option, nor upon the exercise of an ISO except to the extent that the exercise may result in alternative minimum tax liability. Upon the exercise of a non-qualified option, the recipient realizes ordinary income equal to the fair market value on the date of exercise minus the exercise price of the option shares. If restricted shares of the Company's Common Stock are used to settle a stock option, however, then the realization of income may be deferred. Upon a disposition of shares acquired by exercise of a stock option, the gain or loss generally constitutes a capital gain or loss. In the case of a disposition of ISO shares within one year after the date of exercise or within two years after the date of grant, the difference between the fair market value on the date of exercise and the exercise price constitutes ordinary income, and any additional gain or loss above or below the fair market value on the date of exercise constitutes a capital gain or loss.

  Upon the grant of an unrestricted stock award, the recipient realizes ordinary income equal to the fair market value on the date of grant minus the price paid for the shares awarded. A recipient of a restricted stock award realizes ordinary income only as of and when the shares vest. The ordinary income realized on each vesting or transfer date equals the fair market value on that date less the price paid for the shares. A recipient of a restricted stock award may, however, choose or be required by the terms of the award to elect under Section 83(b) of the Code to have the ordinary income associated with all of the restricted shares realized and measured on the date of grant. A recipient who makes such an election and later forfeits restricted shares may not claim a loss for tax purposes. The tax consequences of a performance award depend upon the nature of the underlying Award earned if and when the performance goals are achieved. Generally, loans made under the Incentive Plan do not result in taxable income to the recipient. If the interest rate is lower than certain rates specified under the Code, however, then ordinary income may be imputed to the recipient. Forgiveness of all or part of a loan also results in ordinary income to the recipient. The recipient of a supplemental cash award realizes ordinary income equal to the amount received.

  Generally, whenever a recipient realizes ordinary income, a corresponding deduction is available to the Company. Under Section 162(m) of the Code, however, the Company will be denied a deduction for certain compensation exceeding $1,000,000 paid to its chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance-based compensation (see Report of the Compensation Committee).

New Plan Benefits

  The following table sets forth the number of shares issuable upon the exercise of options and stock awards granted under the Incentive Plan during fiscal 1999.

                                                         Number
                                                           of
       Name and Position                                  Units
       -----------------                                 -------
       Michael G. Rubin.................................      --
       Michael Golden................................... 105,000
       Michael R. Conn..................................  81,500
       Steven A. Wolf...................................      --
       Executive Group.................................. 431,500
       Non-Executive Director Group..................... 110,000
       Non-Executive Officer Employee Group............. 574,900

  THE BOARD OF DIRECTORS OF GLOBAL UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 EQUITY INCENTIVE PLAN.

                            EXECUTIVE COMPENSATION

Compensation Committee Report

  The Company's Compensation Committee of the Board of Directors is comprised of Messrs. Adelberg, Lax and Rayport. For fiscal 1999, the Board of Directors reviewed the compensation of executive officers, made decisions regarding executive compensation and administered the Company's employee equity incentive plans.

  The Company's compensation policies for executive officers are to (i) provide compensation packages to attract, motivate and retain executives, (ii) link a significant portion of compensation to financial results to reward successful performance, and (iii) provide long-term equity based compensation to further align the interests of executives with those of the shareholders and further reward success and performance. The principal components of the Company's executive compensation are base salary, incentive compensation and periodic grants of stock options or awards. The award of bonuses and stock options serve as incentives for superior performance and are based upon both the performance of the executives and the Company.

  In determining compensation levels, the Company considers compensation packages offered by similar sized companies within the e-commerce industry. Compensation levels for individual executive officers may be more or less than those offered by such other companies, depending on a subjective assessment of individual factors, such as the executive's position, skills, achievements, tenure with the Company and historical compensation levels.

  The Company has employment agreements with the following Named Officers:
Michael G. Rubin, the Company's Chief Executive Officer, Michael Conn and Steven A. Wolf. The Company had an employment agreement with Mr. Golden which was terminated in connection with the termination of Mr. Golden's employment with the Company. Compensation of the Named Officers for fiscal 1999 was determined in accordance with these employment agreements as described herein. Mr. Rubin's compensation in fiscal 1999 consisted solely of the base salary provided for in his employment agreement. Mr. Rubin's compensation was not based on the Company's performance.

  Under the stock option plans established by the Company, stock options are periodically granted to employees at the discretion of the Board of Directors or Compensation Committee. It is contemplated that executives of the Company will be eligible to receive stock option grants, subject to individual performance and the performance of the Company as a whole.

  During 1999, the Company's Named Officers were granted a total of 185,000 options to purchase Common Stock at exercise prices ranging from $11.25 to $15.00 per share.

  Section 162(m) of the Code generally denies a deduction to any publicly held company, such as the Company, for certain compensation exceeding $1,000,000 paid in any taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. The Board of Directors has not yet recommended any change to the Company's executive compensation policies and plans as a result of Section 162(m), but the Compensation Committee will continue to evaluate the impact of recently finalized tax regulations to ensure that the Company's executive compensation plans most effectively serve the interests of the Company and its shareholders.

                                          Kenneth J. Adelberg
                                          Charles R. Lax
                                          Jeffrey Rayport

Compensation Committee Interlocks and Insider Participation

  None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company. Mr. Lax is a Managing Director of the general partner of SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP, the SOFTBANK affiliates through which SOFTBANK acquired an aggregate of 6,153,850 shares of the Company's Common Stock. These shares were acquired by SOFTBANK on July 23, 1999 at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of approximately $80.0 million.

Summary Compensation Table

  The following table sets forth information regarding compensation paid by the Company and its subsidiaries to each Named Officer.

                                 Annual Compensation(1)                    Long Term Compensation
                         ------------------------------------------  ---------------------------------------
                                                                            Awards
                                                                     -----------------------
                                                                                  Securities
                                                                     Restricted   Underlying
        Name and         Fiscal                       Other Annual     Stock      Options /      All Other
   Principal Position     Year   Salary      Bonus   Compensation(1)  Award(s)     SARS (#)     Compensation
------------------------ ------ --------    -------- --------------  ----------   ----------    ------------
Michael G. Rubin .......  1999  $450,000(2)      --       --              --           --             --
 Chairman of the Board
  and                     1998   398,269         --       --              --           --             --
 Chief Executive Officer  1997   297,115         --       --              --           --             --

Michael Golden(3).......  1999   124,038    $120,000      --              --       105,000(4)      $2,034(5)
 Executive Vice
  President,              1998       --          --       --              --           --             --
 E-Commerce               1997       --          --       --              --           --             --

Michael R. Conn(6)......  1999   133,269      45,000      --          $18,563(7)    80,000(8)       2,260(5)
 Senior Vice President,   1998       --          --       --              --           --             --
 Strategic Development    1997       --          --       --              --           --             --

Steven A. Wolf .........  1999   138,020      20,625      --              --           --           9,492(9)
 Vice President           1998   124,481      37,500      --              --           --           7,422(5)
                          1997   112,178      20,000      --              --        50,000(10)      7,422(5)

--------
(1) Excludes perquisites and other personal benefits that do not, in the aggregate, exceed $50,000 or 10% of each officer's total salary and bonus.
(2) Includes amounts paid by the KPR Companies until December 15, 1997, the date of the Company's reorganization, and paid by the Company thereafter.
(3) Mr. Golden's employment with Global commenced in March 1999 and terminated in February 2000.
(4) Represents options to purchase 32,000, 43,000 and 30,000 shares of Common Stock granted to Mr. Golden in fiscal 1999 at exercise prices of $11.25, $11.25 and $15.00 per share, respectively. As of the date of termination of Mr. Golden's employment with Global, such options were vested with respect to the following amounts: 19,200 shares, 25,800 shares and 22,500 shares, respectively.
(5) Represents the value of insurance premiums paid by Global with respect to term life insurance.
(6) Mr. Conn's employment with Global commenced on February 24, 1999.
(7) Amount consists of market value of award on date of grant. As of the end of fiscal 1999, Mr. Conn held 1,500 restricted shares with a value of $18,844. On February 24, 1999, restricted stock was awarded in the amount of 1,500 shares to Mr. Conn which vests on February 24, 2001.
(8) Represents (i) an option to purchase 50,000 shares of Common Stock granted to Mr. Conn in fiscal 1999 at an exercise price of $12.375 per share, vesting at a rate of 20% per year over a five year period with the first portion vesting on February 5, 2000, and (ii) an option to purchase 30,000 shares of Common Stock granted to Mr. Conn in fiscal 1999 at exercise price of $15.00 per share, vesting at the following rate: 15,000 shares on August 9, 1999 and 3,750 shares on each of the first four anniversaries of August 9, 1999.

(9) Consists of (i) Global's matching contribution under its 401(k) Profit Sharing Plan in the amount of $2,070, and (ii) insurance premiums paid by Global with respect to term life insurance in the amount of $7,422.
(10) Represents an option to purchase 32,500 shares of Common Stock granted to Mr. Wolf in fiscal 1997 at an exercise price of $3.20 per share and options to purchase 7,500 shares and 10,000 shares of Common Stock granted to Mr. Wolf in prior periods which were repriced from $4.00 and $9.375, respectively, to $3.20 in fiscal 1997. Such options vest at a rate of 20%, 20% and 33 1/3%, respectively, over five, five and three year periods.


Option/SAR Grants in Last Fiscal Year

  The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Officers during fiscal 1999. No SAR's were granted during fiscal 1999.

                                                                       Potential Realized
                                                                        Value at Assumed
                                                                         Annual Rates of
                                                                           Stock Price
                                                                        Appreciation for
                          Individual Grants                                Option Term
---------------------------------------------------------------------- -------------------
                          Number of    % of Total
                          Securities  Options/SARs Exercise
                          Underlying   Granted to  or Base
                         Options/SARs Employees in  Price   Expiration
          Name            Granted (#) Fiscal Year   ($/Sh)     Date     5% ($)   10% ($)
------------------------ ------------ ------------ -------- ---------- -------- ----------     ---
Michael G. Rubin........       --         --           --        --         --         --
 Chairman of the Board
  and Chief
 Executive Officer of
  Global

Michael Golden..........    75,000(1)     9.1%     $ 11.25   3/18/09   $530,630 $1,344,720
 Executive Vice
  President,                30,000(2)     3.7%     $ 15.00    8/9/09   $283,003 $  717,184
 E-Commerce

Michael R. Conn.........    50,000(3)     6.1%     $12.375   2/24/09   $389,129 $  986,128
 Senior Vice President,     30,000(4)     3.7%     $ 15.00    8/9/09   $283,003 $  717,184
 Strategic Development

Steven A. Wolf .........       --         --           --        --         --         --
 Vice President

--------
(1) Represents options which originally vested in the aggregate as follows:
    15,000 shares on December 31, 1999 and 15,000 shares on each of the first four anniversaries of December 31, 1999. Upon termination of Mr. Golden's employment with Global, such options were vested with respect to 45,000 shares.
(2) Such option originally vested as follows: 15,000 shares on August 9, 1999 and 3,750 shares on each of the first four anniversaries of August 9, 1999. Upon termination of Mr. Golden's employment with Global, such option was vested with respect to 22,500 shares.
(3) Such option vests as follows: 10,000 shares on February 5, 2000 and 10,000 shares on each of the first four anniversaries of February 5, 2000.
(4) Such option vests as follows: 15,000 shares on August 9, 1999 and 3,750 shares on each of the first four anniversaries of August 9, 1999.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

  The following table sets forth information regarding options to purchase shares of Common Stock exercised by the Named Officers during fiscal 1999 under the Company's stock option plans and the values of options held by such individuals at fiscal year end.

                                                                                  Value of Unexercised
                                                          Number of Securities        In-the-Money
                                                         Underlying Unexercised     Options/SARs at
                                                            Options/ SARs at        Fiscal Year End
                         Shares Acquired on    Value         Fiscal Year End          Exercisable/
          Name               Exercise(#)    Realized($) Exercisable/Unexercisable   Unexercisable (1)
          ----           ------------------ ----------  ------------------------- --------------------
Michael G. Rubin........           --              --                     --                       --
 Chairman of the Board
  and
 Chief Executive Officer
  of Global

Michael Golden..........          --              --         30,000 / 75,000        $19,695 / $78,780(2)
 Executive Vice
  President,
 E-Commerce

Michael R. Conn.........          --              --         15,000 / 65,000             --  / $9,400(3)
 Senior Vice President,
 Strategic Development

Steven A. Wolf .........       11,000        $176,204        22,750 / 16,250      $213,008 / $152,149(4)
 Vice President

--------
(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options granted based upon the closing sales price per share of $12.563 at the end of fiscal 1999.
(2) The exercise prices of options to purchase 75,000 and 30,000 shares held by Mr. Golden are $11.25 per share and $15.00 per share, respectively. Such options originally vested as follows: 15,000 shares on December 31, 1999 and 15,000 shares on each of the first four anniversaries of December 31, 1999; and 15,000 shares on August 9, 1999 and 3,750 shares on each of the first four anniversaries of August 9, 1999. Upon termination of Mr. Golden's employment with Global, such options were vested with respect to 67,500 shares.
(3) The exercise prices of options to purchase 50,000 and 30,000 shares held by Mr. Conn are $12.375 per share and $15.00 per share, respectively. Such options vest as follows: 20% per year over a five year period with the first portion vesting on February 5, 2000; and 15,000 shares on August 9, 1999 and 3,750 shares on each of the first four anniversaries of August 9, 1999.
(4) The exercise price of options to purchase 32,500 shares, 7,500 shares and 10,000 shares held by Mr. Wolf are $3.20 per share. Such options vest at rates of 20%, 20% and 33 1/3%, respectively, of the initial awards per year over five, five and three year periods commencing on December 15, 1998.

Employment Agreements

  Michael G. Rubin. On September 25, 1996, the Company entered into an agreement with Mr. Rubin for an initial term of five years commencing on December 15, 1997, subject to automatic annual extensions, to serve as the Company's Chairman and Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Rubin is entitled to receive (i) an annual base salary of $450,000 during the fiscal 1999, increasing by $50,800 effective January 1, 2000 and $49,280 effective January 1, 2001, (ii) an annual bonus based upon the achievements of Mr. Rubin and the results of operations of the Company, (iii) other benefits similar to those provided to Global's other officers. The agreement was entered into in anticipation of the Company completing a reorganization on or about January 1, 1997, which reorganization did not occur until December 15, 1997. The terms of the agreement specified that in the event that the reorganization did not occur prior to June 30, 1997, the agreement would become null and void. On the date of the reorganization, the employment agreement was amended such that the terms of the original agreement were adopted.

  Mr. Rubin's employment agreement may be terminated by Global with cause, which is defined to include, among other things, the willful failure or refusal by Mr. Rubin to comply with explicit directions of the Board of Directors or Executive Committee or to render the services required by the employment agreement, willful breach or habitual neglect in the performance of his duties, conviction of a felony or fraud or embezzlement involving assets of Global. In the event of termination by Global for any other reason, Mr. Rubin will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, for a period of one year following his termination, Mr. Rubin is prohibited from engaging in the planning, research, development, production, manufacturing, marketing, sales or distribution of athletic footwear, rugged outdoor footwear, sportswear, licensed products, related products, equipment or services or any other line of business engaged in or under demonstrable development by the Company. In addition, Mr. Rubin is prohibited from enticing, inducing or encouraging other employees of the Company to engage in any other activity which done by them would violate any provision of the contract.

  Steven A. Wolf. On August 1, 1995, the Company entered into an employment agreement with Steven A. Wolf, Vice President of Global, for an initial term of three years, subject to automatic annual extensions after the initial term. Mr. Wolf's compensation is comprised of the following: (i) an annual base salary of $137,500 during fiscal 1999 increasing by $12,500 effective January 1, 2000 and $5,000 effective January 1, 2001 and January 1, 2002, (ii) stock option grants, (iii) incentive compensation up to 30% of Mr. Wolf's base salary based upon the achievements of Mr. Wolf and the results of operations of the Company, and (iv) other benefits similar to those provided to Global's other officers.

  Michael R. Conn. On February 24, 1999, the Company entered into an employment agreement with Michael R. Conn, Senior Vice President, Strategic Development of Global, for an initial term of five years, subject to automatic annual extensions after the initial term. Mr. Conn's compensation is comprised of the following: (i) an annual base salary of $150,000 during fiscal 1999 increasing by $12,500 effective January 1, 2000 and January 1, 2001, (ii) stock option grants, (iii) a restricted stock award, (iv) incentive compensation up to 30% of Mr. Conn's base salary based upon the achievements of Mr. Conn and the results of operations of the Company, and (v) other benefits similar to those provided to Global's other officers.

  Each of Mr. Wolf's and Mr. Conn's employment agreements may be terminated by Global with cause, which is defined the same as in Mr. Rubin's agreement. In the event of termination by Global for any other reason, they would also be entitled to receive any unpaid salary and benefits through their respective dates of termination. Mr. Wolf's employment agreement contains a three year restrictive covenant similar to the one in Mr. Rubin's agreement while Mr. Conn's employment agreement contains a one year restrictive covenant similar to the one in Mr. Rubin's agreement.

                            STOCK PERFORMANCE GRAPH

  The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the ISDEX Internet Stock Index, the NASDAQ Stock Market and the Peer Group Index (/1/), assuming an investment of $100 in each on December 30, 1994, and the reinvestment of all dividends. The data points used for the performance graph are listed below.

[PERFORMANCE CHART OF TOTAL RETURN TO STOCKHOLDERS]

 Performance Graph Data
         Points          12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
 ----------------------  -------- -------- -------- -------- -------- --------
Global.................. $100.00  $ 38.89  $ 44.44  $ 24.44  $ 70.00  $111.67
ISDEX Internet Stock
 Index.................. $100.00  $100.00  $199.50  $199.87  $437.00  $960.35
NASDAQ.................. $100.00  $140.98  $173.45  $211.86  $297.02  $552.81
Peer Group Index........ $100.00  $129.71  $161.19  $197.16  $278.08  $510.20

  Note: Stock price performance shown in the Stock Performance Graph for Global's Common Stock is historical and not necessarily indicative of future price performance.
--------
(1) The Company has elected to discontinue presenting the Peer Group Index after this year due to the change in the nature of the Company's business. A comparison of the cumulative total return for the Company's Common Stock to that of the companies in the Peer Group Index (which consists of K-Swiss Inc., Rocky Shoes & Boots, Inc., Saucony, Inc., The Timberland Company and Wolverine World Wide, Inc.) is no longer meaningful.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Global does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest. Global will not enter into any such transactions unless approved by a majority of the entire Board of Directors, not including any interested director.

  Prior to moving to its current location, Global's main executive offices and warehouse were located in a 75,000 square foot facility leased from Mr. Rubin, Global's Chief Executive Officer. Pursuant to its terms, the lease expires on September 30, 2009; however, Mr. Rubin is in the process of selling the facility, at which time the lease would be terminated. Global pays approximately $29,000 per month, plus maintenance and utilities, for the facility. Payments by Global to Mr. Rubin under the lease totalled $349,008 in fiscal 1999.

  In July, 1999, Global repaid the entire balance of a note in connection with a loan by Mr. Rubin to the Company. The outstanding principal balance of the note at the time of repayment was $1,805,841 and accrued interest (at prime rate plus 3%) for fiscal 1999 was $82,661.

  On July 23, 1999, SOFTBANK acquired an aggregate of 6,153,850 shares of Global's Common Stock at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day Global and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of approximately $80.0 million. On May 1, 2000, SOFTBANK acquired an additional 2,500,000 shares of Common Stock at a price of $8.00 per share for an aggregate purchase price of $20.0 million. Messrs. Lax and Fisher are Managing Directors of the general partner of SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP, the SOFTBANK affiliates through which SOFTBANK acquired such shares. On May 1, 2000, TMCT acquired 625,000 shares of Common Stock at a price of $8.00 per share for an aggregate purchase price of $5.0 million. Mr. Menell is a Partner of TMCT.

  On January 5, 1999, Harvey Lamm was granted a non-incentive stock option to purchase 50,000 shares of Global's Common Stock at an exercise price of $7.625 per share, the closing price on the date of grant. The option was granted to Mr. Lamm in connection with his services to Global above and beyond his duties as a member of the Board of Directors.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Messrs. Conn, Rayport, Adelberg and Lax and SOFTBANK failed to file their Form 3's on a timely basis and Messrs Conn, Adelberg, Lamm and Lax failed to file Form 4's on a timely basis. In the third quarter of fiscal 1999, the Company hired a general counsel who has implemented internal procedures to assist the Company's directors, executive officers and 10% shareholders in the timely compliance with Section 16(a).

                                 OTHER MATTERS

  As of the date of this Proxy Statement, Global knows of no other business that will be presented for consideration at the Annual Meeting (other than procedural matters). However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters that Global's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; and (v) matters incident to the conduct of the Annual Meeting. If any such matters come before the Annual Meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The appointment of an independent public accountant is approved annually by the Board of Directors based upon the recommendation of the Audit Committee. The accounting firm of Deloitte & Touche LLP acted as Global's independent public accountants for fiscal 1999. No independent public accountant has been selected for fiscal 2000 as the Audit Committee has not yet made its recommendation. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                            ADDITIONAL INFORMATION

  Global is subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports and other information with the SEC. Such reports, proxy statements and other information concerning Global may be inspected and copies may be obtained (at prescribed rates) at Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding Global, can be obtained from the SEC's website at http://www.sec.gov.

                             SHAREHOLDER PROPOSALS

  A shareholder proposal for Global's 2001 Annual Meeting must be submitted to Global at its office located at 1075 First Avenue, King of Prussia, Pennsylvania, 19406, by December 13, 2000 to receive consideration for inclusion in Global's 2001 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                                 ANNUAL REPORT

  This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for fiscal 1999 (the "Annual Report").

  THE COMPANY SHALL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO THE INFORMATION THAT IS INCORPORATED), UPON THE WRITTEN REQUEST OF SUCH PERSON. REQUESTS SHOULD BE SENT TO:

                                Paul D. Cataldo
                              Assistant Secretary
                               1075 First Avenue
                           King of Prussia, PA 19406
                                (610) 491-7006

                                          By Order of the Board of Directors,

                                          Arthur H. Miller
                                          Secretary

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                        Page
                                                                      ---------
Independent Auditors' Report--Deloitte & Touche LLP.................        F-1

Consolidated Balance Sheets as of December 31, 1998 and January 1,
 2000...............................................................        F-2

Consolidated Statements of Operations for the Fiscal Years Ended
 December 31, 1997, December 31, 1998 and January 1, 2000...........        F-3

Consolidated Statements of Stockholders' Equity (Deficiency) for the
 Fiscal Years Ended December 31, 1997, December 31, 1998 and January
 1, 2000............................................................        F-4

Consolidated Statements of Cash Flows for the Fiscal Years Ended
 December 31, 1997, December 31, 1998 and January 1, 2000...........        F-5

Notes to Consolidated Financial Statements..........................  F-6--F-27

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Global Sports, Inc.

  We have audited the accompanying consolidated balance sheets of Global Sports, Inc. and Subsidiaries (the "Company") as of December 31, 1998 and January 1, 2000 and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for each of the three years in the period ended January 1, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and January 1, 2000 and the results of their operations and their cash flows for each of the three years in the period ended January 1, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
_____________________________________
Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 22, 2000

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                      December 31,   January 1,
                                                          1998          2000
                                                      ------------  ------------
                       ASSETS
Current assets:
  Cash and cash equivalents.........................  $    83,169   $ 27,345,263
  Accounts receivable, net..........................          --       2,738,201
  Inventory.........................................          --      10,697,438
  Prepaid expenses and other current assets.........      599,224      1,444,634
  Refundable income taxes...........................          --       1,337,584
  Net assets of discontinued operations.............   41,127,839     18,380,806
                                                      -----------   ------------
    Total current assets............................   41,810,232     61,943,926
Property and equipment, net of accumulated deprecia-
 tion and amortization..............................    2,988,714     20,681,724
Other assets, net...................................      253,626        109,887
                                                      -----------   ------------
    Total assets....................................  $45,052,572   $ 82,735,537
                                                      ===========   ============
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................  $ 3,595,996   $ 15,761,340
  Accrued advertising, promotion and other ex-
   penses...........................................       56,028      5,483,300
  Income taxes payable..............................    1,378,820            --
  Current portion--capital lease obligation, related
   party............................................      127,966        141,016
  Subordinated notes payable, related party.........    1,805,841            --
                                                      -----------   ------------
    Total current liabilities.......................    6,964,651     21,385,656
Notes payable, bank.................................   18,812,156            --
Capital lease obligation, related party.............    2,181,265      2,040,249
Mandatorily redeemable preferred stock..............          100             80
Commitments and contingencies.......................
Stockholders' equity:
  Preferred stock, $0.01 par value, 1,000,000 shares
   authorized in 1998 and 1999; 10,000 and 8,000
   shares issued as mandatorily redeemable preferred
   stock in 1998 and 1999, respectively.............          --             --
  Common stock, $0.01 par value, 20,000,000 and
   60,000,000 shares authorized in 1998 and 1999;
   12,994,464 and 19,544,249 shares issued in 1998
   and 1999, respectively; 11,925,378 and 18,475,163
   shares outstanding in 1998 and 1999,
   respectively.....................................      129,947        195,442
  Additional paid in capital........................   17,111,166    102,460,622
  Accumulated other comprehensive loss..............      (47,431)           --
  Retained earnings (accumulated deficit)...........      114,535    (43,132,695)
                                                      -----------   ------------
                                                       17,308,217     59,523,369
  Less: Treasury stock, at cost.....................      213,817        213,817
                                                      -----------   ------------
    Total stockholders' equity......................   17,094,400     59,309,552
                                                      -----------   ------------
    Total liabilities and stockholders' equity......  $45,052,572   $ 82,735,537
                                                      ===========   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                    Year Ended December 31,
                                    ------------------------
                                                              Fiscal Year Ended
                                       1997         1998       January 1, 2000
                                    -----------  -----------  -----------------
Net revenues....................... $       --   $       --     $  5,510,576
Cost of revenues...................         --           --        3,816,767
                                    -----------  -----------    ------------
  Gross profit.....................         --           --        1,693,809
Operating expenses:
  Sales and marketing..............         --           --       11,608,556
  Product development..............         --           --        7,264,425
  General and administrative.......   2,389,223    3,452,914       9,310,744
  Stock-based compensation,
   primarily related to sales and
   marketing.......................         --           --        2,654,834
                                    -----------  -----------    ------------
    Total operating expenses.......   2,389,223    3,452,914      30,838,559
                                    -----------  -----------    ------------
Other (income) expenses:
  Interest expense.................   2,013,028    2,366,935         312,655
  Interest income..................         --           --         (774,139)
  Other, net.......................         --           --           (1,999)
                                    -----------  -----------    ------------
    Total other (income) expenses..   2,013,028    2,366,935        (463,483)
                                    -----------  -----------    ------------
Loss from continuing operations
 before income taxes...............  (4,402,251)  (5,819,849)    (28,681,267)
Benefit from income taxes..........         --     1,978,749       2,220,878
                                    -----------  -----------    ------------
Loss from continuing operations....  (4,402,251)  (3,841,100)    (26,460,389)
Discontinued operations:
  Income from discontinued
   operations (net of income tax
   provisions (benefits) of $--,
   $3,879,567, and $(582,804) in
   1997, 1998 and 1999,
   respectively)...................     246,956    9,664,956         549,838
  Loss on disposition of
   discontinued operations (net of
   income tax provision of
   $2,159,916).....................         --           --      (17,336,679)
                                    -----------  -----------    ------------
Net income (loss).................. $(4,155,295) $ 5,823,856    $(43,247,230)
                                    ===========  ===========    ============
Earnings (losses) per share:
  Basic and diluted--
    Loss from continuing opera-
     tions......................... $     (1.47) $      (.34)   $      (1.78)
    Income from discontinued opera-
     tions.........................         .08          .85             .04
    Loss on disposition of discon-
     tinued operations.............         --           --            (1.17)
                                    -----------  -----------    ------------
    Net income (loss).............. $     (1.39) $       .51    $      (2.91)
                                    ===========  ===========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                     Common Stock                                                                Treasury Stock
                  -------------------                                                          --------------------
                                                      Retained                    Accumulated
                                       Additional     Earnings                       Other
                                        Paid in     (Accumulated  Comprehensive  Comprehensive
                    Shares   Dollars    Capital       Deficit)    Income (Loss)  Income (Loss)  Shares     Dollars      Total
                  ---------- -------- ------------  ------------  -------------  ------------- ---------  ---------  ------------
Combined balance
 at December 31,
 1996...........       2,000 $  2,000 $  1,066,758  $ (1,554,026)                  $(41,865)         100  $  25,000  $   (502,133)
Net loss........                                      (4,155,295) $ (4,155,295)                                        (4,155,295)
Translation
 adjustments....                                                         6,345        6,345                                 6,345
                                                                  ------------
Comprehensive
 loss...........                                                  $ (4,148,950)
                                                                  ============
Warrant
 compensation
 related to
 former
 officer........                           152,333                                                                        152,333
Equity in stock
 issuances of
 RYKA Inc.......                           356,534                                                                        356,534
Adjustments
 arising from
 reorganization,
 1,608.06-for-1
 stock split and
 change from no
 par value to
 $.01 per
 share..........   3,316,111   31,184       (6,184)                                                 (100)   (25,000)          --
Common stock
 issued in
 acquisition of
 RYKA Inc. and
 acquisition of
 treasury
 stock..........   8,169,086   81,691    6,431,691                                             1,069,086   (213,817)    6,299,565
                  ---------- -------- ------------  ------------                   --------    ---------  ---------  ------------
Consolidated
 balance at
 December 31,
 1997...........  11,487,197  114,875    8,001,132    (5,709,321)                   (35,520)   1,069,086   (213,817)    2,157,349
Net income......                                       5,823,856  $  5,823,856                                          5,823,856
Translation
 adjustments....                                                       (11,911)     (11,911)                              (11,911)
                                                                  ------------
Comprehensive
 income.........                                                  $  5,811,945
                                                                  ============
Acquisition of
 the Gen-X
 Companies......   1,500,000   15,000    8,936,850                                                                      8,951,850
Issuance of
 warrants to
 purchase common
 stock in
 exchange for
 services.......                           150,000                                                                        150,000
Issuance of
 common stock
 upon exercise
 of options.....       7,267       72       23,184                                                                         23,256
                  ---------- -------- ------------  ------------                   --------    ---------  ---------  ------------
Consolidated
 balance at
 December 31,
 1998...........  12,994,464  129,947   17,111,166       114,535                    (47,431)   1,069,086   (213,817)   17,094,400
Net loss........                                     (43,247,230) $(43,247,230)                                       (43,247,230)
Translation
 adjustments....                                                        47,431       47,431                                47,431
                                                                  ------------
Comprehensive
 loss...........                                                  $(43,199,799)
                                                                  ============
Issuance of
 common stock to
 SOFTBANK, net
 of costs.......   6,153,850   61,538   79,755,065                                                                     79,816,603
Issuance of
 options and
 warrants to
 purchase common
 stock in
 exchange for
 services.......                         3,770,778                                                                      3,770,778
Issuance of
 common stock
 upon exercise
 of options and
 warrants.......     395,935    3,957    1,823,613                                                                      1,827,570
                  ---------- -------- ------------  ------------                   --------    ---------  ---------  ------------
Consolidated
 balance at
 January 1,
 2000...........  19,544,249 $195,442 $102,460,622  $(43,132,695)                  $    --     1,069,086  $(213,817) $ 59,309,552
                  ========== ======== ============  ============                   ========    =========  =========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS

                                         Year Ended December 31,
                                         ------------------------
                                                                   Fiscal Year
                                                                      Ended
                                                                    January 1,
                                            1997         1998          2000
                                         -----------  -----------  ------------
Cash Flows from Operating Activities:
  Net income (loss)....................  $(4,155,295) $ 5,823,856  $(43,247,230)
   Deduct:
    Income from discontinued
     operations........................      246,956    9,664,956       549,838
    Loss on disposal of discontinued
     operations........................          --           --    (17,336,679)
                                         -----------  -----------  ------------
  Loss from continuing operations......   (4,402,251)  (3,841,100)  (26,460,389)
  Adjustments to reconcile loss from
   continuing operations to net cash
   provided by (used in) operating
   activities:
    Depreciation and amortization......      368,227      567,310       728,000
    Loss on disposition of equipment...          --        19,819           --
    Stock-based compensation expense...      152,333      150,000     2,654,834
  Changes in operating assets and
   liabilities, net of acquisitions and
   discontinued operations:
    Accounts receivable................          --           --     (2,738,201)
    Inventory..........................          --           --    (10,697,438)
    Prepaid expenses and other current
     assets............................   (3,551,074)    (168,945)     (845,410)
    Refundable income taxes............          --           --     (1,337,584)
    Other assets.......................     (576,542)      33,571       173,739
    Accounts payable and accrued
     expenses..........................      491,169    4,292,548    17,727,273
    Income taxes payable...............          --           --     (1,378,820)
                                         -----------  -----------  ------------
    Net cash provided by (used in)
     continuing operations.............   (7,518,138)   1,053,203   (22,173,996)
    Net cash provided by (used in)
     discontinued operations...........   (1,629,605)   1,617,846    (3,241,206)
                                         -----------  -----------  ------------
    Net cash provided by (used in)
     operating activities..............   (9,147,743)   2,671,049   (25,415,202)
                                         -----------  -----------  ------------
Cash Flows from Investing Activities:
  Proceeds from sale of discontinued
   operations..........................          --           --     10,317,322
  Acquisition of property and
   equipment...........................     (231,987)    (397,990)  (18,421,010)
                                         -----------  -----------  ------------
    Net cash used in investing
     activities........................     (231,987)    (397,990)   (8,103,688)
                                         -----------  -----------  ------------
Cash Flows from Financing Activities:
  Net borrowings (repayments) under
   line of credit......................    9,984,077   (1,853,992)  (18,812,156)
  Costs of debt issuance...............     (266,304)     (80,000)      (30,000)
  Repayments of capital lease
   obligation..........................     (105,378)    (116,124)     (127,966)
  Proceeds from subordinated note from
   SOFTBANK............................          --           --     15,000,000
  Proceeds from issuance of common
   stock to SOFTBANK...................          --           --     64,727,378
  Proceeds from exercises of common
   stock options and warrants..........          --        23,256     1,827,570
  Proceeds from sale of minority
   interest in subsidiary..............          --           --          1,999
  Repayment of subordinated notes
   payable, related party..............     (416,000)    (250,000)   (1,805,841)
                                         -----------  -----------  ------------
    Net cash provided by (used in)
     financing activities..............    9,196,395   (2,276,860)   60,780,984
                                         -----------  -----------  ------------
Effect of exchange rate changes on cash
 and cash equivalents..................        6,345      (11,911)          --
                                         -----------  -----------  ------------
Net increase (decrease) in cash and
 cash equivalents......................     (176,990)     (15,712)   27,262,094
Cash and cash equivalents, beginning of
 year..................................      275,871       98,881        83,169
                                         -----------  -----------  ------------
Cash and cash equivalents, end of
 year..................................  $    98,881  $    83,169  $ 27,345,263
                                         ===========  ===========  ============
Supplemental disclosure of cash flow
 information:
  Cash paid during the year for
   interest............................  $ 1,882,198  $ 3,056,160  $  1,993,647
                                         ===========  ===========  ============
Supplemental disclosure of non-cash
 investing and financing activities:
  Notes payable issued in
   acquisitions........................  $       --   $ 6,000,000  $        --
                                         ===========  ===========  ============
  Issuance of common stock of affiliate
   at a price per share in excess of
   the Company's carrying amount.......  $   356,534  $       --   $        --
                                         ===========  ===========  ============
  Refinancing of revolving credit
   agreement...........................  $16,718,420  $       --   $        --
                                         ===========  ===========  ============
  Issuance of common stock for
   acquisition of the Gen-X Companies..  $       --   $ 8,951,850  $        --
                                         ===========  ===========  ============
  Issuance of mandatorily redeemable
   preferred stock.....................  $       --   $       100  $        --
                                         ===========  ===========  ============
  Issuance of common stock in
   satisfaction of accrued interest on
   subordinated note from SOFTBANK.....  $       --   $       --   $     89,225
                                         ===========  ===========  ============
  Issuance of common stock upon
   conversion of the SOFTBANK
   subordinated note...................  $       --   $       --   $ 15,000,000
                                         ===========  ===========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--DESCRIPTION OF BUSINESS

  Global Sports, Inc. ("Global" or the "Company"), a Delaware corporation, develops and operates the electronic commerce ("e-commerce") sporting goods businesses of several traditional sporting goods retailers, general merchandisers, internet companies and media companies under exclusive long-term agreements. The Company currently derives virtually all of its revenues from the sale of merchandise through or to its partners' e-commerce sporting goods businesses. The Company currently does not derive revenues from the provision of services to its partners' e-commerce sporting goods businesses. Each of the Company's partners owns the URL address of its Web site. Based upon the terms of the agreements with its partners, the Company owns certain components of the Web sites and the partners own other components. The Company's partners include BlueLight.com, Dunham's Sports, Healtheon/WebMD, MC Sports, Oshman's Sporting Goods, Sport Chalet, The Athlete's Foot and The Sports Authority.

  See Note 18 for a description of discontinued operations.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

  The following summarize the Company's significant accounting policies, some of which apply only to discontinued operations (see Note 18):

  Fiscal Year: During 1999, the Company changed its fiscal year end date from a calendar year end to a year end date representing the Saturday closest to December 31, beginning with the fiscal year ended January 1, 2000. The fiscal year is named for the calendar year ending on that December 31. The effect on results of operations of the extra day in the fiscal year ended January 1, 2000 is not significant.

  Principles of Consolidation: The financial statements presented include the accounts of Global Sports, Inc., a Delaware corporation, and the following wholly-owned or controlled subsidiaries:

    Global Sports Interactive, Inc. (PA)
    TheSportsAuthority.com, Inc. (PA)
    APEX Sports International, Inc. (PA)
    KPR Sports International, Inc. (PA)
    MR Management, Inc. (PA)
    1075 First Global Associates, LLC (PA)
    RYKA Inc. (PA)
    G.S.I., Inc. (DE)
    Gen-X Holdings, Inc. (WA)
    Gen-X Equipment Inc. (Ontario)
    Lamar Snowboards, Inc. (MO)

  All intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates: The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

  Cash and Cash Equivalents: The Company considers all highly liquid investments with maturities at date of purchase of three months or less to be cash equivalents. As of January 1, 2000, the Company had $26,749,053 of excess cash invested in a money market fund with a major financial institution, which is included in cash and cash equivalents. Interest income related to this investment for the fiscal year ended January 1, 2000 was $774,139.

  Inventory: Inventory, primarily consisting of sporting goods, athletic equipment, footwear and apparel, is valued at the lower of cost (determined using the first-in, first-out method) or market.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  Property and Equipment: Property and equipment are stated at cost, net of accumulated depreciation or amortization. Costs incurred to develop internal-use computer software during the application development stage generally are capitalized. Certain costs incurred to develop our partners' websites are expensed as incurred due to their short and unpredictable useful lives. There was no material difference between expensing these costs as incurred and capitalizing and amortizing these costs. In addition, costs of enhancements to internal-use computer software are capitalized, provided that these enhancements result in additional functionality. Depreciation or amortization is provided using the straight-line method over the estimated useful lives of the assets, which are generally:

  .  Two years for computer hardware and software;

  .  Three to seven years for furniture and office equipment;

  .  The lesser of fifteen years or lease term for leasehold improvements;

  .  Fifteen years for building improvements; and

  .  Thirty years for buildings.

  Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in results of operations. Expenditures for maintenance and repairs are expensed as incurred.

  Goodwill, Intangibles and Other Assets: The cost of goodwill and intangibles is amortized on a straight-line basis over ten to twenty years. Goodwill is reported net of accumulated amortization of $777,376 as of December 31, 1998. Intangibles, which principally represent the cost of acquiring licenses, patents and trademarks, are reported net of accumulated amortization of $270,124 as of December 31, 1998. Amortization of goodwill and intangibles is included in discontinued operations. As a result of the disposition of the Branded division on December 29, 1999 (see Note 18), goodwill and intangibles were fully amortized and the related charge is included in the loss on disposition of discontinued operations.

  Closing and other fees incurred at the inception of loan facilities are deferred and are amortized over the term of the loan agreement (see Note 15). As a result of the disposition of the Branded division on December 29, 1999 (see Note 18), the Company accelerated the amortization of the balance of all such loan fees and the related charge is included in the loss on disposition of discontinued operations. As of December 31, 1998, the unamortized balance of all such loan fees was $247,772.

  The realizability of goodwill, intangibles and other assets is evaluated periodically as events or circumstances indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses, including undiscounted cash flow and profitability projections that incorporate, as applicable, the impact on existing company businesses. The analyses necessarily involve significant management judgment. Any impairment loss, if indicated, is measured as the amount by which the carrying amount of the goodwill or intangible assets exceeds its estimated fair value.

  Long-Lived Assets: The realizability of long-lived assets is evaluated periodically as events or circumstances indicate a possible inability to recover their carrying amount. Such evaluation is based on various analyses, including undiscounted cash flow and profitability projections that incorporate, as applicable, the impact on existing company businesses. The analyses necessarily involve significant management judgment. Any impairment loss, if indicated, is measured as the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

  Sale of Stock by an Equity Method Investee: Prior to the 1997 reorganization (see Note 16), changes in the KPR Companies' proportionate share of the underlying equity of RYKA, an equity method investee, which result from the issuance of additional securities by such investee, were credited directly to additional paid-in capital. In 1997, $356,534 of such gains were credited to additional paid-in capital (see Note 17).

  Foreign Currency Translation: In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, exchange adjustments resulting from foreign

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
currency transactions generally are recognized currently in income, whereas adjustments resulting from translations of financial statements are reflected in accumulated other comprehensive income (loss). The cumulative currency translation loss as of December 31, 1998 was $47,431. Gains and losses on foreign currency transactions for the fiscal years ended December 31, 1998 and January 1, 2000 resulted in net foreign currency losses of $194,064 and $103,955, respectively, and are included in discontinued operations. There were no foreign currency transactions in the fiscal year ended December 31, 1997.

  Financial Instruments: Gains and losses on foreign currency hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and recognized in income as part of the related transaction. Unrealized gains and losses related to qualifying hedges of firm commitments are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs.

  Fair Value of Financial Instruments: The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and notes payable are a reasonable estimate of their fair values as of December 31, 1998 and January 1, 2000, based on the short maturity of these instruments.

  Net Revenues: The Company provides various services to its partners, including the design, development, maintenance and promotion of customized Web sites. The Company has not derived revenues from the provision of these services. The Company currently derives virtually all of its revenues from the sale of product through or to its partners' e-Commerce sporting goods businesses. Revenues from product sales, net of discounts and allowances for returns, are recognized upon the shipment of product to customers. Other sources of revenues, including the sale of gift certificates to the Company's retail partners' land-based stores, the sale of advertising on the partners' Web sites and outbound shipping charges, were not significant for the fiscal year ended January 1, 2000.

  Sales and Marketing: Sales and marketing expenses include advertising, promotional expenses including temporary free shipping, distribution facility expenses, order processing fees and payroll and related expenses. Also included in this amount are partner revenue shares which are payments made to our partners in exchange for the use of their brand assets, the promotion of their URL's in marketing and communications materials, the implementation of programs to provide incentives to the in-store customers to shop online and other programs and services provided to the customers of our partners' Web sites. Partner revenue shares were not significant in fiscal 1999.

  Promotional Shipping Costs: During the fiscal year ended January 1, 2000, as part of a promotion in connection with the launch of the Company's partners' Web sites, the Company offered free shipping on certain orders. The expense related to this temporary promotion for the fiscal year ended January 1, 2000 was $566,091 and has been included in selling and marketing expense.

  Advertising: The Company expenses the cost of advertising, which includes media, agency and production expenses, in accordance with the AICPA Accounting Standards Executive Committee's Statement of Position ("SOP") 93-7, Reporting on Advertising Costs. Advertising production costs are expensed the first time the advertisement is run. Media (television, radio and print) placement costs are expensed in the month the advertising appears. Agency fees are expensed as incurred. Advertising expense was $2,471,731 for the fiscal year ended January 1, 2000. Advertising expense of discontinued operations was $431,753 and $1,774,753 for the fiscal years ended December 31, 1997 and December 31, 1998, respectively.

  Product Development: Product development expenses consist primarily of expenses associated with content development; developing and operating the partners' Web sites; payroll and related expenses for the engineering, production, creative and management information systems departments; and depreciation expense related to capitalized hardware and software.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  Stock-Based Compensation: SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company accounts for stock-based compensation issued to non-employees in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

  Income Taxes: Prior to December 15, 1997, the KPR Companies (see Note 16) had elected to be taxed as S Corporations under provisions of the Internal Revenue Code and various state income tax regulations. As such, current taxable income had been included on the income tax returns of the then sole shareholder for federal and state income tax purposes and no provision had been made for federal income taxes. On December 15, 1997, the KPR Companies effected a reorganization with RYKA Inc. As a result of the reorganization, the KPR Companies' S election was terminated. The Company, now renamed Global Sports, Inc., is considered a C corporation and is subject to federal and state income taxes. As such, taxes on income are provided based upon SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

 New Accounting Pronouncements

  Computer Costs: In March 1998, the AICPA Accounting Standards Executive Committee issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement provides guidance on accounting for the costs of computer software developed or obtained for internal use and identifies the characteristics of internal-use software. This statement was adopted on January 1, 1999 and did not have a material effect on the Company's results of operations, cash flows or financial position.

  The Company will be required to adopt EITF Issue No. 00-2, "Accounting for Web Site Development Costs," no later than July 1, 2000. This EITF consensus sets forth capitalization and expense requirements for web site development costs. Management has not yet assessed what impact, if any, the EITF consensus will have on the Company's future earnings or financial position.

  Start-Up Costs: In April 1998, the AICPA Accounting Standards Executive Committee issued SOP 98-5, Reporting on the Costs of Start-Up Activities. The statement requires that costs of start-up activities, including organization costs, be expensed as incurred. This statement was adopted on January 1, 1999 and did not have a material effect on the Company's results of operations, cash flows or financial position.

  Derivative Instruments: SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133) establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for fiscal years beginning after June 15, 2000, although early adoption is encouraged. The Company has not yet assessed what the impact of this statement will be on the Company's future earnings or financial position.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 3--PROPERTY AND EQUIPMENT

  The major classes of property and equipment, at cost, as of December 31, 1998 and January 1, 2000 are as follows:

                                                      December 31, January 1,
                                                          1998        2000
                                                      ------------ -----------
   Computer hardware and software....................  $  957,654  $10,178,971
   Building..........................................         --     6,437,916
   Building--under capital lease (see Note 4)........   2,666,958    2,666,958
   Furniture and office equipment....................     232,414    1,793,037
   Land..............................................         --     1,240,000
   Leasehold improvements............................     336,926      328,042
   Construction in progress..........................      17,392       33,725
                                                       ----------  -----------
                                                        4,211,344   22,678,649
   Less: Accumulated depreciation and amortization...  (1,222,630)  (1,996,925)
                                                       ----------  -----------
   Property and equipment, net.......................  $2,988,714  $20,681,724
                                                       ==========  ===========

NOTE 4--CAPITAL LEASE

  In September 1994, the Company entered into a fifteen-year capital lease with its Chairman and Chief Executive Officer for its former corporate headquarters and warehouse space. The rental amount is subject to annual increases based on the Consumer Price Index and is currently $351,396 per annum. The Company pays all insurance and maintenance relating to the leased property. The mortgages on the leased property are collateralized by guarantees of a subsidiary of the Company and have an aggregate outstanding principal balance of $1,525,169 and $1,456,101 as of December 31, 1998 and January 1, 2000, respectively. As of December 31, 1998 and January 1, 2000, the Company's net investment in this capital lease was $2,007,035, and $1,801,884, respectively, which were included in property and equipment. Interest recorded on this capital lease for the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000 was $242,120, $234,345,
$223,430, respectively.

  Future minimum lease payments under this capital lease as of January 1, 2000, together with the present value of those future minimum lease payments, are as follows:

     2000........................................................... $  351,396
     2001...........................................................    351,396
     2002...........................................................    351,396
     2003...........................................................    351,396
     2004...........................................................    351,396
     Thereafter.....................................................  1,669,136
                                                                     ----------
     Total future minimum lease payments............................  3,426,116
     Less: Interest discount amount.................................  1,244,851
                                                                     ----------
     Total present value of future minimum lease payments...........  2,181,265
     Less: Current portion..........................................    141,016
                                                                     ----------
     Long-term portion.............................................. $2,040,249
                                                                     ==========

  In November 1999, the Company relocated its corporate headquarters to a Company-owned facility and is currently negotiating the termination of the lease for its former corporate headquarters. Management expects that this lease termination will not have a material effect on future results of operations, cash flows or financial position.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 5--STOCKHOLDERS' EQUITY

 Preferred Stock

  The Company is authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights shares.

  In connection with the acquisition of the Gen-X Companies on May 12, 1998, the Company issued 10,000 shares of mandatorily redeemable preferred stock. The redemption price of these preferred shares is contingent on certain sales and gross profit targets, ranging from a minimum of $.01 per share to a maximum of $50.00 per share, and are redeemable over a five year period. During the fiscal year ended January 1, 2000, 2,000 shares were redeemed for $100,000 (see Note 18).

 Common Stock

  On July 13, 1999, the shareholders approved an amendment to the Company's Certificate of Incorporation that increased the maximum number of authorized shares of common stock by 40,000,000 to 60,000,000.

  On June 10, 1999, the Company and SOFTBANK America Inc. ("SOFTBANK") entered into a stock purchase agreement and related agreements for the sale of 6,153,850 shares of the Company's common stock to certain affiliates of SOFTBANK at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of $80,000,050, reduced by transaction costs of $183,447 and accrued interest of $89,225 and principal related to an interim loan from SOFTBANK. In order to provide capital to the Company until closing, which occurred on July 23, 1999, the Company and SOFTBANK entered into an interim subordinated loan agreement on June 10, 1999 pursuant to which SOFTBANK loaned the Company $15,000,000 at an interest rate of 4.98% per annum until closing. At the July 23, 1999 closing, this loan amount was converted into shares of the Company's common stock.

  On April 21, 1997, RYKA sold 125,000 shares of its common stock for $750,000 to certain private investors. The proceeds from this sale were used to repay $385,000 of a subordinated note payable to the KPR Companies from RYKA and to enable the Company to open $810,000 in letter of credit agreements for the benefit of KPR.

  In connection with the investment in RYKA Inc. in 1995, MR Acquisitions, L.L.C. ("MR Acquisitions"), a company wholly-owned by the Company's Chairman and Chief Executive Officer, was granted contingent warrants to purchase 455,000 shares of common stock. As of December 31, 1997, MR Acquisitions had exercised warrants to purchase 361,587 of the 455,000 shares of RYKA common stock for which it paid an aggregate exercise price of $72,317. These 361,587 shares represent the full number of warrants that MR Acquisitions was entitled to exercise under the terms of the warrants. MR Acquisitions was not entitled to exercise the remaining warrants for 93,413 shares because certain contingencies were not fully satisfied.

NOTE 6--STOCK OPTIONS AND WARRANTS

  As part of the 1997 reorganization (see Note 16), on December 15, 1997 the Company assumed eight separate stock option plans (the "Plans"). Under the terms of the 1987 Stock Option Plan, the 1988 Stock Option Plan, the 1990 Stock Option Plan, the 1992 Stock Option Plan, the 1993 Stock Option Plan, the 1995 Stock Option Plan, the 1995 Non-Employee Directors' Stock Option Plan and the 1996 Equity Incentive Plan (as amended), the Company may grant qualified and nonqualified options and warrants to purchase up to 31,321;

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

17,500; 37,500; 43,750; 45,000; 75,000; 12,500 and 3,000,000 shares of common stock, respectively, to employees, directors and consultants of the Company. The options and warrants vest at various times over periods ranging up to five years. The options and warrants, if not exercised, expire up to ten years after the date of grant. Stock appreciation rights ("SAR's") may be granted under the Plans either alone or in tandem with stock options. Generally, recipients of SAR's are entitled to receive, upon exercise, cash or shares of common stock (valued at the then fair market value of the Company's common stock) equal to such fair market value on the date of exercise minus such fair market value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised. No SAR's have been granted to date under the Plans.

  Pursuant to option grant letters issued by RYKA prior to the 1997 reorganization (see Note 16), but not pursuant to any formal plan ("Non-Plan Grants"), the Company assumed options issued to certain individuals to purchase shares of the Company's common stock at prices which approximated fair market value at the date of grant. The options vest at various times over periods ranging up to five years and, if not exercised, expire up to ten years after the date of grant.

  The following table summarizes the stock option activity for the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000:

                                                                        Weighted
                                                                        Average
                                                             Number of  Exercise
                                                              Shares     Price
                                                             ---------  --------
   Assumed as of December 15, 1997..........................   219,547   $10.90
     Granted................................................   441,850     3.69
     Exercised .............................................       --       --
     Canceled...............................................  (118,716)    8.95
                                                             ---------
   Outstanding as of December 31, 1997......................   542,681     5.45
     Granted................................................   695,750     5.79
     Exercised..............................................    (7,267)    3.20
     Canceled...............................................   (42,583)    6.24
                                                             ---------
   Outstanding as of December 31, 1998...................... 1,188,581     5.71
     Granted................................................ 1,307,907    14.82
     Exercised..............................................  (345,937)    4.84
     Canceled...............................................  (226,934)    8.03
                                                             ---------
   Outstanding as of January 1, 2000........................ 1,923,617    11.71
                                                             =========

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  The following table summarizes the stock warrant activity for the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000:

                                                                        Weighted
                                                               Number   Average
                                                                 of     Exercise
                                                               Shares    Price
                                                               -------  --------
     Assumed as of December 15, 1997.......................... 236,486   $5.37
       Granted................................................     --      --
       Exercised..............................................     --      --
       Canceled...............................................     --      --
                                                               -------
     Outstanding as of December 31, 1997...................... 236,486    5.37
       Granted................................................  67,000    6.71
       Exercised..............................................     --      --
       Canceled............................................... (96,552)   4.27
                                                               -------
     Outstanding as of December 31, 1998...................... 206,934    6.35
       Granted................................................ 333,320   14.42
       Exercised.............................................. (49,998)   7.63
       Canceled...............................................    (923)  16.25
                                                               -------
     Outstanding as of January 1, 2000........................ 489,333   11.90
                                                               =======

  During the fiscal year ended January 1, 2000, the Company granted to retailers, consultants and employees options, warrants and restricted stock awards to purchase an aggregate of 1,641,227 shares (1,105,741 shares relating to employees and 535,486 shares relating to retailers and consultants) of the Company's common stock at prices ranging from $0.01 to $24.69 per share. The value of options, warrants and restricted stock granted during 1999 amounted to $5,341,195 ($406,069 relating to employees and $4,935,126 relating to retailers and consultants) of which the Company reflected $3,770,778 as expense in the fiscal year ended January 1, 2000. The balance will be recognized as services are provided over terms ranging from four to five years. Of the amount recognized as expense during the fiscal year ended January 1, 2000, $2,654,834 is included in continuing operations ($217,476 relating to employees and $2,437,358 relating to retailers and consultants) and $1,115,945 is included in discontinued operations.

  During the latter part of the fiscal year ended January 1, 2000, the Company issued options to purchase 123,500 shares of the Company's common stock with a fair market value at the dates of grant amounting to $1,579,495 to non-employees which are included in the options and warrants described above. Because these warrants require certain counterparty performance conditions, they are subject to variable plan accounting. The Company is recording compensation expense over the five-year term of the warrants as required by EITF No. 98-16 and recognized $66,170 as compensation expense for the fiscal year ended January 1, 2000. The amount of compensation expense recognized in future years is subject to adjustment based upon changes in the price of the Company's common stock.

  In connection with the disposition of its historical businesses during the fiscal year ended January 1, 2000, the Company accelerated the vesting of 415,441 options previously granted to employees of the discontinued operations as an inducement to remain with the businesses for a period of ninety days following their sale. For accounting purposes, the Company considers this action a cancellation of a previous award and the grant of a new award. Since the grantees will not be employees of the Company when the options are vested, the Company valued the awards in accordance with the provisions of SFAS No. 123 and charged the related expense to discontinued operations for the fiscal year ended January 1, 2000. As these awards require counterparty performance conditions, they are subject to variable plan accounting and the ultimate cost to be recognized for these awards is subject to adjustment based upon changes in both the number of employees and the price of the Company's common stock through the ninetieth day after the businesses are sold.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  During the year ended December 31, 1998, the Company issued options and warrants to purchase 695,750 shares of common stock to various employees at a range of prices from $2.86 to $7.81 and with terms of five to ten years. The Company also issued warrants to purchase 67,000 shares of common stock to various consultants and sales agents at a range of prices from $5.11 to $7.94 and with terms of five to ten years. The Company recorded a charge of $150,000 for the fiscal year ended December 31, 1998 related to these warrants which is included in stock-based compensation.

  The following table summarizes information about options and warrants outstanding and exercisable as of January 1, 2000:

                           Outstanding                          Exercisable
          --------------------------------------------- ----------------------------
Range of              Weighted Average
Exercise    Number       Remaining     Weighted Average   Number    Weighted Average
 Prices   Outstanding Contractual Life  Exercise Price  Exercisable  Exercise Price
--------  ----------- ---------------- ---------------- ----------- ----------------
$  .01 -
  $ 6.13     525,333     7.32 years         $3.95          414,168       $ 3.89
$ 6.25 -
  $11.00     493,033     6.00                7.38          171,700         8.18
$11.20 -
  $13.00     204,511     7.97               12.14           56,011        12.45
$13.13 -
  $15.00     514,120     4.23               14.89          339,620        14.97
$15.13 -
  $30.00     675,953     9.39               18.49           75,553        17.89
           ---------                                     ---------
$  .01 -
  $30.00   2,412,950     7.02               11.75        1,057,052         9.60
           =========                                     =========

  As of January 1, 2000, 927,918 shares of common stock were available for future grants under the Plans.

  The Company accounts for the Plans in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized for those incentive stock option awards granted to employees. Had compensation cost for such awards been determined consistent with SFAS No. 123, Accounting for Stock Based Compensation, the Company's pro forma net income (loss) and earnings (losses) per share for the fiscal years ended January 1, 2000, December 31, 1998 and December 31, 1997 would have been as follows:

                                                    As Reported    Pro Forma
                                                    ------------  ------------
   Fiscal Year Ended December 31, 1997
     Net loss...................................... $ (4,155,295) $ (4,805,295)
                                                    ============  ============
     Losses per share--basic and diluted........... $      (1.39) $      (1.60)
                                                    ============  ============
   Fiscal Year Ended December 31, 1998
     Net income.................................... $  5,823,856  $  4,711,383
                                                    ============  ============
     Earnings per share--basic and diluted......... $        .51  $        .41
                                                    ============  ============
   Fiscal Year Ended January 1, 2000
     Net loss...................................... $(43,247,230) $(46,850,325)
                                                    ============  ============
     Losses per share--basic and diluted........... $      (2.91) $      (3.15)
                                                    ============  ============

  The weighted average fair value of the stock options granted during the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000 were $1.49, $3.79 and $14.82 per share, respectively.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  The fair value of options granted under the Plans during the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000 were estimated on the date of grant using the Black-Scholes multiple option pricing model, with the following assumptions:

                                                                   Fiscal Year
                             Fiscal Year Ended Fiscal Year Ended      Ended
   Assumption                December 31, 1997 December 31, 1998 January 1, 2000
   ----------                ----------------- ----------------- ---------------
   Dividend yield..........           None              None             None
   Expected volatility.....          50.00%            77.17%           50.00%
   Average risk free
    interest rate..........           6.10%             5.16%            5.57%
   Average expected lives..     5.00 years        5.76 years       6.28 years

NOTE 7--INCOME TAXES

  The loss from continuing operations before income taxes and the related benefit from income taxes were as follows:

                                               For the Fiscal Years Ended
                                            ---------------------------------
                                            December 31, 1998 January 1, 2000
                                            ----------------- ---------------
   Loss from continuing operations before
    income taxes:
    Domestic...............................    $5,819,849       $28,681,267
    Foreign................................           --                --
                                               ----------       -----------
     Total.................................    $5,819,849       $28,681,267
                                               ==========       ===========
   Benefit from income taxes:
   Current:
    Federal................................    $1,978,749       $ 2,114,352
    State..................................           --                --
    Foreign................................           --                --
                                               ----------       -----------
     Total Current.........................    $1,978,749       $ 2,114,352
                                               ==========       ===========
   Deferred:
    Federal................................    $      --        $   106,526
    State..................................           --                --
    Foreign................................           --                --
                                               ----------       -----------
     Total Deferred........................    $      --        $   106,526
                                               ==========       ===========
   Total:
    Federal................................    $1,978,749       $ 2,220,878
    State..................................           --                --
    Foreign................................           --                --
                                               ----------       -----------
     Total.................................    $1,978,749       $ 2,220,878
                                               ==========       ===========

  For the fiscal year ended December 31, 1997, the Company had no provision for federal and state income taxes.

  As of January 1, 2000, the Company has recorded $1,337,584 in refundable income taxes resulting from the carryback of operating losses incurred during the fiscal year ended January 1, 2000. This balance is included in current assets.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  The significant components of net deferred tax assets and liabilities as of December 31, 1998 and January 1, 2000 consisted of the following:

                                             December 31, 1998 January 1, 2000
                                             ----------------- ---------------
     Deferred tax assets:
       Net operating loss carryforwards.....    $ 8,035,764     $ 21,508,643
       Deferred revenue.....................            --           205,549
       Employee benefits....................            --           416,473
       Inventory............................            --           241,308
       Depreciation.........................            --           154,408
       Provision for doubtful accounts......        308,600          111,925
                                                -----------     ------------
         Gross deferred tax assets..........      8,344,364       22,638,306
     Deferred tax liabilities...............            --               --
                                                -----------     ------------
     Net deferred tax assets and
      liabilities...........................      8,344,364       22,638,306
       Valuation allowance..................     (8,344,364)     (22,638,306)
                                                -----------     ------------
     Net deferred tax asset.................    $       --      $        --
                                                ===========     ============

  Due to the uncertainty surrounding the realization of the Company's tax attributes in future income tax returns, the Company has placed a valuation allowance against its otherwise recognizable deferred tax assets. As of January 1, 2000, the Company had available net operating loss carryforwards of approximately $54,759,299 which expire in the years 2002 through 2018. The use of certain net operating loss carryforwards may be subject to annual limitations based on ownership changes of the Company's stock, as defined by
Section 382 of the Internal Revenue Code.

  The differences between the statutory federal income tax rate and the effective income tax rate are provided in the following reconciliation:

                                                         December 31, January 1,
                                                             1998        2000
                                                         ------------ ----------
     Statutory federal income tax rate..................     34.0%      (34.0)%
     Increase (decrease) in taxes resulting from:
       Valuation allowance..............................      --         30.8
       Carryback claim refund...........................      --         (4.6)
       Other............................................      --           .1
                                                             ----       -----
     Effective income tax rate..........................     34.0%       (7.7)%
                                                             ====       =====

NOTE 8--EARNINGS (LOSSES) PER SHARE

  Earnings (losses) per share have been computed in accordance with SFAS No. 128, Earnings Per Share. Basic and diluted earnings (losses) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Outstanding common stock options and warrants have been excluded from the calculation of diluted earnings (losses) per share because their effect would be antidilutive.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  The amounts used in calculating earnings (losses) per share data are as follows:

                                                                  Fiscal Year
                            Fiscal Year Ended Fiscal Year Ended      Ended
                            December 31, 1997 December 31, 1998 January 1, 2000
                            ----------------- ----------------- ---------------
Loss from continuing
 operations...............     $(4,402,251)      $(3,841,100)    $(26,460,389)
Income from discontinued
 operations...............         246,956         9,664,956          549,838
Loss on disposition of
 discontinued operations..             --                --       (17,336,679)
                               -----------       -----------     ------------
Net income (loss).........     $(4,155,295)      $ 5,823,856     $(43,247,230)
                               ===========       ===========     ============
Weighted average shares
 outstanding--
 basic and diluted........       2,996,027        11,378,918       14,874,018
                               ===========       ===========     ============
Outstanding common stock
 options having no
 dilutive effect..........         542,681           533,132        1,923,617
                               ===========       ===========     ============
Outstanding common stock
 warrants having no
 dilutive effect..........         236,486           384,117          489,333
                               ===========       ===========     ============

NOTE 9--SIGNIFICANT CUSTOMER/CONCENTRATIONS OF CREDIT RISK

  For the fiscal year ended January 1, 2000, net revenues included revenues from Healtheon/WebMD of $2,792,350 through the sale of product to support the launch of the WebMD Sports & Fitness Store. As of January 1, 2000, Healtheon/WebMD represented substantially all of the balance in accounts receivable. During the fiscal year ended January 1, 2000, the Company also agreed to purchase advertising from Healtheon/WebMD in the aggregate amount of $3,000,000 to occur in 1999 through the second quarter of 2000.

NOTE 10--MAJOR SUPPLIERS/ECONOMIC DEPENDENCY

  The Company purchased inventory from two suppliers during the fiscal year ended January 1, 2000 amounting to $2,206,882 and $1,764,021 or 15% and 12% of total inventory purchased, respectively. As of January 1, 2000, the Company had $1,624,321 and $1,737,666, respectively, in amounts owed to these suppliers included in accounts payable. No other supplier amounted to more than of 10% of total inventory purchased for any period presented.

NOTE 11--COMMITMENTS AND CONTINGENCIES

 Legal Proceedings

  The Company is involved in various routine litigation, including litigation in which the Company is a plaintiff, incidental to its business. The Company believes that the disposition of such routine litigation will not have a material adverse effect on the financial position or results of operations of the Company.

 Employment Agreements

  As of January 1, 2000, the Company had employment agreements with several of its officers for an aggregate annual base salary of $1,543,300 plus bonus and increases in accordance with the terms of the agreements. Terms of such contracts range from three to five years and are subject to automatic annual extensions.

 Advertising and Media Agreements

  As of January 1, 2000, the Company was contractually committed for the purchase of future advertising totaling approximately $6,447,000 (including the remaining commitment referred to in Note 9 with a significant

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
customer) for the fiscal year ending December 30, 2000. One such agreement requires the Company to pay an additional fee based upon revenues generated from the advertising. The expense related to these commitments will be recognized in accordance with the Company's accounting policy related to advertising (see Note 2).

  In addition, as of January 1, 2000, the Company was contractually committed to provide barter media with a contract value of no less than $5.0 million for fiscal 2000. The barter media consists of participation by a third party in joint advertising which the Company is entitled to receive in one of its partner's retail stores and newspaper promotions. The Company has no history of similar advertising arrangements for cash. Accordingly, no revenue or expense will be recorded for this arrangement. Minimum required joint advertising with the third party includes specified quantities for combined traffic in the partner's retail stores and copies of joint newspaper promotions.

 Partner Relationships

  During the fiscal year ended January 1, 2000, the Company had two different structures for its alliances. The Company's arrangement with The Athlete's Foot, Oshman's Sporting Goods, MC Sports, Dunham's Sports, Sport Chalet and Healtheon/WebMD are exclusive licensing arrangements ranging in term from five to ten years, whereby the Company records 100% of the revenues generated through the Company's partners' e-commerce sporting goods businesses and pays a percentage of those revenues to the partner in exchange for the right to operate their e-commerce sporting goods businesses under their brand names, the promotion of their URL's and other programs and services provided to their customers. Healtheon/WebMD, The Sports Authority, Inc. and the Company are presently operating in accordance with a binding letter of intent, which expired on October 29, 1999, and the parties are in the process of negotiating a formal contract. The Company entered into a fifteen-year exclusive agreement with The Sports Authority, Inc. (the "TSA Agreement"), through the Company's 80.1%-owned subsidiary TheSportsAuthority.com ("TSA.com"). TSA.com pays a royalty to The Sports Authority, Inc. based on a percentage of sales generated by the TSA.com's electronic storefront. On or after February 1, 2002, The Sports Authority, Inc. has the right to receive (for no consideration) up to an additional 30% interest in TSA.com if certain performance targets are met. The Sports Authority, Inc. has an option to purchase, on the earlier to occur of May 9, 2002 or an initial public offering of shares of TSA.com common stock, up to a total ownership interest of 49.9% in TSA.com at a price determined by a formula defined in the TSA Agreement.

NOTE 12--SAVINGS PLAN

  The Company sponsors a voluntary defined contribution savings plan covering all U.S. employees. Company contributions to the plan for each employee may not exceed 1.5% of the employee's annual salary. Total Company contributions were $18,594, $21,431 and $28,147 for the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000, respectively.

NOTE 13--BUSINESS SEGMENTS

  The Company operates in one principal business segment which develops and operates the e-commerce sporting goods businesses of traditional sporting goods retailers, general merchandisers, internet and media companies in domestic markets. All of the domestic net sales, operating results and identifiable assets are in the United States. See Note 18 for a discussion of the Company's discontinued operations.

NOTE 14--RELATED PARTY TRANSACTIONS

  The Company leases an office and warehouse facility from the Company's Chairman and Chief Executive Officer (see Note 4).

  A summary of the KPR Companies' related party transactions with RYKA Inc. (prior to the 1997 reorganization--see Note 16) for the year ended December 31, 1997 is as follows:

                                                Financial Statement
   Nature of Transaction                          Classification          1997
   ---------------------                   ----------------------------  -------
   Rent................................... Other (income) expenses       $45,521
   Interest on subordinated debt.......... Interest expense              $56,854

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 15--NOTES PAYABLE

 Notes Payable, Bank

  The components of the notes payable, bank balances as of December 31, 1998 and January 1, 2000 are as follows:

                                           December 31, 1998 January 1, 2000
                                           ----------------- ---------------
   Revolving credit facility, secured by
    substantially all assets of KPR and
    RYKA (weighted average interest rate
    at December 31, 1998--8.15%)..........    $18,812,156         $ --
                                              ===========         =====

  On November 20, 1997, the KPR Companies and RYKA entered into a Loan and Security Agreement (the "Loan Agreement"). Under the Loan Agreement, as amended, the Company had access to a combined credit facility of $40,000,000 which was comprised of the KPR Companies' credit facility of $35,000,000 and RYKA's credit facility of $5,000,000. The term of the Loan Agreement was five years expiring on November 19, 2002. The KPR Companies and RYKA had an interest rate choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus two hundred seventy-five basis points. Under the Loan Agreement, both the KPR Companies and RYKA may have borrowed up to the amount of their revolving line based upon 85% of their eligible accounts receivable and 65% of their eligible inventory, as those terms are defined in the Loan Agreement. The Loan Agreement also included 50% of outstanding letters of credit as collateral for borrowing.

  All borrowings under this line were repaid in full as of January 1, 2000 and the credit facility is in the process of being terminated. The total interest incurred in connection with this facility was $1,088,554 for the fiscal year ending January 1, 2000. The maximum amount outstanding on this line during the fiscal year ended January 1, 2000 was $25,459,189.

 Subordinated Notes Payable, Related Party

  The components of the subordinated notes payable balances as of December 31, 1998 and January 1, 2000 are as follows:

                                           December 31, 1998 January 1, 2000
                                           ----------------- ---------------
   Subordinated notes payable to
    shareholder (interest rate at
    December 31, 1998--8.25%).............    $1,805,841          $ --
                                              ==========          =====

  As of December 31, 1998, the Company had $1,805,841 in outstanding subordinated notes payable held by its Chairman and Chief Executive Officer, plus accrued interest on such notes of $24,094 which was recorded in accrued expenses. This debt consists primarily of a note representing undistributed Subchapter S corporation retained earnings previously taxed to him as the sole shareholder of the KPR Companies prior to the 1997 reorganization (see Note
16). Interest accrues on such notes at the Company's choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus two hundred seventy-five basis points. Based on its Loan Agreement, the Company is permitted to make regular payments of interest on the subordinated notes and to further reduce principal on a quarterly basis, commencing subsequent to the first quarter of 1998, in an amount up to 50% of the cumulative consolidated net income of the Company. During 1998, aggregate principal payments of $250,000 were made. On July 27, 1999, the principal balance of $1,805,841 plus interest accrued to date of $58,987 was repaid in full, for which a waiver was obtained from the Company's primary lender.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 16--REORGANIZATION

  On December 15, 1997, the Company consummated a reorganization (the "Reorganization"), among RYKA Inc. ("RYKA"), KPR Sports International, Inc. ("KPR"), Apex Sports International, Inc., MR Management, Inc. (the last three companies collectively referred to as the "KPR Companies"), and Michael G. Rubin, the former sole shareholder of the KPR Companies and now the Chairman and Chief Executive Officer of the Company. As part of the Reorganization, (i) RYKA was renamed Global Sports, Inc., (ii) the Company transferred all of its assets and liabilities to RYKA in exchange for all of the issued and outstanding shares of capital stock of RYKA, (iii) a subsidiary of the Company merged with and into KPR, with KPR surviving the merger as a wholly-owned subsidiary of the Company, (iv) the Company acquired all of the issued and outstanding shares of capital stock of Apex and MR Management, and (v) the Company issued to Mr. Rubin an aggregate of 8,169,086 of its common stock in exchange for all of the issued and outstanding shares of capital stock of the KPR Companies.

  Immediately after the Reorganization, Mr. Rubin, the former sole shareholder of the KPR Companies, then owned approximately 78% of the outstanding voting power of the Company. Accordingly, the Reorganization was accounted for as a reverse purchase under generally accepted accounting principles pursuant to which the KPR Companies were considered to be the acquiring entity and the Company was the acquired entity for accounting purposes, even though the Company was the surviving legal entity. Accordingly, references to the Company's financial statements refer to the financial statements of the KPR Companies prior to the Reorganization and to the financial statements of the KPR Companies, including RYKA, Inc., after the Reorganization.

NOTE 17--INVESTMENT IN RYKA INC.

  A summary of activity relating to the Company's investment in RYKA Inc. for the year ended December 31, 1997 follows:

     Investment in RYKA, December 31, 1996.......................... $1,167,986
     Equity in net loss of RYKA.....................................   (592,093)
     Equity in stock issuances of RYKA..............................    356,534
     Additional advances............................................     12,311
     Amortization of negative goodwill..............................     12,446
     RYKA partial repayment of initial advance......................   (385,000)
                                                                     ----------
     Investment in RYKA, December 14, 1997.......................... $  572,184
                                                                     ==========

  During the fiscal year ended December 31, 1997, RYKA issued for cash 125,000 shares of common stock for $6.00 per share, which was in excess of the Company's per share carrying amount. Also during the fiscal year ended December 31, 1997, MR Acquisitions exercised its warrants to purchase an additional 361,587 RYKA shares. The Company accounted for these transactions as an increase in both its investment and additional paid-in capital. As of December 14, 1997, just prior to the Reorganization (See Note 16), the Company had a 33% equity interest in the net assets of RYKA.

NOTE 18--DISCONTINUED OPERATIONS

  On April 20, 1999, the Company formalized a plan to sell two of its businesses, the Branded division and the Off-Price and Action Sports division, in order to focus exclusively on its e-commerce business. The Branded division designs and markets the RYKA and Yukon footwear brands. The Off-Price and Action Sports division is a third-party distributor and make-to-order marketer of off-price footwear, apparel and sporting goods. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of these divisions have been segregated from those of continuing operations and are presented in the Company's financial

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
statements as discontinued operations. The accompanying financial statements have been reclassified to reflect this presentation.

  On September 24, 1999, the Company and a management group led by James J. Salter and Kenneth J. Finkelstein entered into an acquisition agreement providing for the sale of the Company's Off-Price and Action Sports division, including the sale of all of the issued and outstanding capital stock of the Company's wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc. (collectively, the "Gen-X Companies"). On March 13, 2000, the acquisition agreement was amended to, inter alia, (i) extend the date after which either party could terminate the acquisition agreement, (ii) provide for a larger portion of the purchase price to be paid in cash instead of a combination of cash and promissory notes, (iii) reduce the purchase price as a result of more of the purchase price being paid in cash, (iv) provide the purchaser with a breakup fee of $1,500,000, if the Company terminated the agreement under certain circumstances, and (v) to accelerate the vesting of options to purchase an aggregate of 281,930 shares of Global Common Stock held by certain employees of Global. Pursuant to the terms of the acquisition agreement, as amended, the aggregate purchase price for the Off-Price and Action Sports division is approximately $17,200,000, consisting of a cash payment of $6,000,000 deposited in an escrow account by the purchaser on March 13, 2000, a cash payment at closing of $7,200,000 and assumption of certain notes payable by Global in the aggregate principal amount of approximately $4,000,000. For fiscal 1999, the Company recognized a loss of $5.2 million related to the disposition of this division.

  On December 29, 1999, Global sold substantially all of the assets of its Branded division (other than the accounts receivable which totaled approximately $6,600,000 as of December 29, 1999) to American Sporting Goods Corporation in exchange for a cash payment of $10,447,409. The Company recognized a loss of $12,102,841 on the sale of the Branded division, including operating losses of $5,289,344 subsequent to the measurement date of April 20, 1999.

  Upon initial adoption of the plan to sell these businesses, management expected to recognize a gain upon the disposal of its historical businesses. During the quarter ended June 30, 1999, management revised its estimates and recorded a loss on disposal of $5,632,158. During the quarter ended January 1, 2000, when the Company consummated the sale of its Branded division, the proceeds from the sale were substantially lower than formerly anticipated. As a result of this transaction and the renegotiation of the sales price for the Off-Price and Action Sports division, management made further revisions to its estimates and recognized additional losses on disposal of $11,704,521 during the quarter ended January 1, 2000.

  Net sales of discontinued operations for the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000 were $60,671,407, $131,434,971 and
$112,823,357, respectively. For the period subsequent to April 20, 1999, the measurement date, discontinued operations incurred net operating losses of $7,575,861, of which $5,289,344 was attributable to the Branded division and $2,286,517 was attributable to the Off-Price and Action Sports division. The income tax provision for discontinued operations arose as a result of the taxable income of a foreign subsidiary as well as a tax provision related to gains on the disposal of certain intangibles owned by a U.S. subsidiary.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  The discontinued operations components of amounts reflected in the balance sheets are as follows:

                                                    December 31,   January 1,
                                                        1998          2000
                                                    ------------  ------------
     Balance Sheet Data:
       Cash........................................ $    772,916  $    590,952
       Accounts receivable.........................   36,782,732    29,692,418
       Inventory...................................   20,954,168     3,518,312
       Property and equipment......................    1,397,189     1,242,526
       Goodwill and intangibles....................   16,507,073    11,148,024
       Other assets................................      936,293       499,650
       Accounts payable and accrued expenses.......  (16,192,954)  (10,360,404)
       Subordinated notes payable..................   (1,999,065)          --
       Note payable, banks.........................  (14,823,955)  (15,520,167)
       Notes payable, other........................   (3,206,558)   (2,430,505)
                                                    ------------  ------------
         Net assets of discontinued
          operations(/1/).......................... $ 41,127,839  $ 18,380,806
                                                    ============  ============

    --------
    (/1/) Included in current assets.

 Acquisition of Discontinued Operations

  Prior to its decision to focus exclusively on its e-commerce business, the Company acquired Gen-X Holdings Inc. and Gen-X Equipment Inc. on May 12, 1998. The Gen-X Companies were privately-held companies based in Toronto, Ontario specializing in selling off-price sporting goods and winter sports equipment (including ski and snowboard equipment), in-line skates, sunglasses, skateboards and specialty footwear. In consideration for the stock of the Gen-X Companies, the Company issued 1,500,000 shares of its common stock and contingent consideration in the form of non-interest bearing notes and 10,000 shares of mandatorily redeemable preferred stock in the aggregate amount of $5,000,000. The notes are payable and shares are redeemable at an aggregate of $1,000,000 per year over a five-year period upon achieving certain sales and gross profit targets. The total purchase price, including acquisition expenses of approximately $330,000 but excluding the contingent consideration described above ($1,000,000 of which was paid in May of 1999), was $9,279,645. This purchase price was based on the 5-day average market price of the 1,500,000 shares discounted by 10% to reflect restrictions on the transferability of these shares.

  The following table details the allocation of the total consideration:

     Fair value of assets acquired................................. $13,913,937
     Fair value of liabilities assumed............................. (13,765,000)
     Goodwill......................................................   9,130,708
                                                                    -----------
                                                                    $ 9,279,645
                                                                    ===========

  During the one-year period ended April 30, 1999, the Gen-X Companies achieved the first of their sales and gross profit targets, and accordingly, in May 1999, the Company redeemed 2,000 shares of the mandatorily redeemable preferred stock for $100,000 and paid $900,000 against the contingent notes payable, resulting in a corresponding increase to goodwill of $1,000,000.

  Effective July 27, 1998, the Company acquired Lamar Snowboards, Inc. ("Lamar"), a privately-held manufacturer of snowboards, bindings and related products based in San Diego, California. In consideration for

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
the stock of Lamar, the Company paid $250,000 in cash and issued notes in the aggregate principal amount of $1,000,000, payable over five years. The fair value of the assets acquired was $927,124 and the fair value of the liabilities assumed was $1,881,116, resulting in goodwill of $2,203,992.

 Notes Payable of Discontinued Operations

  The components of the notes payable, banks balances as of December 31, 1998 and January 1, 2000 are as follows:

                                                          December
                                                             31,     January 1,
                                                            1998        2000
                                                         ----------- -----------
   Revolving credit facility, secured by substantially
    all assets of the Gen-X Companies (weighted average
    interest rate at January 1, 2000--7.71%)...........  $14,500,000 $15,240,000
   Mortgage payable, secured by building due 8/15/09
    (interest rate at January 1, 2000--7.91%)..........      323,955     280,167
                                                         ----------- -----------
     Total.............................................  $14,823,955 $15,520,167
                                                         =========== ===========

  The Company has a line of credit of approximately $20,000,000 for use by the Gen-X Companies, which is available for either direct borrowing or for import letters of credit. The loan bears interest at prime plus one half percent and is secured by a general security agreement covering substantially all of the Gen-X Companies' assets. As of January 1, 2000, draws of $15,240,000 were committed under this line. Based on available collateral and outstanding import letters of credit commitments an additional $9,184,000 was available for borrowing as of January 1, 2000. The maximum amount outstanding on this line during the fiscal year ended January 1, 2000 was $15,240,000.

  Notes payable, banks includes a mortgage payable secured by land and building in Ontario, Canada of $280,167 bearing interest at the bank's cost of funds plus 2.5% and maturing on August 15, 2009.

  The components of the notes payable, other balances as of December 31, 1998 and January 1, 2000 are as follows:

                                                           December
                                                             31,     January 1,
                                                             1998       2000
                                                          ---------- ----------
   Note payable to Ride, Inc., due 12/31/02 (interest
    rate as of January 1, 2000--8%)...................... $1,600,000 $1,200,000
   Notes payable to former shareholders of Lamar, due
    7/27/03 (interest rate as of January 1, 2000--6%)....  1,606,558  1,230,505
                                                          ---------- ----------
      Total.............................................. $3,206,558 $2,430,505
                                                          ========== ==========

  Other debt related to the Gen-X Companies includes an outstanding loan payable to Ride Inc. of $1,200,000. The original loan of $2,000,000 is repayable in equal quarterly installments of $100,000 which commenced on March 31, 1998 and bears interest at the prime lending rate.

  Notes payable, other also includes $1,230,505 of promissory notes payable to the former shareholders of Lamar. The notes are payable in five equal annual installments and bear interest at 6% per annum.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  The components of the subordinated notes payable balances as of December 31, 1998 and January 1, 2000 are as follows:

                                                      December 31, January 1,
                                                          1998        2000
                                                      ------------ ----------
   Subordinated notes payable to former shareholders
    of the Gen-X Companies, due January 1, 2000......  $1,999,065     $--
                                                       ==========     ====

  Upon closing the Gen-X transaction on May 12, 1998, several subordinated notes payable were executed with the former shareholders of the Gen-X Companies for an aggregate of $1,999,065 which is payable upon the earlier of the Company raising certain additional capital or in four equal consecutive quarterly payments beginning March 31, 1999. This note bears interest at 7% per annum until December 31, 1998 and the prime lending rate thereafter.

  Net interest expense incurred related to notes payable of discontinued operations amounting to $-- , $905,197 and $2,430,151 for the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000, respectively, has been allocated to discontinued operations.

 Property and Equipment of Discontinued Operations

  The major classes of property and equipment, at cost, as of December 31, 1998 and January 1, 2000 are as follows:

                                                      December 31, January 1,
                                                          1998        2000
                                                      ------------ ----------
      Computers and equipment........................  $  574,040  $  693,100
      Building.......................................     686,365     678,375
      Leasehold improvement..........................      21,846      14,247
      Land...........................................     268,800     268,800
                                                       ----------  ----------
                                                        1,551,051   1,654,522
      Less: Accumulated depreciation and
       amortization..................................    (153,862)   (411,996)
                                                       ----------  ----------
         Property and equipment, net.................  $1,397,189  $1,242,526
                                                       ==========  ==========

 Purchase Commitments of Discontinued Operations

  As of January 1, 2000, outstanding purchase commitments exist totaling $2,412,167.

 Related Party Transactions of Discontinued Operations

  For the year ended December 31, 1997, the KPR Companies' purchased $196,274 of inventory from RYKA Inc. (prior to the Reorganization).

 Financial Instruments of Discontinued Operations

  The Company uses derivative financial instruments to manage the impact of foreign exchange rate changes on earnings and cash flows. The Company does not enter into financial instruments for trading or speculative purposes. The counterparties to these contracts are major financial institutions with high credit ratings and the Company does not have significant exposure to any one counterparty. Management believes the risk of loss is remote and in any event would be immaterial.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

  As part of its foreign exchange risk management strategy, the Company uses forward exchange contracts to minimize currency risk on anticipated inventory purchases and cash flows from collections of accounts receivable. The terms of these contracts are typically from one to three months. From time to time during 1998 and 1999, the Company entered into several forward currency exchange contracts with one of its main lending banks, accounted for as direct hedges on certain of its accounts payable exposures in Swiss Francs, German Marks and British Pounds. All gains and losses from such contracts are recognized in cost of sales as the related inventories are sold. The Company had no amounts outstanding related to these contracts as of January 1, 2000.

 Significant Customers/Concentrations of Credit Risk of Discontinued
Operations

  The Company's sales and accounts receivable of discontinued operations were primarily with major national retail stores. If the financial condition or operations of these customers deteriorate substantially, the Company's operating results could be adversely affected. Credit risk with respect to other trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base and mitigated in part by credit insurance. The Company performs ongoing credit evaluations of its customers' financial condition and generally the Company does not require collateral.

  For the fiscal years ended December 31, 1997, December 31, 1998 and January 1, 2000, net sales to key customers each amounting to in excess of 10% of net sales are as follows:

                                                      Fiscal Year Ended
                                             -----------------------------------
                                             December 31, December 31 January 1,
                                                 1997        1998        2000
                                             ------------ ----------- ----------
      Customer A............................     N/A           27%       N/A
      Customer B............................      22%          13%        13%
      Customer C............................      13%         N/A        N/A

  As of December 31, 1998, accounts receivable for Customer A and Customer B amounted to $8,881,106 and $4,080,369, respectively, or 24% and 11%, respectively, of total accounts receivable outstanding. As of January 1, 2000, accounts receivable for Customer B amounted to $1,957,882, or 5% of total accounts receivable outstanding in discontinued operations.

 Major Suppliers/Economic Dependency of Discontinued Operations

  Inventory purchased for the fiscal years ended December 31, 1997 and December 31 1998 from a supplier amounted to 26% and 11%, respectively, of total inventory purchased. As of December 31, 1997, the amount owed to this supplier was $11,261,105, or 70% of total accounts payable outstanding. As of December 31, 1998 and January 1, 2000, the Company had no amounts owed to this supplier. No other supplier amounted to in excess of 10% of total inventory purchased for each of the years then ended.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 19--QUARTERLY RESULTS (UNAUDITED)

  The following tables contain selected unaudited Statement of Operations information for each quarter of the fiscal years ended December 31, 1998 and January 1, 2000. The Company believes that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for any future period.

                              For the Fiscal Year Ended December 31, 1998
                              -----------------------------------------------
                                First       Second      Third       Fourth
                               Quarter     Quarter     Quarter      Quarter
                              ----------  ----------  ----------  -----------
Net revenues................. $      --   $      --   $      --   $       --
                              ==========  ==========  ==========  ===========
Gross profit.................        --          --          --           --
                              ==========  ==========  ==========  ===========
Loss from continuing
 operations.................. $ (439,448) $ (452,616) $ (875,998) $(2,073,038)
Income from discontinued
 operations..................  1,971,021   1,258,993   3,314,628    3,120,314
                              ----------  ----------  ----------  -----------
Net income................... $1,531,573  $  806,377  $2,438,630  $ 1,047,276
                              ==========  ==========  ==========  ===========
Losses per share--basic and
 diluted(/1/):
  Loss from continuing
   operations................ $     (.04) $     (.04) $     (.07) $      (.17)
  Income from discontinued
   operations................        .19         .11         .27          .26
                              ----------  ----------  ----------  -----------
  Net income................. $      .15  $      .07  $      .20  $       .09
                              ==========  ==========  ==========  ===========
Weighted average shares
 outstanding--basic and
 diluted..................... 10,418,198  11,226,403  11,922,515   11,925,378
                              ==========  ==========  ==========  ===========

--------
(/1/) The sum of the quarterly per share amounts may not equal per share amounts reported for year-to-date periods. This is due to changes in the number of weighted average shares outstanding and the effects of rounding for each period.

                                For the Fiscal Year Ended January 1, 2000
                             --------------------------------------------------
                               First       Second        Third        Fourth
                              Quarter      Quarter      Quarter      Quarter
                             ----------  -----------  -----------  ------------
Net revenues...............  $      --   $       --   $       --   $  5,510,576
                             ==========  ===========  ===========  ============
Gross profit...............         --           --           --      1,693,809
                             ==========  ===========  ===========  ============
Loss from continuing
 operations................  $ (763,287) $(3,221,021) $(7,116,645) $(15,359,436)
Income (loss) from
 discontinued operations...   1,157,175     (607,335)         --            --
Gain (loss) on disposition
 of discontinued
 operations................         --    (5,632,158)      97,951   (11,802,472)
                             ----------  -----------  -----------  ------------
Net income (loss)..........  $  393,888  $(9,460,514) $(7,018,694) $(27,161,908)
                             ==========  ===========  ===========  ============
Losses per share--basic and
 diluted(/1/):
  Loss from continuing
   operations..............  $     (.06) $      (.27) $      (.42) $       (.83)
  Income (loss) from
   discontinued
   operations..............         .09         (.05)         --            --
  Gain (loss) on
   disposition of
   discontinued
   operations..............         --          (.46)         --           (.64)
                             ----------  -----------  -----------  ------------
  Net income (loss)........  $      .03  $      (.78) $      (.42) $      (1.47)
                             ==========  ===========  ===========  ============
Weighted average shares
 outstanding--basic and
 diluted...................  12,018,517   12,120,085   16,824,139    18,424,942
                             ==========  ===========  ===========  ============

--------
(/1/) The sum of the quarterly per share amounts may not equal per share amounts reported for year-to-date periods. This is due to changes in the number of weighted average shares outstanding and the effects of rounding for each period.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)


NOTE 20--SUBSEQUENT EVENT

  On February 29, 2000, the Company entered into a long-term distribution agreement with BlueLight.com, an independent company formed to operate the e-commerce businesses of Kmart Corporation. The Company will provide a product information database to BlueLight.com that it will use to merchandise the sporting goods department of its flagship Web site. BlueLight.com will process orders for sporting goods on its Web site and deliver the orders to the Company electronically. The Company will then sell the product from its inventory and transfer title to BlueLight.com at a predetermined discount to the selling price of the product and pick, pack and ship the products to consumers on behalf of BlueLight.com. The Company will generate revenues from the sale of product to BlueLight.com and will recognize such revenues upon delivery of the merchandise to a common carrier.

                             ACQUISITION AGREEMENT

Parties:             GLOBAL SPORTS, INC.,
                     a Delaware corporation ("Global")
                     1075 First Avenue
                     King of Prussia, PA 19406

                     GEN-X ACQUISITION (U.S.), INC.,
                     a Washington corporation ("U.S. Co.")
                     701 5th Avenue
                     Suite 3300
                     Seattle, Washington
                     98104-7082

                     GEN-X ACQUISITION (CANADA) INC.,
                     an Ontario corporation ("Canadian Co.")
                     25 Vanley Crescent
                     North York, Ontario
                     M3J 2B7

                     DMJ FINANCIAL, INC.,
                     a Barbados limited company ("DMJ")
                     Royal Bank of Canada (Caribbean) Corporation
                     2nd Floor, Building #2
                     Chelston Park, Collymore
                     St. Michael, Barbados

                     JAMES J. SALTER,
                     an individual ("Salter")
                     277 Glencairn Avenue
                     Toronto, Ontario M5N1T8

                     KENNETH J. FINKELSTEIN,
                     an individual ("Finkelstein")
                     25 Brandy Court
                     Toronto, Ontario M3B3L3

Date:                September 24, 1999, as amended March 13, 2000

Background: Global owns beneficially and of record all of the issued and outstanding shares of capital stock of Gen-X Equipment Inc., an Ontario corporation ("Gen-X Equipment") and Gen-X Holdings Inc., a Washington corporation ("Gen-X Holdings"). Gen-X Holdings is a Washington corporation also in the business of distributing excess inventories of sports equipment and accessories. Gen-X Equipment and Gen-X Holdings (along with each of their direct or indirect Subsidiaries (as defined herein)) are collectively referred to herein as the "Gen-X Companies". Salter and Finkelstein own beneficially and of record all of the issued and outstanding shares of capital stock of DMJ. DMJ and the individuals set forth on Schedule A own beneficially and of record all of the issued and outstanding shares of capital stock of U.S. Co. U.S. Co. owns beneficially and of record all of the issued and outstanding shares of Canadian Co. (U.S. Co. and Canadian Co. shall be referred to individually as "Buyer" and collectively as "Buyers"). The parties desire that Global sell and Buyers purchase all of the issued and outstanding shares of capital stock of the Gen-X Holdings and Gen-X Equipment, all on and subject to the terms and conditions of this Agreement.

  INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINED TERMS

  Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

  1.1. "Acquisition Agreements" means this Agreement and the Ancillary Agreements (as defined in Section 1.3).

  1.2. "Affiliate" means any Person (as defined in Section 1.17) which controls, is controlled by or is under common control with, the designated party, either directly or indirectly through one or more intermediaries.

  1.3. "Ancillary Agreements" means: (a) the Purchase Price Escrow Agreement,
(b) the Termination Agreements, (c) the Right of First Offer Agreement, (d) the Non-Competition Agreement, (e) the Termination of Non-Competition Agreement, (f) the Assignment and Assumption Agreement and (g) the Escrow Agreement, each as hereinafter defined.

  1.4. "Asset" means any real, personal, mixed, tangible or intangible property of any nature.

  1.5. "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is legally necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

  1.6. "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of a legally binding nature, including, but not limited to, sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

  1.7. "Encumbrance" means any lien, security interest, pledge, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

  1.8. "GAAP" means, in respect of a United States entity, generally accepted accounting principles under United States accounting rules and regulations, as in effect from time to time, consistently applied and, in respect of a Canadian entity, accounting principles generally accepted in Canada, including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time, applied on a consistent basis.

  1.9. "Gen-X Material Adverse Effect" means a material adverse effect on the business, results of operations or financial condition of the Gen-X Companies taken as a whole; provided, however, that the term "Gen-X Material Adverse Effect" shall not include any effect attributable to changes in the economy (of the United States or any other country) generally, changes in the industries in which the Gen-X Companies operate, or seasonality of the businesses of the Gen-X Companies.

  1.10. "Global Management" means the officers and directors of Global other than Salter, Finkelstein or any employee reporting to Salter or Finkelstein.

  1.11. "Inventory" means, with respect to a Person, all inventory, merchandise, goods, packaging, supplies, boxes and other personal property held for sale or rental in the business conducted by the Person and its Subsidiaries, wherever such property is located, and any prepaid deposits for any of the same.

  1.12. "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state, provincial or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

  1.13. "Law" means any provision of any foreign, federal, state, provincial or local law, statute, ordinance, charter, constitution, treaty, rule or regulation.

  1.14. "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

  1.15. "Original Investor Group" means DMJ and the individuals set forth on Schedule A.

  1.16. "Permitted Encumbrance" means (a) any lien for Taxes which are not yet due or which are being contested in good faith by appropriate proceedings diligently prosecuted, in either case provided that adequate reserves therefor have been established in accordance with GAAP; (b) any carrier's, warehouseman's, mechanic's, materialman's, repairman's, landlord's or similar statutory or inchoate lien incidental to the ordinary conduct of business which involves an obligation that is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings diligently prosecuted, in either case provided that adequate reserves therefor have been established in accordance with GAAP; or (c) any interest of a governmental agency in any lawfully made pledge or deposit under workers' compensation, unemployment insurance or other social security statutes. Notwithstanding the foregoing, Permitted Encumbrances shall not include any Encumbrance that was incurred or arose in connection with any Obligation to pay or guarantee the payment of borrowed funds including, but not limited to, funds obtained as a result of bank debt, capitalized lease, installment purchase or other financing activity.

  1.17. "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

  1.18. "Prime Rate" means the prime rate of general application as set forth in the "Money Rates" section (or such future section as shall replace it) of The Wall Street Journal (Eastern Edition), as published on a specified date or dates, or, if no date(s) are specified, as the same shall be published from time to time.

  1.19. "Proceeding" means any suit, action, litigation, governmental investigation, arbitration, administrative hearing or other legal proceeding of any nature.

  1.20. "Restructuring Plan" means the restructuring plan set forth on
Schedule 1.20.

  1.21. "Subsidiary" means, with respect to any Person, any other Person as to which such person directly or indirectly owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities or interests of any class of such other person which are entitled to vote for the election of directors or others performing similar functions.

  1.22. "Tax" means (a) any foreign, federal, provincial, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security or other tax of any nature, (b) any foreign, federal, state, provincial or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature, or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

  1.23 "Amendment Date" means the date on which Amendment No. 1 to this Agreement is made and entered into.

2. THE TRANSACTION

  2.1. Sale of Gen-X Equipment and Gen-X Holdings. On the Closing Date (as defined in Section 10.1), (i) Global shall sell, transfer, assign and convey to U.S. Co., and U.S. Co. shall purchase, all right, title and interest in and to all of the issued and outstanding shares of capital stock of Gen-X Holdings, and (ii) Global shall sell, transfer, assign and convey to Canadian Co, and Canadian Co. shall purchase, all right, title and interest in and to all of the issued and outstanding shares of capital stock of Gen-X Equipment (the issued and outstanding shares of capital stock of Gen-X Holdings and Gen-X Equipment are collectively referred to herein as the "Gen-X Stock").

3. PURCHASE PRICE AND CLOSING FINANCIAL STATEMENTS

  3.1. Purchase Price. Subject to the adjustments and provisions of Sections
3.2 and 3.3, the total purchase price (the "Purchase Price") for the Gen-X Stock shall consist of the following:

    (a) Gen-X Holdings Stock. On the Amendment Date, U.S. Co. shall, and DMJ, Salter and Finkelstein shall cause U.S. Co. to, deliver to Borden Ladner Gervais LLP as escrow agent, to be held by such escrow agent pursuant to the escrow agreement (the "Purchase Price Escrow Agreement") attached hereto as Exhibit "T", a cash payment in the amount of Six Million Dollars ($6,000,000) and on the Closing Date, U.S. Co. shall, and DMJ, Salter and Finkelstein shall cause U.S. Co. to (i) deliver to Global a cash payment in the amount of Three Million Six Hundred Thousand Dollars ($3,600,000) (the "Gen-X Holdings Closing Payment"), and (ii) assume Global's non-negotiable subordinated notes in the original aggregate principal amount of Three Million Nine Hundred Sixty Thousand Dollars ($3,960,000) payable to Gen-X Holdings, dated as of the Closing Date (the "Replacement Notes"), together with all accrued and unpaid interest thereon; and

    (b) Gen-X Equipment Stock. On the Closing Date, Canadian Co. shall, and U.S. Co., DMJ, Salter and Finkelstein shall cause Canadian Co. to, deliver to Global a cash payment (together with the Gen-X Holdings Closing Payment, the "Closing Payment") in the amount of Three Million Six Hundred Thousand Dollars ($3,600,000).

  3.2 Purchase Price Adjustment.

    (a) If, during the two hundred seventy-three (273) day period following the Closing Date, either Buyer or any of the Gen-X Companies enter into an agreement, option or understanding or executes a letter of intent, agreement in principle or definitive agreement with any of the parties set forth on Schedule 3.2(a) (a "Sale Transaction Agreement") with respect to or that is likely to result in a Sale Transaction (as defined below), then the Purchase Price shall be increased by an amount (the "Purchase Price Adjustment") determined as follows:

      (1) If the Company enters into or executes a Sale Transaction Agreement within ninety-one (91) days following the Closing Date, the Purchase Price Adjustment shall be equal to seventy-five percent (75%) of the amount, if any, by which (i) the Sale Transaction Consideration (as defined below) exceeds (ii) Thirteen Million Two Hundred Thousand Dollars ($13,200,000);

      (2) If the Company enters into or executes a Sale Transaction Agreement on or after ninety-two (92) days and prior to one hundred eighty-two (182) days following the Closing Date, the Purchase Price Adjustment shall be equal to fifty percent (50%) of the amount, if any, by which (i) the Sale Transaction Consideration exceeds (ii) Thirteen Million Two Hundred Thousand Dollars ($13,200,000); and

      (3) If the Company enters into or executes a Sale Transaction Agreement on or after one hundred eighty three (183) days and prior to two hundred seventy-three (273) days following the Closing Date, the Purchase Price Adjustment shall be equal to fifteen percent (15%) of the amount, if any, by which (i) the Sale Transaction Consideration exceeds (ii) Thirteen Million Two Hundred Thousand Dollars ($13,200,000).

    (b) For the purposes of this Agreement, a Sale Transaction shall mean (i) any transaction or series of related transactions in which either Buyer or any of the Gen-X Companies sells, assigns, transfers, leases or licenses all or a substantial portion of its Assets, (ii) any transaction or series of related transactions (including any reorganization, merger, consolidation or other business combination) in which either Buyer or any of its Subsidiaries sells, assigns or transfers 50% or more of the outstanding capital stock (or other outstanding ownership interests) of any of the Gen-X Companies, (iii) any transaction or series of related transactions (including any reorganization, merger, consolidation or other business combination, but not including public offerings of equity securities) in which DMJ, Salter and/or Finkelstein sells, assigns or transfers 50% or more of the outstanding capital stock (or other outstanding ownership interests) of either Buyer, (iv) any transaction or series of related transactions (other than public offerings of equity securities) in which any Person or group of Persons acquires "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 50% or more of the capital stock of either Buyer or any of the Gen-X Companies, (v) any liquidation, dissolution or winding up of either Buyer or any of the Gen-X Companies, or
  (vi) any other transaction or series of related transactions the purpose or effect of which is to sell, assign or transfer control or a majority of the ownership of either Buyer or any of the Gen-X Companies or to sell, assign or transfer the business or goodwill of either Buyer or any of the Gen-X Companies; provided, however, that the implementation of the Restructuring Plan shall not in and of itself constitute a Sale Transaction.

    (c) For purposes of this Agreement, Sale Transaction Consideration shall mean the total amount of cash and the fair market value (on the date of the closing of the Sale Transaction) of all other securities and/or property paid or payable directly or indirectly to either Buyer and/or any of the Gen-X Companies or any of its securityholders (or holders of ownership interests) in connection with the Sale Transaction (including (i) amounts paid to holders of any warrants or convertible securities of either Buyer and/or any of the Gen-X Companies or to holders of any options or stock appreciation rights issued by either Buyer and/or any of the Gen-X Companies, whether or not vested; (ii) the fair market value of any assets of either Buyer and/or any of the Gen-X Companies which are retained by or otherwise distributed to their securityholders (or holders of ownership interests) or Affiliates in anticipation of or in connection with the Sale Transaction; (iii) amounts characterized as deferred compensation, consulting fees, non-competition payments and private pension benefits unless the payments are for actual bona fide services and are commercially reasonable in amount for such services); and (iv) assumption of the outstanding amounts due under the U.S. Co. Promissory Note and/or the Canadian Co. Promissory Note.

    (d) No adjustment under this Section 3.2 shall result in a decrease to the Purchase Price. Any amount paid under this Section 3.2 is intended by all parties to be, and shall be treated by the parties as, an adjustment to the Purchase Price.

    (e) The Purchase Price Adjustment shall be paid in full in cash by Buyers to Global contemporaneously with the closing of the Sale Transaction; provided, however, that if the Sale Transaction Consideration is payable in installments and/or consists of non-cash consideration Global shall have the right, but not the obligation, to receive the Purchase Price Adjustment as and when each installment of the Sale Transaction Consideration is payable and/or in the form of such non-cash consideration.

    (f) Buyers, DMJ, Salter and Finkelstein shall notify Global in writing within three (3) business days after either Buyer, DMJ, Salter, Finkelstein or any of the Gen-X Companies enter into or execute a Sale Transaction Agreement. Notwithstanding the immediately preceding sentence, Buyers, DMJ, Salter and Finkelstein shall notify Global in writing at least thirty (30) days prior to the consummation of a Sale Transaction.

    (g) If the Sale Transaction Consideration shall consist in whole or in part of non-cash consideration, the fair market value of such consideration shall be determined by agreement between Global and Buyers. If Global and Buyers cannot agree upon the fair market value of such consideration within ten (10) days after the consummation of the Sale Transaction, Global and Buyers shall each select an appraiser who shall determine within thirty
  (30) days after the closing date of the sale the fair market value of such consideration as of the closing date of the Sale Transaction. If the two appraisers agree upon the fair market value of such consideration, the agreed upon value shall be the fair market value of such consideration. If the appraisers do not agree upon the fair market value of such consideration, the higher of the two appraisals is not more than 110% of the lower of the appraisals, the fair market value of such consideration shall be the mean of the two appraisals. If the higher of the two appraisals is greater than 110% of the lower appraisal, the two appraisers shall jointly select a third appraiser who independently shall determine within sixty (60) days after the closing date of the Sale Transaction the fair market value of such consideration as of the closing date of the Sale Transaction. The fair market value of such consideration as determined by the third appraiser will be arithmetically averaged with the two appraisals determined by the prior two appraisers, and the appraisal farthest from the average of the three appraisals will be disregarded. The fair market value of such consideration shall be the average of the two remaining appraisals.

  3.3. Currency and Method of Payment. All dollar amounts stated in this Agreement are stated in United States currency, and all payments required under this Agreement shall be paid in United States currency. All payments required under this Agreement shall be made as follows unless otherwise agreed by both the payor and the payee: (a) any payment may be made by wire transfer of immediately available United States federal funds; (b) any payment exceeding $100,000 shall be made by wire transfer of immediately available United States federal funds; (c) any payment not exceeding $100,000 may be made by ordinary check.

4. REPRESENTATIONS OF GLOBAL

  Knowing that Buyers are relying thereon, Global, represents and warrants to Buyer as follows:

  4.1. Organization and Authority. Gen-X Equipment is a corporation duly organized and validly existing under the Laws of Ontario. Gen-X Holdings is a corporation duly organized, validly existing and in good standing under the Laws of the state of Washington. Gen-X Equipment and Gen-X Holdings each possess the full corporate power and authority to own their Assets, conduct their business as presently conducted and enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which they are a party or by which they are bound and the transactions contemplated thereby.

  4.2. The Gen-X Equipment Stock. The authorized capital stock of Gen-X Equipment consists of an unlimited number of common shares and an unlimited number of preference shares, of which 10,000 common shares are issued and outstanding (the "Gen-X Equipment Stock") and owned beneficially and of record by Global, free and clear of all Encumbrances, except as set forth on Schedule
4.2. Subject to obtaining the required consents set forth on Schedule 4.4, Global has the full right to sell and transfer all right, title and interest in and to the Gen-X Equipment Stock, and upon delivery and payment for the Gen-X Equipment Stock as provided herein, Buyers will acquire good title thereto, free and clear of all Encumbrances. Except for this Agreement, none of the Global Management has entered into any outstanding Contract relating to the issuance, sale, redemption, ownership or disposition of any of the Gen-X Equipment Stock or other securities of Gen-X Equipment. None of the Global Management has entered into any contract relating to any stock appreciation rights, phantom shares, cash performance units or other similar rights issued by Gen-X Equipment.

  4.3. The Gen-X Holdings Stock. The authorized capital stock of Gen-X Holdings consists of (i) 1,000,000 shares of Class A common shares, no par value, and 1,000,000 shares of Class V common shares, no par value, of which 9,650 shares and 350 shares, respectively, are issued and outstanding (the "Gen-X Holdings Common Stock") and owned beneficially and of record by Global, free and clear of all Encumbrances, except as set forth on Schedule 4.3, and
(ii) 1,000,000 preferred shares, of which 49,975 shares are issued and outstanding (the "Gen-X Holdings Preferred Stock") and owned beneficially and of record by Global, free and clear of all Encumbrances (the Gen-X Holdings Common Stock and the Gen-X Holdings Preferred Stock being collectively referred to as the "Gen-X Holdings Stock"). Global has the full right to sell and transfer all right, title and interest in and to the Gen-X Holdings Stock, and upon delivery and payment for the Gen-X Holdings Stock as provided herein, Buyers will acquire good title thereto, free and clear of all Encumbrances. Except for this Agreement, none of the Global Management has entered into any outstanding Contract relating to the issuance, sale, redemption, ownership or disposition of any of the Gen-X Holdings Stock or other securities of

Gen-X Holdings. None of the Global Management has entered into any contract relating to any stock appreciation rights, phantom shares, cash performance units or other similar rights issued by Gen-X Holdings.

  4.4. Effect of Agreement. The execution, delivery and performance of the Acquisition Agreements by Global (to the extent it is a party thereto or bound thereby), and the consummation by it of the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate actions by its board of directors and shareholders, except that Global is required to obtain the approval of this Agreement and the transactions contemplated hereto by its shareholders (the "Global Shareholder Approval"), (b) do not constitute a breach or violation of, or a default under, the certificate of incorporation, bylaws or other organizational document of Global, (c) do not constitute a breach or violation of, or a default under, any Contract to which Global is a party or by which Global is bound or its assets or business, (d) do not constitute a violation of any Law or Judgment applicable to Global or its assets or business, (e) do not result in the creation of any Encumbrance upon, or give to any other Person any interest in, the Gen-X Equipment Stock or the Gen-X Holdings Stock, and (f) except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD") and for the Global Shareholder Approval and the Consents set forth on Schedule
4.4 (the "Global Required Consents"), do not require the Consent of any Person; except in the case of clauses (c), (d), and (f) for breaches, violations, defaults, interests or Consents which would not have a material adverse effect on the ability of Global to consummate the transactions contemplated by this Agreement. This Agreement constitutes, and the Ancillary Agreements when executed and delivered will constitute, the valid and legally binding agreements of Global enforceable against it (to the extent it is a party thereto or bound thereby) in accordance with their respective terms.

  4.5. Proceedings and Judgments. Except as described on Schedule 4.5, to the knowledge of Global, (a) no Proceeding is currently pending or threatened, to which any of the Gen-X Companies are a party, except any such Proceeding that would not have a Gen-X Material Adverse Effect, or by which the Gen-X Holdings Stock or the Gen-X Equipment Stock is affected, and (b) no Judgment is currently outstanding against any of the Gen-X Companies, except any such Judgment that would not have a Gen-X Material Adverse Effect, or by which the Gen-X Holdings Stock or the Gen-X Equipment Common Shares is affected.

  4.6. Brokerage Fees. Except for Deutsche Bank Alex. Brown, the fees of which will be paid by Global, no Person acting on behalf of Global is entitled to any brokerage, finder=s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

  4.7. Full Disclosure. No representation or warranty made by Global in this Agreement or the Ancillary Agreements or pursuant hereto or thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading.

5. REPRESENTATIONS OF BUYERS, DMJ, SALTER AND FINKELSTEIN

  Knowing that Global is relying thereon, Buyers, DMJ, Salter and Finkelstein, jointly and severally, represent and warrant to Global as follows:

  5.1. Organization and Authority. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. DMJ is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyers and DMJ each possess the full corporate power and authority to own their respective Assets, conduct their respective businesses as presently conducted, and enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which they are a party or by which they are bound and the transactions contemplated thereby. Salter and Finkelstein each have the full capacity, power and authority to enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which they are a party and by which they are bound and the transactions contemplated thereby.

  5.2. Effect of Agreement. The execution, delivery and performance of the Acquisition Agreements by Buyers, DMJ, Salter and Finkelstein (to the extent they are parties thereto or bound thereby), and the consummation by them of the transactions contemplated hereby and thereby, (a) in the case of Buyers and DMJ, have been duly authorized by all necessary corporate actions by their boards of directors and shareholders, (b) in the case of Buyers and DMJ, do not constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws (or other organization documents) of Buyers, (c) do not constitute a breach or violation of, or a default under, any Contract to which Buyers, DMJ, Salter or Finkelstein are parties or by which Buyers are bound, (d) do not constitute a violation of any Law or Judgment applicable to Buyers, DMJ, Salter or Finkelstein (e) do not result in the creation of any Encumbrance upon, or give to any other Person any interest in, Buyers' capital stock or in the business or Assets of Buyers, and (f) except as may be required under the HSR Act, the Exchange Act, and the Bylaws of the NASD and for the Consents set forth on Schedule 5.2 (the "Buyer Required Consents"), do not require the Consent of any Person; except in the case of clauses (c), (d) and (f) for breaches, violations, defaults, Encumbrances, interests or Consents which would not have a material adverse effect on the ability of Buyers, DMJ, Salter or Finkelstein to consummate the transactions contemplated by this Agreement. This Agreement constitutes, and the Ancillary Agreements when executed and delivered will constitute, the valid and legally binding agreements of Buyers, DMJ, Salter and Finkelstein enforceable against them (to the extent they are parties thereto or bound thereby) in accordance with their respective terms.

  5.3. Global Preferred Stock and Contingent Notes. DMJ owns, free and clear of all Encumbrances and has the full right to sell and transfer all right, title and interest in and to Seven Thousand Two Hundred (7,200) shares of Global preferred stock, par value $.01 per share (the "Global Preferred Stock") Global's non-negotiable subordinated contingent notes in the aggregate original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), dated May 12, 1998 (the "Contingent Notes"), and upon delivery of the Global Preferred Stock and the Contingent Notes as provided in the Restructuring Plan, Global will acquire good title thereto, free and clear of all Encumbrances.

  5.4. Operations and Obligations of Buyer. Except as set forth on Schedule 5.4, Buyers were formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Ancillary Agreements, and neither Buyer has other than the transactions, engaged in any business activities, conducted any operations or incurred or agreed to incur any obligation.

  5.5. Proceedings and Judgments. Except as described on Schedule 5.5, (a) no Proceeding is currently pending, or to the knowledge of DMJ, Salter and Finkelstein, threatened, to which Buyers DMJ, Salter or Finkelstein are parties, or by which Buyers' capital stock or the business or Assets of Buyers are affected, and (b) no Judgment is currently outstanding against Buyers, DMJ, Salter or Finkelstein or by which Buyers' capital stock or the business or Assets of Buyers are affected other than the transactions.

  5.6. Brokerage Fees.No Person acting on behalf of Buyers DMJ, Salter or Finkelstein is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

  5.7. Investment Matters. The Gen-X Stock to be received by Buyers hereunder is being acquired for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution in violation of the Securities Act of 1933, as amended (the "1933 Act"). Buyers have had access to or been furnished with all information about the Gen-X Companies which they believe is necessary to evaluate the purchase of the Gen-X Stock. Buyers believe that they are fully knowledgeable or have been fully apprised of all facts and circumstances necessary to permit them to make an informed decision about the Gen-X Stock to be received by Buyers hereunder, that they has sufficient knowledge and experience in business and financial matters, that they are capable of evaluating the merits and risks of an investment in such securities, and that they have the capacity to protect their own interests in connection with the transactions contemplated hereby. Buyers are "accredited investors" as defined in Regulation D under the 1933 Act. Buyers have been advised by Global and understand that (a) the Gen-X Stock to be received by Buyers hereunder will not be registered under the 1933 Act or any securities Law of any Governmental Authority, and (b) such securities must be held indefinitely unless and until they are subsequently registered under the 1933 Act and all other applicable securities Laws or an exemption from registration becomes available.

  5.8. Obligations. Neither of DMJ, Salter or Finkelstein has incurred any Obligation on behalf of Global or any of its Subsidiaries other than the Gen-X Companies.

  5.9. Negotiations. Neither Salter, Finkelstein nor any of their Affiliates or representatives have engaged in the past six (6) months in any discussion with any Person or any Subsidiary, Affiliate, representative or advisor of any Person listed on Schedule 5.9 regarding (i) the sale, conveyance or disposition of all or substantially all of the assets of the Gen-X Companies or any transaction in which more than fifty percent (50%) of the voting power of the Gen-X Companies is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Gen-X Companies.

  5.10. Global Representations. To the knowledge of DMJ, Salter and Finkelstein, no representation or warranty made by Global in any of the Acquisition Agreements or pursuant thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading.

  5.11. Competition Act. There is no requirement to make any filing, give any notice, or obtain any authorization, in connection with the Competition Act (Canada) as a condition to the lawful completion of the transactions contemplated by this Agreement.

  5.12. Full Disclosure. No representation or warranty made by Buyers, DMJ, Salter or Finkelstein in this Agreement or the Ancillary Agreements or pursuant hereto or thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading.

  5.13. Hart-Scott-Rodino. Buyers are their own "ultimate parent entity" as such term is defined pursuant to the HSR Act. Except for Buyers, no other person or entity is an ultimate parent entity of Buyers. Buyers and all entities controlled by them, on a consolidated basis, do not (i) hold $10,000,000 in total assets (as shown on Buyers' most recent regularly prepared balance sheet) or (ii) have $10,000,000 in annual net sales (as shown on Buyers' most recent regularly prepared annual statement of income and expense), as such amounts are determined under HSR. For purposes of this
Section 5.7, the terms "controlled", "annual net sales", "regularly prepared annual statement of income and expense", "total assets" and "regularly prepared balance sheet" shall have the meanings ascribed to them pursuant to the HSR Act.

6. CERTAIN OBLIGATIONS OF GLOBAL PENDING CLOSING

  6.1. Global Shareholders' Meeting. Promptly after the date of this Agreement, Global shall prepare and cause to be filed with the SEC a proxy statement (the "Proxy Statement") to be sent to the shareholders of Global in connection with the Global Shareholders' Meeting (as defined below). Subject to the exercise by the board of directors of Global of its fiduciary duties under applicable Law, Global shall take all action reasonably necessary under all applicable Law to call, give notice of, convene and hold a meeting of Global's shareholders (the "Global Shareholders' Meeting") to consider, act upon and vote upon the approval of this Agreement and the transactions contemplated hereby.

  6.2. Conduct Pending Closing. During the period from the date of this Agreement to the Closing Date, except with the express prior written consent of Buyers, Global shall cause the Gen-X Companies to conduct their respective businesses in the ordinary course and shall cause the Gen-X Companies not make any changes in the business of the Gen-X Companies that would have a Gen-X Material Adverse Effect or to pay any dividend or distribution to Global.

  6.3. Consents. Between the date of this Agreement and the Closing Date, Global shall, and Global shall cause the Gen-X Companies to, in good faith, use all reasonable efforts to obtain as promptly as practicable the

Global Required Consents, including all required filings under the HSR Act, and cooperate with Buyers in obtaining the Buyer Required Consents.

  6.4. Advice of Changes. Between the date of this Agreement and the Closing Date, Global shall promptly advise Buyers in writing of any fact of which any of them obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to any of the Acquisition Agreements (it being understood that any such advice shall not be deemed to modify the representations, warranties or covenants of Global contained in the Acquisition Agreements or any written statement, document or certificate delivered by Global under or in connection with the Acquisition Agreements).

  6.5. Reasonable Efforts. Global shall, and Global shall cause the Gen-X Companies to, use all reasonable efforts to consummate the transactions contemplated by the Acquisition Agreements as promptly as practicable.

  6.6. Investment Canada Notice. Global, within thirty (30) days after the Closing Date, will make, or cause to be made, together with Buyers, DMJ, Salter and Finkelstein, the filing of any requisite notice under the Investment Canada Act.

7. CERTAIN OBLIGATIONS OF BUYERS, DMJ, SALTER AND FINKELSTEIN PENDING CLOSING

  7.1. Consents. Between the date of this Agreement and the Closing Date, Buyers, DMJ, Salter and Finkelstein shall, in good faith, use all reasonable efforts to obtain as promptly as practicable, the Buyer Required Consents, including all required filings under the HSR Act, and shall cooperate with Global in obtaining the Global Required Consents.

  7.2. Advice of Changes. Between the date of this Agreement and the Closing Date, Buyers, DMJ, Salter and Finkelstein shall promptly advise Global in writing of any fact of which it obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to any of the Acquisition Agreements (it being understood that any such advice shall not be deemed to modify the representations, warranties or covenants of Buyers contained in any of the Acquisition Agreements or any written statement, document or certificate delivered by Buyers under or in connection with any of the Acquisition Agreements).

  7.3. Reasonable Efforts. Buyers, DMJ, Salter and Finkelstein shall use all reasonable efforts to consummate the transactions contemplated by the Acquisition Agreements.

  7.4. Conduct Pending Closing. During the period from the date of this Agreement to the Closing Date, except with the express prior written consent of Global, Salter and Finkelstein shall cause the Gen-X Companies to conduct their respective businesses in the ordinary course and shall not make any changes in the business of the Gen-X Companies that would have a Gen-X Material Adverse Effect.

  7.5. Investment Canada Notice. Each of Buyers, DMJ, Salter and Finkelstein, within thirty (30) days after the Closing Date, will make, or cause to be made, together with Global, the filing of any requisite notice under the Investment Canada Act.

  7.6. This Section Intentionally Left Blank.

  7.7. Certain Obligations. Buyers, DMJ, Salter and Finkelstein shall cause Global and all of its subsidiaries other than the Gen-X Companies to be released from any and all obligations that Global has to Ride, Inc., RoyNat and their Affiliates.

8. CONDITIONS PRECEDENT TO CLOSING BY GLOBAL

  Each obligation of Global to be performed on the Closing Date shall be subject to the satisfaction of each of the following conditions, except to the extent that such satisfaction is waived by Global in writing:

  8.1. Representations of Buyers, DMJ, Salter and Finkelstein.

    8.1.1 Subject to Section 8.1.2, the representations and warranties of Buyers, DMJ, Salter and Finkelstein contained in this Agreement shall have been true in all material respects on and as of the date made and shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except that any representation or warranty made as of a specified date shall be true in all material respects on and as of such date, in each case without giving effect to any advice given by Buyers under Section 7.2.

    8.1.2 The representations and warranties of Buyers, DMJ, Salter and Finkelstein contained in this Agreement that are qualified by materiality shall have been true in all respects on the date of this Agreement and shall be true in all respects on and as of the Closing Date, except that any such representation or warranty made as of a specified date shall be true in all respects on and as of such date, in each case without giving effect to any advice given by Buyers under Section 7.2.

  8.2. Performance by Buyers, DMJ, Salter and Finkelstein. All of the covenants, terms, obligations and conditions of this Agreement to be satisfied or performed by Buyers, DMJ, Salter and Finkelstein on or before the Closing Date shall have been substantially satisfied or performed.

  8.3. This Section Intentionally Left Blank.

  8.4. Global Shareholder Approval. The Global Shareholder Approval shall have been obtained.

  8.5. Restructuring. The Restructuring shall be in form and substance reasonably satisfactory to Global.

  8.6. Removal from Obligations. Global and all of its Subsidiaries other than the Gen-X Companies shall have been released from any and all obligations to Ride, Inc., RoyNat and their Affiliates.

  8.7. Absence of Proceedings. No Proceeding shall have been instituted on or before the Closing Date by any Person (other than Global and/or any of the Gen-X Companies), no Judgment shall have been issued, and no new Law shall have been enacted, that seeks to or does prohibit or restrain, or that seeks material damages as a result of, the consummation of the transactions contemplated by the Acquisition Agreements.

  8.8. Fairness Opinion. Global shall have received the written opinion of its financial advisor to the effect that, as of the date of approval by the board of directors of Global of the Acquisition Agreements, the consideration to be received by Global for the Gen-X Stock in connection with the transactions contemplated by the Acquisition Agreements is fair, from a financial point of view, to Global, which written opinion shall not have been withdrawn, modified or changed.

9. CONDITIONS PRECEDENT TO CLOSING BY BUYERS

  Each obligation of Buyers to be performed on the Closing Date shall be subject to the satisfaction of each of the following conditions, except to the extent that such satisfaction is waived by Buyers in writing:

  9.1. Representations of Global.

    9.1.1 Subject to Section 9.1.2, the representations and warranties of Global contained in this Agreement shall have been true in all material respects on and as of the date made and shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except that any representation or warranty made as of a specified date shall be true in all material respects on and as of such date, in each case without giving effect to any advice given by Global under Section 6.4.

    9.1.2 The representations and warranties of Global contained in this Agreement that are qualified by materiality shall have been true in all respects on the date of this Agreement and shall be true in all respects on and as of the Closing Date, except that any such representation or warranty made as of a specified date shall be true in all respects on and as of such date, in each case without giving effect to any advice given by Global under Section 6.4.

  9.2. Performance by Global. All of the covenants, terms, obligations and conditions of this Agreement to be satisfied or performed by Global on or before the Closing Date shall have been substantially satisfied or performed.

  9.3. Absence of Proceedings. No Proceeding shall have been instituted on or before the Closing Date by any Person (other than Buyers, DMJ, Salter or Finkelstein), no Judgment shall have been issued, and no new Law shall have been enacted, that seeks to or does prohibit or restrain, or that seeks material damages as a result of, the consummation of the transactions contemplated by the Acquisition Agreements.

  9.4. Acceleration of Vesting of Options. Global shall have accelerated (a) the vesting of all of the options to purchase shares of Global common stock, par value $.01 per share ("Global Common Stock"), held as of the date hereof by Salter and Finkelstein, so that such options shall become exercisable as of the Amendment Date; and (b) the vesting of the options granted to the employees set forth on Schedule 9.4 in the aggregate amount of 281,930 shares of Global Common Stock, so that such options shall become exercisable as of the Amendment Date.

10. CLOSING

  10.1. Closing. Unless this Agreement is terminated in accordance with
Section 13, the closing of the transactions contemplated by this Agreement ("Closing") shall be held at 10:00 A.M. Philadelphia, Pennsylvania time on such date and at such time as is agreed upon by Global and Buyers which shall be no later than the second business day after the satisfaction or waiver of all conditions set forth in Sections 8 and 9 hereof, unless another date and time is agreed upon by Global and Buyers ("Closing Date"). The Closing shall be held at the offices of Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, PA 19103 or such other location as is agreed upon by Global and Buyers.

  10.2. Obligations of Global. At the Closing, Global shall deliver or cause to be delivered the following to Buyers:

    10.2.1 Gen-X Equipment Stock. Stock certificates representing all of the Gen-X Equipment Stock, together with assignments separate from certificate in blank, dated the Closing Date and duly executed by Global, and stamps or other proper evidence of the payment of any stock transfer or similar Taxes due as a result of the transfer of such stock, to transfer all of the Gen-X Equipment Stock.

    10.2.2 Gen-X Holdings Stock. Stock certificates representing all of the Gen-X Holdings Stock, together with assignments separate from certificate in blank, dated the Closing Date and duly executed by Global, and stamps or other proper evidence of the payment of any stock transfer or similar Taxes due as a result of the transfer of such stock, to transfer all of the Gen-X Holdings Stock.

    10.2.3 This Section Intentionally Left Blank.

    10.2.4 Corporate Records and Minute Books. All of the original minute books and stock books of the Gen-X Companies.

    10.2.5 Certified Resolutions. Copies of the resolutions duly adopted by the board of directors, and if necessary the shareholders, of Global, authorizing Global to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by an officer of Global as in full force and effect, without modification or rescission, on and as of the Closing Date.

    10.2.6 Termination of Employment Agreements. Termination Agreements in the forms attached hereto as Exhibit "C" and Exhibit "D", relating to the Employment Agreements of Salter and Finkelstein, duly executed by Global as of the Closing Date.

    10.2.7 This Section Intentionally Left Blank.

    10.2.8 Right of First Offer Agreement. Right of First Offer Agreement in the form attached hereto as Exhibit "F", duly executed by Global as of the Closing Date.

    10.2.9 Non-Competition Agreement. Non-Competition Agreement in the form attached hereto as Exhibit "G", dated the Closing Date, duly executed by Global and Michael G. Rubin.

    10.2.10 Termination of Non-Competition Agreement. Termination of Non-Competition Agreement in the form attached hereto as Exhibit "H", relating to the Non-Competition Agreement of DMJ, Salter and Finkelstein duly executed by Global as of the Closing Date.

    10.2.11 Closing Certificate. A certificate dated the Closing Date and duly executed by Global, in which Global represents and warrants to Buyers that the conditions set forth in Sections 9.1, 9.2, 9.3 and 9.4 have been satisfied.

    10.2.12 Legal Opinion. Legal Opinion of Blank Rome Comisky & McCauley LLP, counsel to Global in the form attached hereto as Exhibit AI A.

    10.2.13 This Section Intentionally Left Blank.

    10.2.14 Consents. The Global Required Consents.

    10.2.15 Other Documents. All other agreements, certificates, instruments, opinions and documents reasonably requested by Buyers in order to fully consummate the transactions contemplated by the Acquisition Agreements.

  10.3. Obligations of Buyers at Closing. At the Closing, Buyers, DMJ, Salter and Finkelstein shall deliver or cause to be delivered the following to
Global:

    10.3.1 Closing Payment. The Closing Payment in the amount set forth in
  Section 3.1, paid in the manner set forth in Section 3.3.

    10.3.2 This Section Intentionally Left Blank.

    10.3.3 Proxy of DMJ. A voting proxy in favor of Global in connection with the 800 shares of Global Preferred Stock registered in the name of DMJ.

    10.3.4 Preferred Stock. Stock certificates representing 7,200 shares of Global Preferred Stock, together with assignments separate from certificate duly executed by DMJ to transfer such shares to Global.

    10.3.5 Assignment and Assumption of Replacement Notes. Assignment and Assumption Agreement in the form attached hereto as Exhibit "K", relating to the Replacement Notes, duly executed by DMJ as of the Closing Date.

    10.3.6 Termination of Employment Agreements. Termination Agreements in the forms attached hereto as Exhibit "C" and Exhibit "D", relating to the Employment Agreements of Salter and Finkelstein, duly executed by Salter and Finkelstein, respectively, as of the Closing Date.

    10.3.7 This Section Intentionally Left Blank.

    10.3.8 This Section Intentionally Left Blank.

    10.3.9 This Section Intentionally Left Blank.

    10.3.10 This Section Intentionally Left Blank.

    10.3.11 This Section Intentionally Left Blank.

    10.3.12 This Section Intentionally Left Blank.

    10.3.13 Preferred Stock Purchase Agreement. Preferred Stock Purchase Agreement in the form attached hereto as Exhibit "Q", duly executed by DMJ, Gen-X Holdings and Gen-X Equipment as of the Closing Date.

    10.3.14 Gen-X Holdings Stock. Stock certificates representing all of the Gen-X Holdings Stock, together with assignments separate from certificate in blank, dated the Closing Date and duly executed by U.S. Co., to be held by the pledgeholder under the Pledge and Security Agreement to be executed by U.S. Co.

    10.3.15 This Section Intentionally Left Blank.

    10.3.16 This Section Intentionally Left Blank.

    10.3.17 This Section Intentionally Left Blank.

    10.3.18 Certified Resolutions. Copies of the resolutions duly adopted by the boards of directors of Buyers, authorizing such companies to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by an officer of such company as in full force and effect, without modification or rescission, on and as of the Closing Date.

    10.3.19 Closing Certificate. A certificate dated the Closing Date and duly executed by Buyers, DMJ, Salter and Finkelstein, in which they represent and warrant to Global that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6 and 8.7 have been satisfied.

    10.3.20 Legal Opinion. Legal Opinion of Borden & Elliot, counsel to Buyers, DMJ, Salter and Finkelstein, in the form attached hereto as Exhibit "R".

    10.3.21 Consents. The Buyers Required Consents.

    10.3.22 Other Documents. All other agreements, certificates, instruments, opinions and documents reasonably requested by Global in order to fully consummate the transactions contemplated by the Acquisition Agreements.

11. CERTAIN POST-CLOSING OBLIGATIONS

  11.1. Further Assurances. At any time and from time to time after the Closing Date, at Buyers' request, and without further consideration, Global shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as Buyers may reasonably request in order to fully consummate the transactions contemplated by the Acquisition Agreements and carry out the purposes and intent of the Acquisition Agreements. At any time and from time to time after the Closing Date, at Global's request, and without further consideration, Buyers, DMJ, Salter and/or Finkelstein shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as Global may reasonably request in order to fully consummate the transactions contemplated by the Acquisition Agreements and carry out the purposes and intent of the Acquisition Agreements.

  11.2. Nondisclosure

    11.2.1 At all times after the Closing Date, except with Buyers' express prior written consent, Global shall not, directly or indirectly, in any capacity, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary knowledge or information of the Gen-X Companies. For purposes of this Section 11.2.1, confidential information shall not include any information that (i) is now available to the public or which becomes available to the public other than as a result of disclosure by Global, (ii) is or becomes available to Global on a non-confidential basis from a source other than the Gen-X Companies, or (iii) has been independently acquired or developed by Global without violating any of its obligations under this Agreement.

    11.2.2 At all times after the Closing Date, except with Global=s express prior written consent, neither Buyers, DMJ, Salter nor Finkelstein shall, directly or indirectly, in any capacity, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary knowledge or information of Global. For purposes of this
  Section 11.2.2, confidential information shall not include any information that (i) is now available to the public or which becomes available to the public other than as a result of disclosure by Buyers, DMJ, Salter or Finkelstein, (ii) is or becomes available to Buyers, DMJ, Salter or Finkelstein on a non-confidential basis from a source other than the Global, or (iii) has been independently acquired or developed by Buyers, DMJ, Salter or Finkelstein without violating any of its obligations under this Agreement.

    11.2.3 Global, on the one hand, and Buyers, DMJ, Salter nor Finkelstein on the other, expressly acknowledge that any breach by it of the covenant contained in Section 11.2.1 or 11.2.2, as the case may be (the "Covenant"), may result in irreparable injury to the other party for which money damages could not adequately compensate. If there is such a breach, the aggrieved party shall be entitled, in addition to all other rights and remedies it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the breaching party and all other Persons involved therein, from continuing such breach.

    11.2.4 If any portion of the Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any portion of the Covenant is determined to be unenforceable due to its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

11.3. Noncompetition

    11.3.1 During the period beginning on the date hereof and ending on the date when Buyers' obligations under the U.S. Co. Promissory Note and the Canadian Co. Promissory Note have been completely and indefeasibly satisfied (the "Restrictive Period"), except with Global's prior written consent, none of Buyers, DMJ, Salter or Finkelstein shall, directly or indirectly, in any capacity, at any location where any of the Gen-X Companies currently conducts or proposes to conduct business as of the date hereof (the "Territory"):

      (A) Communicate with or solicit any Person who is or during the one-year period prior to the Closing Date was, or during the Restrictive Period becomes, a customer, supplier, employee, salesman, agent or representative of, or a consultant to, any of the Gen-X Companies, in any manner which interferes or might interfere with such Person's relationship with any of the Gen-X Companies, or in an effort to obtain any such Person as a customer, employee, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with or similar to all or any part of the business of any of the Gen-X Companies as currently conducted, or

      (B) Establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with or similar to all or any part of the business of any of the Gen-X Companies as currently conducted.

    11.3.2 Buyers, DMJ, Salter and Finkelstein expressly acknowledge that (a) the restrictive covenants of this Section 11.3 (the "Covenants") are a material part of the consideration bargained for by Global, and (b) without the agreement of Buyers, DMJ, Salter and Finkelstein to be bound by the Covenants, Global would not have agreed to enter into this Agreement and consummate the transactions contemplated hereby.


    11.3.3 Buyers, DMJ, Salter and Finkelstein expressly acknowledge that any breach by any of them of any of the Covenants will result in irreparable injury to Global for which money damages could not adequately compensate. If there is such a breach, Global shall be entitled, in addition to all other rights and remedies it may have at law or equity, to have an injunction issued by any competent court enjoining and restraining Buyers, DMJ, Salter, Finkelstein and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which any of Buyers, DMJ, Salter, Finkelstein or any such other Person may have against Global shall not constitute a defense or bar to the enforcement of any of the Covenants. If Global must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

    11.3.4 If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable due to its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, are or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

    11.3.5 Buyers, DMJ, Salter and Finkelstein expressly acknowledge that the provisions of this Section 11.3 of the Agreement are reasonable and valid in all respects and irrevocably waive (and irrevocably agree not to raise) as a defense any issue of reasonableness (including the reasonableness of the noncompetition covenant insofar as it relates to the business of the Gen-X Companies, the Territory or the duration or scope of the Covenants) in any proceeding to enforce any provision of this Section 11.3 of the Agreement, the intention of the parties being to provide for the legitimate and reasonable protection of the interests of Global and by providing, without limitation, for the broadest scope, the longest duration and the widest territory allowable by law.

  11.4. Removal of Assets. Buyers shall, at their expense, within ninety (90) days after the Closing Date, remove all of the Assets owned by Gen-X Holdings and Gen-X Equipment (including any Inventory and warehouse and racking equipment sold by KPR Sports International, Inc. to Gen-X Holdings, or its Affiliates, prior to the date hereof) from Global's premises, FOB King of Prussia, without any disruption of Global's operation, and at such times as shall be reasonably satisfactory to Global. If not so removed during such time period, Global may, at its option, have such items shipped to Buyers at Buyers' expense, or agree to store such items for Buyers, in which case Buyers shall pay to Global a reasonable storage charge for such period of time that Global stores such items. In the event Global stores such items for Buyers, Buyers agree that Global shall have no liability with respect to such items and hereby releases and holds harmless Global from any such liability.

  11.5. Investigation

    11.5.1 During the period beginning on the date hereof and ending on the date when Buyers= obligations under the U.S. Co. Promissory Note and the Canadian Co. Promissory Note shall have been completely and indefeasibly satisfied:

      (A) Buyers shall permit Global and its authorized representatives to have full access to the Gen-X Companies' facilities during normal business hours, to observe the Gen-X Companies' business operations, to meet with the Gen-X Companies' officers and employees engaged in the Gen-X Companies' business, and to audit, examine and copy all of the Gen-X Companies' files, books and records, and other documents and papers relating to the Gen-X Companies' business, and

      (B) Buyers shall provide to Global and its authorized representatives all information concerning the Gen-X Companies and the Gen-X Companies' business and Assets, and all information concerning the financial condition of the Gen-X Companies and the Gen-X Companies' business, that is reasonably requested by Global.


    11.5.2 The expense of any investigation by Global pursuant to this
  Section 11.5 shall be borne solely by Global; provided, however, that if there has been: (a) a misrepresentation, breach or failure of any representation or warranty made by Buyers, DMJ, Salter or Finkelstein in any of the Acquisition Agreements or (b) a failure or refusal by Buyers, DMJ, Salter or Finkelstein to satisfy or perform any covenant, term, obligation or condition of any of the Acquisition Agreements required to be satisfied or performed by Buyers, DMJ, Salter or Finkelstein, then Buyers shall reimburse Global for all reasonable fees and expenses incurred by or on behalf of Global in connection with such investigation.

  11.6. Accounting Matters, Books and Records. Commencing on the Closing Date and continuing for a period of one year thereafter, the Gen-X Companies shall, and DMJ, Salter, Finkelstein and U.S. Co shall cause the Gen-X Companies to,
(a) give Global, its counsel, accountants and other representatives access to the accounting books, records and accounts of the Gen-X Companies during regular business hours.

12. INDEMNIFICATION, SETOFF AND PAYMENT OF ADJUSTMENTS

  12.1. Indemnification Obligations of Global. From and after the Closing, Global shall indemnify and hold harmless Buyers and their directors, officers, employees, Affiliates, successors and assigns, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including, but not limited to, reasonable attorneys' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

    12.1.1 Any misrepresentation, breach or failure of any representation or warranty made by Global in any of the Acquisition Agreements or any written statement, document or certificate delivered to Buyers by Global under or in connection with the Acquisition Agreements.

    12.1.2 Any failure or refusal by Global to satisfy or perform any covenant, term, obligation or condition of this Agreement required to be satisfied or performed by any of them.

    12.1.3 Amounts due to Just for Feet, Inc. resulting from purchases by Global from Just for Feet, Inc. prior to August 1, 1999.

  12.2.Indemnification Obligations of Buyers, DMJ, Salter and
Finkelstein. From and after the Closing, Buyers, DMJ, Salter and Finkelstein, jointly and severally, shall indemnify and hold harmless Global and its respective directors, officers, employees, Affiliates, successors and assigns, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including, but not limited to, reasonable attorneys' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

    12.2.1 Any misrepresentation, breach or failure of any representation or warranty made by Buyers, DMJ, Salter or Finkelstein in any of the Acquisition Agreements or any written statement, document or certificate delivered to Global by Buyers, DMJ, Salter or Finkelstein under or in connection with any of the Acquisition Agreements.

    12.2.2 Any failure or refusal by Buyers, DMJ, Salter or Finkelstein to satisfy or perform any covenant, term, obligation or condition of any of the Acquisition Agreements required to be satisfied or performed by Buyers, DMJ, Salter or Finkelstein.

    12.2.3 Any action, suit or claim arising out of, caused by or based in whole or in part upon any act or omission of Gen-X Holdings or Gen-X Equipment, or any of their respective shareholders, partners, directors, executives, officers, employees, agents or representatives at any time after the Closing or any event which occurs after the Closing.

    12.2.4 Any liability of or claim against Global in connection with any Customs Canada detailed adjustment statement issued against any of the Gen-X Companies, including, but not limited to the Customs Canada detailed adjustment statements issued against Gen-X Equipment: (a) dated January 27, 1999, assessing duties in the amount of Cdn$303,548, GST in the amount of Cdn$233,650 together with interest in the amount of Cdn$72,416; and (b) dated March 1, 1999, assessing duties in the amount of Cdn$625,985, GST in the amount of Cdn$526,240 together with interest in the amount of Cdn$60,232.

    12.2.5 Any action, suit or claim by any of the Minority Shareholders (as defined in the Stock Purchase Agreement, dated May 12, 1998, by and among Global, DMJ, Salter, Finkelstein and certain other individuals and entities) or any of their respective shareholders, partners, directors, executives, officers, employees, agents, representatives, heirs, executors, administrators, personal representatives or assigns arising out of, caused by or based in whole or in part upon any act or omission of DMJ, Salter, Finkelstein, Gen-X Holdings or Gen-X Equipment, or any of their respective shareholders, partners, directors, executives, officers, employees, agents, representatives, heirs, executors, administrators, personal representatives or assigns.

    12.2.6 Amounts due to Just for Feet, Inc. resulting from purchases by any of the Gen-X Companies from Just for Feet, Inc. on or after August 1, 1999.

    12.2.7 Any action, suit or claim related to, arising out of or resulting from Gen-X Holdings' indebtedness to Ride, Inc. and its successors or assigns, pursuant to promissory notes in the original principal amounts of $977,624 and $1,022,376.

    12.2.8 Any action, suit or claim related to, arising out of or resulting from Gen-Holdings' indebtedness to Bert LaMar, Jerome F. Sheldon, Eric J. Sheldon and Jeffrey M. Sheldon and their respective heirs or assigns, pursuant to promissory notes in the original principal amounts of $113,889, $381,705, 293,094 and $211,302, respectively.

    12.2.9 Any action, suit or claim related to, arising out of or resulting from Gen-X Equipment's alleged infringement of HYI's EVEREST trademark.

  12.3. Indemnification Notice. With respect to each event, occurrence or matter ("Indemnification Matter") and with respect as to which Buyers, DMJ, Salter or Finkelstein on the one hand, or Global on the other hand (referred to as the "Indemnitee"), is entitled to indemnification from another party (referred to as the "Indemnitor") under this Section 12, within ten days after the Indemnitee receives any written documents underlying the Indemnification Matter, or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice").

  12.4. Defense of Indemnification Matters. If an Indemnification Matter involves a third party action, suit, claim or demand, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control of the litigation, defense or settlement of the Indemnification Matter (referred to as the "Defense"), except that:

    12.4.1 The Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense.

    12.4.2 If the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee's business or its relationship with any customer, supplier, employee, contractor, salesman, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense; provided that the Indemnitor shall continue to be obligated to indemnify the Indemnitee with respect thereto and shall be entitled to participate in the Defense at its expense and through counsel of its choice, provided further that Indemnitee shall not consent to any Judgment or agree to any settlement without Indemnitor's prior written consent.

    12.4.3 The Indemnitor shall not consent to any Judgment or agree to any settlement without the Indemnitee's prior written consent; provided that if the Indemnitee withholds its consent to any monetary Judgment or settlement that is acceptable to the Indemnitor, then (a) the Indemnitor's liability with respect to such Indemnification Matter shall be limited to such monetary amount, and (b) the Indemnitee shall be responsible for any additional costs reasonably incurred by the Indemnitor in connection therewith.

    12.4.4 If the Indemnitor does not promptly assume control over the Defense diligently and in good faith or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense; provided that the Indemnitor shall continue to be obligated to indemnify the Indemnitee with respect thereto, provided further that Indemnitee shall not consent to any Judgment or agree to any settlement without Indemnitor's prior written consent.

    12.4.5 In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including, but not limited to, furnishing all available documentary or other evidence as is reasonably requested by the other.

  12.5. Limits on Indemnification Matters and Global's Payment.

    12.5.1 Limits on Global's Payment. The amounts, if any, owed by Global to Buyers as Indemnitor pursuant to Section 12.1 ("Global's Payment"), shall be subject to the following:

      (A) Deductible. No amount shall be payable by Global to Buyers for Global's Payment, unless and until the aggregate amount of Global's Payment exceeds Fifty Thousand Dollars ($50,000), in which event Global shall pay such aggregate amount and all future amounts payable by Global under this Section 12.

      (B) Exceptions. The limitation in Sections 12.5.1(A) shall not apply in case of any Indemnification Matter or other adjustment involving fraud, willful misconduct or criminal matters.

      (C) Duration. With respect to any Indemnification Matter, Global shall have no liability unless Buyers give an Indemnification Notice in accordance with Section 12.3 within 12 months after the Closing Date, provided, however, that the limitation contained in this Section 12.5.1(C) shall not apply to any Indemnification Matter that arises from any failure or refusal by Global to satisfy or perform any covenant, term, obligation or condition of any of the Acquisition Agreements required to be satisfied or performed by Global after the Closing Date.

    12.5.2 Limits on Buyers' Indemnification. The amount, if any, owed by Buyers, DMJ, Salter and Finkelstein to Global as Indemnitor pursuant to
  Section 12.2 shall be subject to the following:

      (A) Deductible. No amount shall be payable by Buyers, DMJ, Salter and Finkelstein to Global under this Section 12, unless and until the aggregate amount otherwise payable by Buyers, DMJ, Salter and Finkelstein under this Section 12 exceeds Fifty Thousand Dollars ($50,000), in which event Buyers, DMJ, Salter and Finkelstein shall pay such aggregate amount and all future amounts payable by Buyers, DMJ, Salter and Finkelstein under this Section 12.

      (B) Exceptions. The limitation in Sections 12.5.2(A) shall not apply in case of any Indemnification Matter involving fraud, willful misconduct or criminal matters.

      (C) Duration. With respect to any Indemnification Matter, Buyers shall have no liability unless Global gives an Indemnification Notice in accordance with Section 12.3 within 12 months after the Closing Date, provided, however, that the limitation contained in this Section 12.5.2(C) shall not apply to any Indemnification Matter that arises from any failure or refusal by Buyers, DMJ, Salter or Finkelstein to satisfy or perform any covenant, term, obligation or condition of any of the Acquisition Agreements that is required to be satisfied or performed after the Closing Date or that arises under Section 12.2.3.

    12.5.3 If Global is obligated to pay Buyers any amounts under Section
  12.1 after taking into account the application of the limitations contained in Section 12.5.1(A), then any such amount payable by Global to Buyers shall be reduced by any amounts Buyers would have been required to pay to Global under Section 12.5.2 but for the application of the limitations contained in Section 12.5.2(A). If Buyers, DMJ, Salter or Finkelstein is obligated to pay Global any amounts under Section 12.2 after taking into account the limitations contained in Section 12.5.2(A), then any such amounts payable by Buyers to Global shall be reduced by any amounts Global would have been required to pay to Buyers under Sections 12.1 but for the application of the limitations contained in Section 12.5.1(A).

  12.6. Indemnification Payment and Buyers' Payment. All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within twenty (20) days after a final settlement or agreement as to the amount owed is reached, or after a final Judgment (without further right of appeal) determining the amount owed is rendered. Any amount paid under this Section 12 is intended by all parties and shall be considered to be and treated as an adjustment to the Purchase Price.

  12.7. Setoff and Holdback. In addition to all other rights and remedies that the Indemnitee may have, the Indemnitee shall have the right to setoff, against any monies due to the Indemnitor (whether under this Agreement or otherwise), any sums for which the Indemnitee is entitled to indemnification under this Section 12 or any other sums which the Indemnitor may owe to the Indemnitee (whether under this Agreement or otherwise). The Indemnitee's rights to indemnification under this Section 12 shall under no circumstances be in any manner limited by this right of setoff. If any Indemnification Matters are pending at the time the Indemnitee is required to make any payment to the Indemnitor (whether under this Agreement or otherwise), then the Indemnitee shall pay the total amount for which the Indemnitor may become liable as a result thereof, determined by the Indemnitee reasonably and in good faith, to Borden & Elliot, as escrow agent, to be held by such escrow agent pursuant to the escrow agreement (the "Escrow Agreement") attached hereto as Exhibit "S", until final determination of such Indemnification Matter, and shall pay the balance, if any, of such payment to the Indemnitor.

13. TERMINATION

  13.1. Termination. This Agreement, and the transactions contemplated hereby, may be terminated at any time before Closing in accordance with any of the following methods:

    13.1.1 By the mutual written consent of Global and Buyers.

    13.1.2 By written notice from Global to Buyers, or from Buyers to Global, if the Closing does not occur on or before May 31, 2000 for any reason other than a breach of this Agreement by the party giving such notice.

    13.1.3 By written notice from Buyers to Global, if it becomes certain, for all practical purposes, that any of the conditions to the Closing Obligations of Buyers, DMJ, Salter or Finkelstein cannot be satisfied for a reason other than Buyers', Salter's or Finkelstein's breach of this Agreement, and Buyers are not willing to waive the satisfaction of such condition.

    13.1.4 By written notice from Global to Buyers if it becomes certain, for all practical purposes, that any of the conditions to the Closing Obligations of Global cannot be satisfied for a reason other than Global=s breach of this Agreement, and Global is not willing to waive the satisfaction of such condition.

    13.1.5 By written notice from Buyers to Global if Global breaches any of its representations, warranties, covenants or agreements contained in this Agreement.

    13.1.6 By written notice from Global to Buyers if Buyers, DMJ, Salter or Finkelstein breaches any of its representations, warranties, covenants or agreements contained in this Agreement.

    13.1.7 By written notice from Global to Buyers if Global receives an offer from a third party to acquire Gen-X Holdings and Gen-X Equipment and the board of directors of Global determines, in good faith, that its fiduciary duties under applicable Law require Global to accept such offer.

  13.2. Effect of Termination. Upon termination of this Agreement pursuant to
Section 13.1, this Agreement shall forthwith have no further force or effect, and there shall be no liability on the part of any party hereto; provided, however, that (i) this Section 13.2 and Section 14 (other than Section 14.7), shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any breach of this Agreement prior to such termination; further provided, however, that if Global terminates this Agreement pursuant to
Section 13.1.7, and neither Buyers, DMJ, Salter nor Finkelstein is in breach of the Agreement, then Global shall pay to DMJ, within five business days after the termination of this Agreement, a nonrefundable fee in the amount of $1.5 million.

14. OTHER PROVISIONS

  14.1. Confidentiality. During the period from the date of this Agreement to the Closing Date, (a) each of the parties shall maintain the confidentiality of all confidential information which is disclosed to them in connection with this Agreement, and (b) none of the parties will discuss the existence or nature of this Agreement or the transaction contemplated hereby with any of the other parties= customers, prospects, suppliers, employees, contractors, salesmen, agents or representatives. If this Agreement is terminated in accordance with Section 13, then each party shall promptly return all confidential information and materials of the other parties, and the provisions of the foregoing sentence shall survive such termination indefinitely.

  14.2. Publicity. All voluntary public announcements concerning the transactions contemplated by this Agreement shall be mutually acceptable to both Global and Buyers. Unless required by Law, neither Global, on the one hand, nor Buyers, DMJ, Salter or Finkelstein, on the other hand, shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of Global or Buyers, respectively. With respect to any announcement that any of the parties is required by Law to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other parties before issuing the announcement.

  14.3. Expenses. Global shall pay all of the fees and expenses incurred by it in negotiating and preparing the Acquisition Agreements and in consummating the transactions contemplated by the Acquisition Agreements. The Gen-X Companies shall pay all of the fees and expenses incurred by Buyers, DMJ, Salter and Finkelstein in negotiating and preparing the Acquisition Agreements and in consummating the transactions contemplated by the Acquisition Agreements. Notwithstanding the foregoing, Buyers, DMJ, Salter and Finkelstein (and not the Gen-X Companies) shall pay all of the fees and expenses incurred by Buyers, DMJ, Salter and Finkelstein in negotiating and preparing the Acquisition Agreements and in consummating the transactions contemplated by the Acquisition Agreements if this Agreement, and the transactions contemplated hereby, are terminated pursuant to Section 13.1.6 of this Agreement.

  14.4. Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page or the signature pages of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. A copy of each notice to Buyers, DMJ, Salter or Finkelstein shall be simultaneously sent to Borden & Elliot, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y4, Canada, Attn: Daniel F. Hirsh. A copy of each notice to Global shall be simultaneously sent to: Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103, Attn: Francis E. Dehel, Esquire. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 14.4, except that any such change of address notice shall not be effective unless and until received.


  14.5. Amendment. This Agreement may be amended, modified or supplemented by the parties hereto, provided that any such amendment, modification or supplement shall be in writing and signed by Global, and Buyers, DMJ, Salter and Finkelstein.

  14.6. Waivers. No waiver with respect to this Agreement shall be enforceable against Global unless in writing and signed by Global. No waiver with respect to this Agreement shall be enforceable against Buyers, DMJ, Salter and/or Finkelstein unless in writing and signed by Buyers, DMJ, Salter and/or Finkelstein, as the case will be. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

  14.7. Survival of Representations. Survival of Representations. All representations, warranties and covenants made in or pursuant to this Agreement shall survive the date hereof, the Closing Date and the consummation of the transactions contemplated hereby and thereby.

  14.8. Entire Understanding. Entire Understanding. The Acquisition Agreements, together with the Exhibits and Schedules hereto and thereto, state the entire understanding among the parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof and thereof.

  14.9. Parties in Interest. Parties in Interest. This Agreement shall bind, benefit, and be enforceable by and against each party hereto and its successors and assigns. Global shall not in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of Buyers, and neither Buyers, DMJ, Salter nor Finkelstein shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of Global.

  14.10. Severability. I Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

  14.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof; provided, however, that if acceptable to Global, Buyers, DMJ, Salter and Finkelstein, the Closing may be effected by facsimile transmission of executed copies of the signature pages to this Agreement delivered at the Closing and by sending original copies of signature pages to this Agreement delivered at the Closing by reputable overnight delivery service, postage or delivery charges prepaid, for delivery to the parties at their addresses stated on the first page or signature pages of this Agreement by the third business day following the Closing Date.

  14.12. Section Headings. The section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

  14.13. References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, (i) the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection hereof, and (ii) the word "including" shall mean including but not limited to.

  14.14. CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.


  14.15. Jurisdiction and Process. Each of the parties (a) irrevocably consents to the exclusive jurisdiction of the Courts of Common Pleas of Montgomery County, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania, in any and all actions between or among any of the parties, whether arising hereunder or otherwise, (b) irrevocably waives its right to trial by jury in any such action, and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 14.4. In any and all actions between or among any of the parties, whether arising hereunder or otherwise, the prevailing party or parties shall be entitled to recover their reasonable attorneys= fees and legal expenses from the other party or parties.

14.16. No Third Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the parties hereto.

14.17. Construction. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of the Acquisition Agreements or any other agreements or documents delivered in connection with the transactions contemplated by the Acquisition Agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have executed, or have caused this Agreement to be executed on their behalf by their duly authorized officers, as of the date first stated above.

GLOBAL SPORTS, INC.                           DMJ FINANCIAL, INC.
By: /s/ Michael G. Rubin                      By: /s/ Kenneth J. Finkelstein
  -------------------------------------------------------
                                              -------------------------------
  Name: Michael G. Rubin                      Name:
  Title: Chairman and CEO                     Title:
GEN-X ACQUISITION (U.S.), INC.                GEN-X ACQUISITION (CANADA) INC.
By: /s/ James J. Salter                       By: /s/ James J. Salter
  -------------------------------------------------------
                                              -------------------------------
  Name:                                       Name:
  Title:                                      Title:
/s/ Kenneth J. Finkelstein                    /s/ James J. Salter
------------------------------------------------------------
                                           ----------------------------------
KENNETH J. FINKELSTEIN                        JAMES J. SALTER

                                                                 March 12, 2000

Board of Directors
Global Sports, Inc.
1075 First Avenue
King of Prussia, PA 19406

Gentlemen:

  Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to Global Sports, Inc. ("Global Sports") in connection with the proposed sale of Gen-X Holdings Inc., Gen-X Equipment Inc. and the off-price division of KPR Sports International, Inc. (collectively, the "Company") pursuant to an acquisition agreement dated September 24, 1999, as amended (the "Acquisition Agreement") between (i) Global Sports and (ii) Gen-X Acquisition
(US), Inc., Gen-X Acquisition (Canada) Inc., and DMJ Financial Inc., entities controlled by James Salter and Kenneth Finkelstein, (collectively, the "Buyer"), which provides, among other things, for the acquisition of the Company by the Buyer (the "Transaction"). As set forth more fully in the Acquisition Agreement, as a result of the Transaction, the Buyer will purchase the Company for aggregate consideration (the "Consideration") of $17.2 million payable in the form of (i) $13.2 million in cash, and (ii) $4.0 million through the assumption of certain liabilities owing from Global Sports to DMJ Financial, Inc. The terms and conditions of the Transaction are more fully set forth in the Acquisition Agreement.

  You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness, from a financial point of view, to Global Sports of the Consideration to be received by Global Sports for the Company in connection with the Transaction.

  In connection with Deutsche Bank's role as financial advisor to Global Sports, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning the Company and certain internal analyses and other information furnished to it by the Company and Global Sports. Deutsche Bank has also held discussions with members of the senior managements of the Company and Global Sports regarding the business and prospects of the Company. In addition, Deutsche Bank has (i) reviewed the financial performance of the Company, (ii) reviewed the financial terms of certain recent acquisitions which it deemed comparable in whole or in part,
(iii) reviewed the terms of the Acquisition Agreement and certain related documents, and (iv) performed such other studies and analyses and considered such other factors as it deemed appropriate. We found no publicly-traded companies that are comparable to the Company. Accordingly, we were unable to value the Company based upon comparable market valuations. In addition, based upon the nature of the Company's business, management of the Company and Global Sports believes it is impractical to produce financial projections; consequently, we were unable to perform a discounted cash flow valuation analysis or leveraged buyout valuation analysis.

  Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information or forecasts considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

  For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of Global Sports, the Company and the Buyer contained in the Acquisition Agreement are true and correct and that Global Sports, the Company and the Buyer will each perform all of the covenants and agreements to be performed by it under the Acquisition Agreement and all conditions to the obligations of each of Global Sports and the Buyer to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which Global Sports is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Global Sports.

  This opinion is addressed to, and for the use and benefit of, the Board of Directors of Global Sports and is not a recommendation to the stockholders of Global Sports to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Global Sports of the Consideration to be received by Global Sports for the Company in connection with the Transaction, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by Global Sports to engage in the Transaction.

  Deutsche Bank will be paid a fee for its services as financial advisor to Global Sports in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Global Sports or its affiliates for which it has received compensation, including representing Global Sports as exclusive sale agent in its divestiture of its branded footwear business. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Global Sports for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

  Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that the Consideration to be received by Global Sports for the Company in connection with the Transaction is fair, from a financial point of view, to Global Sports.

                                          Very truly yours,

                                          DEUTSCHE BANK SECURITIES INC.

                           INDEMNIFICATION AGREEMENT

                                                                     APPENDIX C

Parties:
    GLOBAL SPORTS, INC.,
    a Delaware corporation (the "Company")
    555 South Henderson Road
    King of Prussia, PA 19406


    ________________ ("Indemnitee")
    ___________________
    ___________________

Date:

Background: The Company and Indemnitee recognize that in the present business environment, officers and directors of public companies are subject to the risk of expensive corporate and other litigation. Indemnitee does not regard the current protection provided by the Company as adequate given the present circumstances and Indemnitee and other officers and directors of the Company may not be willing to serve as officers and directors without adequate protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee to serve as officers and/or directors of the Company and to indemnify its officers and/or directors so as to provide them with the maximum protection permitted by law.

  INTENDING T0 BE LEGALLY BOUND, and in consideration of the mutual agreements stated below and other good and valuable consideration, the Company and Indemnitee agree as follows:

  1. Indemnification.

  (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) (i) by reason of the fact that Indemnitee is or was a director, officer, employee, attorney, or agent of the Company, or any subsidiary of the Company, (ii) by reason of any action or inaction on the part of Indemnitee while an officer, director, employee, attorney or agent, or
(iii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved pursuant to Section 2(f) hereof) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

  (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor (i) by reason of the fact that Indemnitee is or was a director, officer, employee, attorney or agent of the Company, or any subsidiary of the Company, (ii) by reason of any action or inaction on the part of Indemnitee while an officer, director, employee, attorney or agent, or
(iii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, attorney or agent of another corporation, partnership, joint venture, trust or other enterprise in each case against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved pursuant to Section 2(f) hereof) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

  (c) Mandatory Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) and 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith. For purposes of this Section 1(c), the term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal or dismissal (with or without prejudice) of any claim, action, suit or proceeding against Indemnitee without any express finding of liability or guilt against him, or (ii) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

  2. Expenses and Indemnification Procedure.

  (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in
Section 1(a) or (b) hereof. For purposes of any advancement hereunder, the Indemnitee shall be deemed to have acted (i) in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or procedure, to have had no reasonable cause to believe his conduct was unlawful, if under either
(i) or (ii), his action is based on the records or books of account of the Company, or the records or books of account of another corporation, partnership, joint venture, trust or another enterprise (collectively, the "other enterprises"), including financial statements, or on information supplied to him by the officers of the Company or other enterprises in the course of their duties, or on the advice of legal counsel for the Company or other enterprises or on information or records given or reports made to the Company or other enterprises by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprises. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee no later than forty-five (45) days following delivery of a written request therefor by Indemnitee to the Company.

  (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed as provided in Section 14. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

  (c) Procedure. Any indemnification and advances provided for in Section 1 hereof and this Section 2 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification is not paid in full by the Company within forty-five (45) days after written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 hereof, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

  (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

  (e) Selection of Counsel. If the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

  (f) Settlements. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

  (g) Change In Control. If, at any time subsequent to the date of this Agreement, continuing directors do not constitute a majority of the members of the Board of Directors, or there is otherwise a change in control of the Company (as contemplated by Item 403(c) of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), then upon the request of Indemnitee, the Company shall cause the determination of indemnification and advances required by Section 2 hereof to be made by a third- party (mutually agreed upon by the parties). The fees and expenses incurred by the third party in making the determination of indemnification and advances shall be borne solely by the Company. If such third party is unwilling and/or unable to make the determination of indemnification and advances, then the Company shall cause the indemnification and advances to be made by a majority vote or consent of a Board committee consisting solely of continuing directors. For purposes of this Agreement, a "continuing director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then-continuing directors.

  3. Additional Indemnification Rights.

  (a) Scope. Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties' rights and obligations hereunder.

  (b) Non-exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Company's Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

  4. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of other enterprises) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee or agent of the Company, or serving in any other capacity referred to herein.

  5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

  6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

  7. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is not a director of the Company but is an officer, or one of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a parent of subsidiary of the Company.

  8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

  9. Exceptions. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

  (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement, the Company's Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law or any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specified cases if the Board of Directors finds it to be appropriate;

  (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

  (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company or other enterprises; or

  (d) Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

  10. Construction of Certain Phrases.

  (a) Company. For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that if Indemnitee is or was a director, officer, employee, attorney or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, attorney or agent of other enterprises, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

  (b) Other Definitions. For purposes of this Agreement, references to "other enterprises"shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, attorney or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

  11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

  12. Entire Understanding. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous, oral or written, express or implied, agreements and understandings.

  13. Attorneys' Fees. If any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

  14. Notice. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (iii) one business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Either party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other party in accordance with this Section 14, provided that any such change of address notice shall not be effective unless and until received.

  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws (and not the choice of laws rules) of the State of Delaware applicable to contracts made and to be performed entirely therein. Each of the parties irrevocably consents to service of process by certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance herewith. Each of the parties irrevocably consents to the jurisdiction of the state courts in Delaware and the federal courts in Delaware in any and all actions between the parties arising hereunder.

  16. Amendment and Waiver. This Agreement shall not be amended, modified or terminated unless in writing and signed by Indemnitee and a duly authorized representative of Company other than Indemnitee. No waiver with respect to this Agreement shall be enforceable unless in writing and signed by the parties against which enforcement is sought (which, in the case of the Company, must be a duly authorized representative of the Company other than Indemnitee). Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence by construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

  17. Section Headings. Any headings preceding the text of any of the Sections or Subsections of this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, meaning, or effect.

  18. Definitions. As used herein, the term "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, government body, administrative agency, regulatory authority or other entity of any nature.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GLOBAL SPORTS, INC.

By: ___________________________       ____________________________
   Name:                             INDEMNITEE
   Title:

                              GLOBAL SPORTS, INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                            Adopted March 12, 2000
                 Approved by the Stockholders on       , 2000
                        Effective Date: March 12, 2000

1. Purpose.

  (a) The purpose of this 2000 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Global Sports, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

  (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

  (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

  (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2. Administration.

  (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee as provided in subparagraph 2(c). Whether or not the Board has delegated administration the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

    (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

    (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

    (iv) To amend the Plan as provided in paragraph 13.

    (v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

  (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. Shares Subject to the Plan.

  (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the shares of the Company's common stock (the "Common Stock") that may be sold pursuant to rights granted under the Plan shall not exceed four hundred thousand (400,000) shares Common Stock. If any right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such right shall again become available for the Plan.

  (b) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, on the date of each annual meeting of the stockholders of the Company, commencing in 2001, the aggregate number of shares of Common Stock specified in subparagraph 3(a) above shall be increased by the lesser of
(1) fifty thousand (50,000) shares or (2) such fewer number of shares determined by the Board. Notwithstanding the foregoing, the automatic share reserve increases, provided in this subparagraph 3(b), in the aggregate shall not exceed five hundred thousand (500,000) shares.

  (c) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Grant of Rights; Offering.

  (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

  (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5. Eligibility.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two
(2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for more than twenty (20) hours per week and more than five (5) months per calendar year.

  (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

    (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

    (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

    (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

  (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

  (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

  (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Rights; Purchase Price.

  (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding twenty percent (20%) of such employee's Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (each of which is hereinafter referred to as a "Purchase Date") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

  (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

  (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

    (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

    (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7. Participation; Withdrawal; Termination.

  (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

  (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's right to acquire Common Stock under that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

  (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

  (d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant's lifetime, shall be exercisable only by such participant.

8. Exercise.

  (a) On each Purchase Date specified in the relevant Offering, each participant's accumulated payroll deductions and any other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

  (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised then all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9. Covenants of the Company.

  (a) During the terms of the rights granted under the Plan, the Company shall at all times make reasonable efforts to keep available the number of shares of stock required to satisfy such rights, provided that this section shall not require the Company to take any action that would result in adverse tax, accounting or financial consequences to the Company.

  (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. Use of Proceeds from Stock.

  Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. Rights as a Stockholder.

  A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12. Adjustments upon Changes in Stock.

  (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

  (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as determined by the Board in its sole discretion, (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13. Amendment of the Plan.

  (a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

  (b) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

  (c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. Designation of Beneficiary.

  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

  (b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Termination or Suspension of the Plan.

  (a) The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. Effective Date of Plan.

  The Plan shall become effective on March 12, 2000 (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

                              GLOBAL SPORTS, INC.
                Annual Meeting of Shareholders -- May 25, 2000
                SOLICITED ON BEHALF OF THE COMPANY AND APPROVED
                           BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael G. Rubin and Kenneth J. Adelberg to act as attorneys and proxies for the undersigned, with full powers of substitution, to appear at the Annual Meeting of Shareholders of Global Sports, Inc. (the "Company") to be held on the 25th day of May, 2000 at the Downtown Club, 620 Chestnut Street, Philadelphia Pennsylvania 19106 and at any postponement or adjournment thereof, and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side of this card.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT, "FOR" APPROVAL OF THE OFF-PRICE AND ACTION SPORTS SALE, "FOR" APPROVAL OF THE INDEMNIFICATION AGREEMENTS, "FOR" APPROVAL
OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN AND "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 EQUITY INCENTIVE PLAN. A MAJORITY OF THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice or revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     Receipt of the Notice of the Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                  (Continued and to be SIGNED on Reverse Side)

[X] Please mark your
    votes as in this                         DO NOT PRINT IN
    example using                               THIS AREA
    dark ink only

--------------------------------------------------------------------------------

                          FOR
                     the nominees               WITHHOLD
                 listed below (except           AUTHORITY
                  as indicated below)   to vote for all nominees
1. To elect seven         [_]                      [_]       The Board of Directors recommends a vote "FOR"
   directors, each to                                         election of all nominees for director, "FOR"
   hold office for one-                                     approval of the Off-Price and Action Sports Sale,
   year terms and until                                          "FOR" approval of the indemnification
   their successors                                               Agreements, "FOR" approval of the
   are elected and                                            Company's 2000 Employee Stock Purchase Plan
   qualified.                                                  and "FOR" approval of the amendment to the
                                                                       1996 Equity Incentive Plan.

Nominees: Michael G. Rubin, Kenneth J. Adelberg, Harvey Lamm, Jeffrey R. Rayport, Charles R. Lax,
Ronald D. Fisher and Mark S. Menell.
(Instruction: To withhold a authority to vote for any nominee write that nominee's name in this space:
-----------------------------------------------------------------------------------------------------------------


                                                           DO NOT PRINT
                                                           IN THIS AREA


-----------------------------------------------------------------------------------------------------------------

                                                                          Date:                          , 2000
-----------------------------------------------------------------               -------------------------
                  (Signature(s) of Shareholder(s))                               (Please date this proxy)
Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                                                         FOR      AGAINST     ABSTAIN
2. To approve (1) the Acquisition                                        [_]        [_]         [_]
   Agreement, dated September 24,
   1999, as amended, among the
   Company, Gen-X Acquisition (U.S.),
   Inc., Gen-X Acquisition (Canada) Inc.,
   DMJ Financial, Inc., James J. Salter
   and Kenneth J. Finkelstein (a copy of
   the Acquisition Agreement is attached
   as Appendix A to the accompanying
   Proxy Statement) relating to the sale
   of the Company's Off-Price and Action
   Sports Division, including the sale of
   all of the issued and outstanding capi-
   tal stock of the Company's wholly-
   owned subsidiaries Gen-X Holdings
   Inc. and Gen-X Equipment Inc., and (8)
   the sale of the Company's Off-Price
   and Action Sports Division.

3. To approve indemnification                                            [_]        [_]         [_]
   Agreements to be entered into with the
   Company's directors and certain of its
   officers.

4. To approve the Company's 2000                                         [_]        [_]         [_]
   Employee Stock Purchase Plan.

5. To approve an amendment to the Company's                              [_]        [_]         [_]
   1996 Equity Incentive Plan to increase
   the number of shares of Common Stock
   issuable thereunder from 3,000,000 shares
   to 4,500,000 shares.